Filed Pursuant to Rule 424(b)(5)
Registration No. 333-299064

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 22, 2026)

Senior Medium-Term Notes, Series C

Subordinated Medium-Term Notes, Series D

Due 9 Months or More from Date of Issue

We may use this prospectus supplement to offer our senior medium-term notes, Series C, and subordinated medium-term notes, Series D, from time to time. The specific terms of each note offered will be included in a pricing supplement. Unless the applicable pricing supplement specifies otherwise, the notes will have the following general terms:

•	Unsecured

•	Ranking as our senior or subordinated indebtedness

•	Stated maturities of nine months or more from date of issue

•	Redemption and/or repayment provisions, whether mandatory, at our option, at the option of the holders or none at all

•	Payments in U.S. dollars or one or more foreign currencies

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Book-entry (through The Depository Trust Company (“DTC”) and its participants, including Euroclear Bank, SA/NV, or its successor, as operator of the EuroClear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”)), or certificated form

•	Interest payments on fixed rate notes on a semiannual basis

•	Interest payments on floating rate notes on a monthly, quarterly, semiannual or annual basis

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Interest at fixed or floating interest rates or as zero-coupon notes without periodic interest payments. We may base the floating interest rate on one or more of the following base rates plus or minus a spread and/or multiplied by a spread multiplier, or such other interest basis or interest rate formula as we may specify in the applicable pricing supplement:

•	Canadian Overnight Repo Rate Average (“CORRA”)

•	Constant Maturity Treasury Rate (“CMT Rate”)

•	Euro Interbank Offered Rate (“EURIBOR”)

•	Sterling Overnight Index Average Rate (“SONIA”)

•	Secured Overnight Financing Rate (“SOFR”)

•	Treasury Rate

•	any other rate specified in the applicable pricing supplement, which may be a new rate not referenced above or an alternative formulation of any of the rates referenced above.

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Each fixed rate reset note will bear interest from, and including, its original issue date to, but excluding, the first “reset date” specified in the applicable pricing supplement, at the rate per annum specified to be the “initial interest rate” in the applicable pricing supplement, and then reset that fixed rate at specified intervals for the remainder of their term as set forth in the applicable pricing supplement. Interest on fixed rate reset notes will be reset to a fixed rate determined by reference to a reset reference rate, adjusted by a spread or a spread multiplier, or both, in each case as specified in the applicable pricing supplement.

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Fixed rate/floating rate notes will bear interest at a specified fixed rate for a specified portion of their term and then bear interest at a floating rate for the remainder of their term as set forth in the applicable pricing supplement. Interest on fixed rate/floating rate notes will bear a floating rate of interest during the floating rate period determined by reference to one or more of the base rates, adjusted by a spread or a spread multiplier, or both, in each case as specified in the applicable pricing supplement.

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The notes may be issued at a discount or premium from the principal amount payable at maturity and may constitute original issue discount notes. We will specify the final terms for each note in the applicable pricing supplement, which may be different from the terms described in this prospectus supplement.

Investing in the notes involves risk. See “Risk Factors” beginning on page S-7 in this prospectus supplement for certain information relevant to an investment in the notes, and the discussion of risk factors contained in our annual, quarterly and current reports filed with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

The notes are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency.

None of the SEC, any state securities commission, the New York State Department of Financial Services or the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) or any other governmental agency has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus supplement, the accompanying prospectus or any pricing supplement. Any representation to the contrary is a criminal offense.

There is no established trading market for the notes, and there is no assurance that a secondary market for the notes will develop. Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of any issue of notes on a securities exchange.

We may sell the notes to the agents listed below or to other agents named in the applicable pricing supplements (the “Agents”) as principals for resale at varying or fixed offering prices or through the Agents, as agents, using their reasonable best efforts on our behalf. We may also sell notes directly to investors on our own behalf or appoint other Agents. If we use Agents, commissions or discounts payable in respect of sales of notes will be specified in the applicable pricing supplement.

Our affiliate, M&T Securities, Inc., may participate in sales of the notes. Any offering of the notes in which M&T Securities, Inc. participates will be conducted in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 5121. See “Plan of Distribution (Conflicts of Interest).”

Arranger

RBC Capital Markets

Other Agents

Academy Securities	AmeriVet Securities	Barclays	Blaylock Van, LLC

BofA Securities	Citigroup	Deutsche Bank Securities	Drexel Hamilton

Goldman Sachs & Co. LLC	HSBC	Jefferies	J.P. Morgan

Keefe, Bruyette & Woods	Loop Capital Markets	Morgan Stanley	M&T Securities
A Stifel Company

Piper Sandler	R. Seelaus & Co., LLC	Ramirez & Co., Inc.	Raymond James

Siebert Williams Shank		TD Securities

UBS Investment Bank		Wells Fargo Securities

September 22, 2026

We have not, and the Agents and their affiliates have not, authorized any other person to provide you with different or additional information or to make any representation not contained in this prospectus supplement, the accompanying prospectus, any pricing supplement and any free writing prospectus that we may authorize. We do not, and the Agents and their affiliates do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. We are not, and the Agents are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in or incorporated by reference in this prospectus supplement, the accompanying prospectus, any pricing supplement, any free writing prospectus that we may authorize, and the documents incorporated by reference herein and therein, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since such dates.

This prospectus supplement, the accompanying prospectus, any pricing supplement, any free writing prospectus that we may authorize and the documents incorporated by reference herein and therein should be read together. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “M&T,” “we,” “us,” “or” or similar references mean M&T Bank Corporation, and not any of its consolidated subsidiaries, unless otherwise specified or as the context otherwise requires.

References in this prospectus supplement and the attached prospectus to “$” and “U.S. dollars” are to the currency of the United States. References to “€” and “euro” in this prospectus supplement and the attached prospectus are to the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. References in this prospectus supplement and the attached prospectus to “Canadian dollars” are to the currency of Canada.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement sets forth certain terms of the notes that we may offer, and it supplements the general information contained in the accompanying prospectus. This prospectus supplement supersedes the accompanying prospectus to the extent that it contains information which differs from the information in the accompanying prospectus.

Each time we issue notes, we will provide a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes that we are offering and the terms of the offering. The pricing supplement will supersede this prospectus supplement and the accompanying prospectus to the extent that it contains information which differs from the information contained in this prospectus supplement or the accompanying prospectus.

In making your investment decision, it is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus, the applicable pricing supplement, any free writing prospectus that we may authorize, and the documents incorporated by reference herein and therein. You should also read and consider the information contained in the documents identified under the heading “Where You Can Find More Information” in the accompanying prospectus.

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SUMMARY

This section summarizes the legal and financial terms of the notes that are described in more detail in “Description of Notes” beginning on page S-37. Final terms of any particular notes will be determined at the time of sale and will be contained in the pricing supplement relating to those notes. The terms in that pricing supplement may vary from and supersede the terms contained in this summary and in “Description of Notes.” This summary is not complete and does not contain all the information that you should consider before investing in the notes. You should read the applicable pricing supplement, this entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein carefully, especially the risks of investing in the notes set forth under the caption “Risk Factors” beginning on page S-7, to determine whether an investment in the notes is appropriate for you.

Issuer	M&T Bank Corporation

Description	Senior Medium-Term Notes, Series C, and Subordinated Medium-Term Notes, Series D.

Amount	We may issue an unspecified amount of notes in multiple tranches in connection with these series. The notes will not contain any limitations on our ability to issue additional indebtedness with terms similar to the notes or otherwise.

Denominations	Unless otherwise stated in the applicable pricing supplement, the minimum denomination of the notes will be $2,000 and any larger amount that is a whole multiple of $1,000.

Notes (including notes denominated in pounds sterling) in respect of which the issue proceeds are to be accepted in the United Kingdom and which have a maturity of less than one year shall have a minimum denomination and redemption value of £100,000 (or if the notes are denominated in a currency other than pounds sterling, as specified in the applicable pricing supplement, at least the equivalent thereof in such currency using the spot rate as of the date of issue).

Ranking	The Series C notes will rank equally with all of our other unsecured and unsubordinated indebtedness that is not accorded a priority under applicable law. The Series D notes will be subordinated in right of payment to the prior payment in full of our senior indebtedness and, in certain insolvency events, other financial obligations as defined and described in the indenture for the notes. See “Description of Notes General.”

Maturity	Unless otherwise specified in the applicable pricing supplement, each Series C note will mature on a stated maturity date nine months or more from its date of issue and each Series D note will mature on a stated maturity date five years or more from its date of issue.

Interest

Each fixed rate note and floating rate note will bear interest from its issue date at a fixed or floating interest rate, respectively, as specified in the applicable pricing supplement. Each fixed rate reset note will bear interest from, and including, its original issue date to, but excluding, the first “reset date” specified in the applicable pricing supplement, at the rate per annum specified to be the “initial interest rate” in the applicable pricing supplement. The interest rate on any fixed rate reset note will reset at a fixed rate on the applicable first reset date and on any applicable subsequent reset date(s) specified in the applicable pricing supplement. Each fixed rate/floating rate note will bear interest from, and including, its original issue date to, but excluding the commencement of the “floating rate period” specified in the applicable pricing supplement, at the rate per annum specified to be the “initial interest rate” in the applicable pricing supplement. The interest rate on any fixed rate/floating note will bear interest at a floating rate during the applicable floating rate period specified in the applicable pricing supplement. Notes may also be issued as zero-coupon notes without cash interest. We may base the floating interest rate on one or more of the following indices or base rates, plus or minus an applicable spread and/or multiplied by a spread multiplier, or such other interest basis or interest rate formula as we may specify in the applicable pricing supplement: CORRA, the CMT Rate, EURIBOR, SONIA, Compounded SOFR, Compounded SOFR Index, the Treasury Rate, or another negotiated interest rate basis or formula. The interest rate to which any fixed rate reset note resets on the first reset date and any applicable subsequent reset date(s) will be a fixed rate determined by reference to the reset reference rate adjusted by the applicable spread, if any, and/or spread multiplier, if any, each as specified in the applicable pricing supplement. Interest on each note will be payable either monthly, quarterly, semiannually or annually on each specified interest payment date and on the stated maturity date. Accrued interest will also be paid on the date of redemption or repayment if a note is redeemed or repurchased prior to its stated maturity in accordance with its terms.

Principal	The principal amount of each note will be payable on its stated maturity date (which is referred to as the “maturity date” with respect to such note hereinafter) or, if applicable, upon earlier redemption or repayment at the corporate trust office of the paying agent or at any other place we may designate.

Redemption and Repayment	We will indicate in the applicable pricing supplement for a note whether we will have the option to redeem the note before its maturity date and the price or prices at which, and date or dates on which, redemption may occur. The pricing supplement relating to a note will also indicate whether you will have the option to elect repayment by us prior to the maturity date and the price and the date or dates on which repayment may occur.

Book Entry	We expect that we will issue notes in book-entry form only and will clear through DTC and its participants, including Euroclear and Clearstream. We may also issue notes through another clearing system, as described in the applicable pricing supplement. We may, but do not intend to, issue notes in certificated form.

Paying Agent	The paying agent for the notes is The Bank of New York Mellon, unless otherwise stated in the applicable pricing supplement.

Trustee	The trustee for the notes is The Bank of New York Mellon.

Use of Proceeds	Except as may be described otherwise in a pricing supplement, we will use the net proceeds from the sale of the notes for general corporate purposes, including investments in and advances to our bank and nonbank subsidiaries, reduction of outstanding borrowings or indebtedness, short and long-term investments and financing possible future acquisitions including, without limitation, the acquisition of banking and nonbanking companies and financial assets and liabilities. All or a portion of the net proceeds from the sale of notes may also be used to finance, in whole or in part, our repurchase of common shares pursuant to any share repurchase program, and additional securities repurchases undertaken from time to time. The precise amounts and timing of the application of proceeds will vary with liquidity and funding requirements.

Risk Factors	See “Risk Factors” in this prospectus supplement and the other information in the applicable pricing supplement, this prospectus supplement, the accompanying prospectus and our reports incorporated by reference herein and therein for a discussion of factors you should carefully consider before deciding to invest in the notes.

The principal executive office and mailing address of M&T Bank Corporation is One M&T Plaza, 5th Floor, Buffalo, New York 14203. Our telephone number is (716) 842-5390.

RISK FACTORS SUMMARY

Your investment in the notes will involve certain risks. Set forth below is a summary of the risks associated with an investment in the notes that are discussed in more detail in this prospectus supplement under “Risk Factors” below.

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The notes are unsecured and effectively subordinated to any of our secured debt, which makes the claims of any holders of our secured debt senior to the claims of holders of the notes to the extent of value of the assets securing such secured debt.

•	The notes are structurally subordinated to debt of our subsidiaries, and payments related to the notes will be dependent upon our subsidiaries.

•	Holders of the notes could be at greater risk for being structurally subordinated if we sell or convey all or substantially all of our assets to one or more of our majority-owned subsidiaries.

•	The indentures include only limited restrictive covenants and no financial covenants.

•	The notes are not deposits and are not insured or guaranteed by any governmental agency or any other person.

•	You may not be able to sell your notes if an active trading market for the notes does not develop.

•	There are potential conflicts of interest between investors in the notes and us or our affiliates, including the calculation agent.

•	If you purchase redeemable notes, we may choose to redeem the notes when prevailing interest rates are relatively low, and you will be exposed to reinvestment risks.

•	Our financial performance and other factors could adversely impact our ability to make payments on the notes.

•	The trading value of the notes will depend on a number of factors and may be less than the purchase price of the notes.

•	Changes in our credit ratings may affect the value of the notes.

•	Holders of M&T’s debt, including the notes, and equity securities will absorb losses if it were to enter into a resolution.

•	Hedging activities may affect the return on, and the market value of, the notes.

•	The amount of interest we may pay on the notes may be limited by state law.

•	Changes in laws, including how they are interpreted and enforced in applicable jurisdictions, may affect the value of the notes.

•	Holders of subordinated notes have limited acceleration and enforcement rights.

•	The subordinated notes will be subordinated in right of payment to all of our senior indebtedness and, in certain insolvency events, other financial obligations.

•	Any right of ours to redeem the subordinated notes is subject to certain limitations, including any required prior approval of the Federal Reserve Board.

•	The interest rate on a series of fixed rate reset notes will reset periodically and the subsequent interest rate may be lower than the interest rate for prior interest periods.

•	Historical reset reference rates for fixed rate reset notes are not an indication of future rates.

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The value of and return on any fixed rate reset notes for which the reset reference rate is the treasury rate may be adversely affected if the interest rate is determined using an alternative method or a replacement rate is used.

•	We or our designee may make determinations with respect to the treasury rate that could affect the market value of your fixed rate reset notes.

•	Variable rate notes can be volatile investments, and variable rates may be equal to zero.

•	The interest rate on a series of fixed rate/floating rate notes will reset from fixed to floating rates.

•	Historical base rates for floating rate notes and fixed rate/floating rate notes are not an indication of future rates.

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The regulation and reform of “benchmarks,” including SOFR, EURIBOR, SONIA, CORRA and other base rates or indices, may adversely affect the value of and return on notes linked to or referencing such “benchmarks.”

•	SOFR may be more volatile than other benchmark or market rates.

•	The interest rate on SOFR notes may be based on Compounded SOFR or the Compounded SOFR Index.

•	The composition and characteristics of SOFR are not the same as those of U.S. dollar LIBOR and any failure of SOFR to maintain market acceptance could adversely affect SOFR notes.

•	The secondary trading market for notes linked to SOFR may be limited.

•	SOFR may be modified or discontinued, which could adversely affect the return on, value of or market for SOFR notes.

•	The amount of interest payable on SOFR notes with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.

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Interest on SOFR notes will be calculated using a reference rate other than the applicable benchmark if a Benchmark Transition Event and related Benchmark Replacement Date occur; the Benchmark Replacements may not be a suitable replacement for SOFR or may be altered or discontinued.

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We or our designee (which may be our affiliate), after consulting with us, will have authority to make determinations, elections, calculations and adjustments with respect to SOFR notes that could affect the value of, return on and market for those notes.

•	The rate of interest on SOFR notes may be determined by reference to a Benchmark Replacement even if the applicable benchmark continues to be published.

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Interest on SOFR notes will be calculated using alternative methods if the applicable benchmark is not quoted or published on a particular day and a Benchmark Transition Event and related Benchmark Replacement Date have not occurred.

•	The market continues to develop in relation to SONIA as a base rate for floating rate notes.

•	The amount of interest payable on SONIA notes with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.

•	SONIA or the SONIA Compounded Index may be modified or discontinued, which could adversely affect the return on, value of or market for SONIA notes.

•	The secondary trading market for SONIA notes may be limited.

•	Regulation, reform and the actual or potential discontinuation of EURIBOR may adversely affect the return on, value of and market for EURIBOR notes.

•	Discontinuance of EURIBOR might adversely affect the value of investments in floating rate notes that reference EURIBOR. CORRA may be more volatile than other benchmark or market rates.

•	The interest rate on CORRA notes will be based on a daily compounded CORRA rate, which is relatively new in the marketplace.

•	Any failure of CORRA to maintain market acceptance could adversely affect the CORRA notes.

•	The amount of interest payable on CORRA notes with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.

•	The secondary trading market for CORRA notes may be limited.

•	CORRA may be modified or discontinued, which could adversely affect the return on, value of or market for CORRA notes.

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Interest on CORRA notes will be calculated using a reference rate other than the applicable benchmark if an Index Cessation Event and related Index Cessation Effective Date occur; the Applicable Fallback Rate for CORRA notes may not be a suitable replacement for CORRA or may be altered or discontinued.

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We or our designee (which may be our affiliate), after consulting with us, will have authority to make determinations, elections, calculations and adjustments with respect to CORRA notes that could affect the value of, return on and market for those notes.

•	Foreign currency notes are subject to fluctuating exchange rates and exchange controls.

•	The unavailability of currencies could result in a substantial loss to you.

•	Judgments in a foreign currency could result in a substantial loss to you.

•	We will not adjust notes denominated or payable in a currency other than your home currency to compensate for changes in foreign currency exchange rates.

•	Notes denominated or payable in currencies other than U.S. dollars permit us to make payments in U.S. dollars if we are unable to obtain the specified currency.

RISK FACTORS

Your investment in the notes is subject to certain risks, including additional risks if the notes involve a foreign currency. This prospectus supplement does not describe all of the risks of an investment in the notes, including, among others, risks that will arise if the notes are denominated in a currency other than U.S. dollars or if the return on the notes is linked to one or more interest rate or currency indices or formulas. Any such risks relating to notes denominated in a currency other than U.S. dollars will be discussed in the applicable pricing supplement for such notes. Risk and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of the notes. You should consult your own financial and legal advisors about the risks entailed by an investment in the notes and the suitability of your investment in the notes in light of your particular circumstances. The notes are not an appropriate investment for investors who are unsophisticated, including, for notes denominated in a currency other than U.S. dollars, with respect to foreign currency transactions or transactions involving the type of index or formula used to determine amounts payable. You should not purchase the notes unless you understand, and know that you can bear these risks. Before investing in the notes, you should carefully read this prospectus supplement, the applicable pricing supplement, the accompanying prospectus and the information incorporated by reference herein and therein; carefully consider the risk factors included in the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the year ended December 31, 2025, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Quarterly Reports on Form 10-Q for the periods ended March 31, 2026 and June 30, 2026, and any risk factors set forth in our other filings, including future filings, with the SEC; and pay special attention to the risk factors set forth below.

The information set forth in this prospectus supplement is directed to prospective purchasers of the notes who are United States residents. Prospective purchasers who are residents of countries other than the United States should consult their own advisers regarding any matters that may affect the purchase or holding of or receipt of payments of principal, premium or interest on, the notes. Any pricing supplement relating to the notes having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting such currency and any other required information concerning such currency.

Risk Factors Related to the Notes Generally

The notes are unsecured and effectively subordinated to any of our secured debt, which makes the claims of any holders of our secured debt senior to the claims of holders of the notes to the extent of the value of the assets securing such secured debt.

The notes will be unsecured. The notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of our assets securing such indebtedness. The holders of any secured debt that we may have may foreclose on our assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt. In the event of our bankruptcy, liquidation or similar proceeding, the holders of secured debt that we may have would be entitled to proceed against their collateral, and that collateral would not be available for payment of unsecured debt, including the notes.

The notes are structurally subordinated to debt of our subsidiaries, and payments related to the notes will be dependent upon our subsidiaries.

We are an entity separate and distinct from our bank subsidiaries, Manufacturers and Traders Trust Company (“M&T Bank”) and Wilmington Trust, National Association (“Wilmington Trust”), and our other subsidiaries. Because we are a holding company, our rights and the rights of our creditors, including the holders of the notes, to participate in the distribution or allocation of the assets of any subsidiary during its liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, unless, and only to the extent that, we are an unsubordinated creditor with recognized claims against the subsidiary. Any capital loans that we make to our bank subsidiaries, M&T Bank and Wilmington Trust, would be subordinate in right of payment to deposits and to other indebtedness of M&T. Claims from creditors (other than us) against the subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings. The notes are not obligations of, nor guaranteed by, our subsidiaries, and our subsidiaries have no obligation to pay any amounts due on the notes.

The indentures relating to the notes do not limit our ability or the ability of our subsidiaries to issue or incur additional debt or preferred stock. Accordingly, we and our subsidiaries may incur additional indebtedness in the future, which could have important consequences to holders of the notes. For example, we may have insufficient cash to meet our financial obligations, including our obligations under the notes. Furthermore, our ability to obtain additional financing for the repayment of the notes, working capital, capital expenditures or general corporate purposes could be impaired. Additional debt could make us more vulnerable to changes in general economic conditions and our credit ratings.

The notes are our obligations but our assets consist primarily of equity in our subsidiaries and, as a result, our ability to make payments on the notes depends on our receipt of dividends, loan payments and other funds from our subsidiaries. The payment of dividends by a bank subsidiary is subject to federal law and regulatory restrictions as well as, in the case of a state chartered bank subsidiary, to the laws of such subsidiary’s state of incorporation. Each of these restrictions can reduce the amount of funds available to meet our obligations. Many of our subsidiaries, including our bank subsidiaries, are subject to laws and regulations that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to us or other subsidiaries. In addition, our bank subsidiaries would not be permitted to distribute a dividend if doing so would constitute an unsafe and unsound practice or if the payment would reduce their capital to an inadequate level. Our subsidiaries may also choose to restrict dividend payments to us in order to increase their own capital or liquidity levels. Our bank subsidiaries are also subject to restrictions on their ability to lend to or transact with non-bank affiliates, minimum regulatory capital and liquidity requirements, and restrictions on their ability to use funds deposited with them in bank or brokerage accounts to fund their businesses. Further, we evaluate and manage liquidity on a legal entity basis, which may place legal and other limitations on our ability to utilize liquidity from one legal entity to satisfy the liquidity requirements of another, including us.

If we do not receive dividends, loan payments or other funds from our subsidiaries on a timely basis, we may not be able to satisfy our obligations as they become due, including our obligations to make payments on the notes. If we default on our obligations, you may not receive the amounts owed to you under the terms of the notes.

Holders of the notes could be at greater risk for being structurally subordinated if we sell or convey all or substantially all of our assets to one or more of our majority-owned subsidiaries.

If we sell or convey all or substantially all of our assets to one or more of direct or indirect majority-owned subsidiaries, under the indentures, such subsidiary or subsidiaries will not be required to assume our obligations under the notes, and we will remain the sole obligor on the notes. In such event, creditors of any such subsidiary or subsidiaries would have additional assets from which to recover on their claims while holders of the notes would be structurally subordinated to creditors of such subsidiary or subsidiaries with respect to such assets. See “Description of Notes—Consolidation, Merger and Sale of Assets.”

The indentures include only limited restrictive covenants and no financial covenants.

There are no financial covenants in the indentures governing the notes that require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity. Accordingly, the protection afforded by such covenants is not available to you in the event that we experience material adverse changes in our financial condition, liquidity or results of operations. Further, unless stated otherwise in the applicable pricing supplement, the indentures governing the notes contain very limited restrictive covenants and neither we, nor any of our subsidiaries, are restricted from incurring additional debt (including senior debt) or other liabilities, paying dividends on or issuing or repurchasing our securities, entering into transactions with affiliates, or creating restrictions on the payment of dividends or other amounts to us from our subsidiaries. Accordingly, you are less protected under the indentures than you would be if you invested in a security governed by an indenture that included such restrictive covenants.

The notes are not deposits and are not insured or guaranteed by any governmental agency or any other person.

The notes are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or any other person.

You may not be able to sell your notes if an active trading market for the notes does not develop.

There is currently no secondary market for any of the notes and, unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of any issue of notes on a securities exchange. We cannot assure you that a trading market for your notes will ever develop or be maintained if developed. The Agents may make a market in the notes as permitted by applicable laws and regulations. However, they are not obligated to do so, and they may discontinue any such market-making activities at any time without notice. Additionally, certain of the Agents may be restricted in their market-making activities. Even if a secondary market for the notes does develop, it may not be liquid and may not continue for the term of the notes. If the secondary market for the notes is limited, there may be few buyers should you choose to sell your notes prior to maturity and this may reduce your ability to sell the notes and the price you may be able to realize in a sale.

There are potential conflicts of interest between investors in the notes and us or our affiliates, including the calculation agent.

We and our affiliates may play a variety of roles in connection with the issuance of the notes, including acting as the calculation agent, acting as a dealer in the offering of the notes and hedging our obligations under the notes. In performing these duties, our economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to an investor’s interest in the notes.

The calculation agent will, among other things, decide the amount, if any, of the return paid to investors on the notes. M&T or an affiliate of M&T, including M&T Bank and Wilmington Trust, may assume the duties of the calculation agent for the notes. The calculation agent will exercise its discretion and judgment in performing its duties and is, in certain circumstances, entitled to act exclusively as directed by us or our designee (who may be our affiliate). Accordingly, references in this prospectus supplement or any applicable pricing supplement to determinations made by the calculation agent may refer to actions taken exclusively at our direction or the direction of our designee (who may be our affiliate). In making any required determinations, potential conflicts of interest may exist between the calculation agent (which may be M&T’s affiliate) and you. Any of these determinations may adversely affect the value of the notes, the return on the notes and the price at which you can sell the notes. Absent manifest error, all determinations by the calculation agent, including those made at our or our designee’s direction, will be final and binding on investors, without any liability on our part. Investors will not be entitled to any compensation from us for any loss suffered as a result of any determinations by the calculation agent, even though the calculation agent may have a conflict of interest at the time of such determinations.

Our business activities, including hedging and trading activities for our own accounts or on behalf of our customers, could cause our economic interests to be adverse to an investor’s interest in the notes and could adversely affect any payment on and the value of the notes. It is possible that the hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines.

If you purchase redeemable notes, we may choose to redeem the notes when prevailing interest rates are relatively low, and you will be exposed to reinvestment risks.

If your notes are redeemable at our option, we may choose to redeem your notes from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. In addition, if your notes are subject to mandatory redemption or to conditions outside your control, we may be required or choose to redeem your notes also at times when prevailing interest rates are relatively low. If prevailing rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Although your notes may contain make-whole provisions designed to compensate you for the lost value of your notes if we redeem your notes prior to maturity, the make-whole provisions are only an approximation of this lost value and may not adequately compensate you. Any decision we may make at any time to redeem any notes that are redeemable at our option will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time. Our redemption right also may adversely impact the market value of or your ability to sell your notes as the optional redemption date or period approaches. During any period when we may redeem the notes, or during which there is an actual or perceived increased likelihood that we may elect to redeem the notes, the market value of the notes generally will not rise substantially above the price at which they can be redeemed.

Our financial performance and other factors could adversely impact our ability to make payments on the notes.

Our ability to make scheduled payments with respect to our indebtedness, including the notes, will depend on our financial and operating performance, which, in turn, are subject to prevailing economic conditions and to financial, business and other factors beyond our control.

The trading value of the notes will depend on a number of factors and may be less than the purchase price of the notes.

If any of the notes are traded after they are initially issued, they may trade at a discount from their initial offering price. The market for, and value of, the notes may be volatile and may be affected by a number of factors. These factors include, but are not limited to:

•	our financial performance;

•	our debt credit ratings and any actual or anticipated changes thereto;

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally;

•	the level of liquidity of the notes;

•	the time remaining to maturity of the notes;

•	the aggregate amount outstanding of the relevant notes;

•	any redemption or repayment features of the notes;

•	any market-making activities with respect to the notes;

•	the market for similar securities; and

•	the level, direction, and volatility of market interest rates generally and of particular base rates applicable to any notes, whether actual or anticipated.

As a result of these factors, you may not be able to sell your notes at a price you believe is appropriate or that is above the price you paid for the notes. Other than notes that are repayable at the option of the holder prior to maturity, the only way to liquidate your investment in the notes prior to maturity will be to sell the notes. At that time, there may be an illiquid market for the notes or no market at all.

Changes in our credit ratings may affect the value of the notes.

Credit ratings are an assessment by one or more third party credit ratings services of our ability to pay our obligations as they become due and the default risks of notes. Consequently, actual or anticipated changes in our credit ratings or outlook may affect the market value of the notes we have issued. At any time ratings may be lowered or withdrawn in their entirety, and such a change could have an adverse effect on the price of the notes. Further, because your return on the notes depends upon factors in addition to our ability to pay our obligations, a favorable change in our credit ratings or outlook will not change the other investment risks related to the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

Holders of M&T’s debt, including the notes, and equity securities will absorb losses if it were to enter into a resolution.

Federal Reserve Board rules require that certain globally systemically important banks (“GSIBs”) maintain minimum levels of unsecured external long-term debt and other loss-absorbing capacity with specific terms (“eligible LTD”) for purposes of recapitalizing such GSIBs’ operating subsidiaries if such GSIBs were to enter into a resolution either:

•	in a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, or

•	in a receivership administered by the FDIC under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

On August 29, 2023, the U.S. federal banking agencies issued a notice of proposed rulemaking (the “LTD NPR”), proposing long-term debt requirements for Category II, III, and IV bank holding companies, which, if adopted as proposed, would require covered bank holding companies, such as us, to issue and maintain minimum amounts of eligible LTD that satisfies certain requirements similar to those established for GSIBs. The LTD NPR also proposes requiring minimum amounts of eligible LTD to be maintained by insured depositary institutions (“IDIs”) that are not consolidated subsidiaries of U.S. GSIBs and that have at least $100 billion in consolidated assets or are affiliated with IDIs that have at least $100 billion in consolidated assets. The federal banking agencies have not yet issued a final rule.

While we are not currently subject to the eligible LTD requirements applicable to GSIBs, if final rules are adopted pursuant to the LTD NPR, we may be subject to the long-term debt requirements of such rules. Unless otherwise specified in the applicable pricing supplement, we intend to qualify the notes offered hereby as eligible LTD for purposes of the Federal Reserve Board’s total loss-absorbing capacity rules as currently in effect and the final rules, if any, adopted pursuant to the LTD NPR. If we were to enter into a resolution, holders of eligible LTD and other debt and equity securities of M&T will absorb our losses and the losses of our subsidiaries.

As a result, our losses and any losses incurred by our subsidiaries would be imposed first on holders of our equity securities and thereafter on our unsecured creditors, including holders of eligible LTD and other debt securities, such as the notes. Claims of holders of those securities would have a junior position to the claims of creditors of our subsidiaries and to the claims of priority (as determined by statute) and secured creditors of M&T.

Accordingly, in a resolution of M&T in bankruptcy, holders of eligible LTD and other debt securities of M&T, including the notes, would realize value only to the extent available to us as a shareholder of M&T Bank and our other subsidiaries, and only after any claims of priority and secured creditors of M&T have been fully repaid.

If we were to approach, or enter into, a resolution, none of M&T, the Federal Reserve Board or the FDIC is obligated to follow our resolution strategy, and losses to holders of eligible LTD and other debt and equity securities of M&T, including the notes, under whatever strategy ultimately followed, could be greater than they might have been under our resolution strategy.

Hedging activities may affect the return on, and the market value of, the notes.

Hedging activities may affect trading in the notes. At any time, we or our affiliates may engage in hedging activities contemporaneously with an offering of the notes. This hedging activity, in turn, may increase or decrease the value of the notes. In addition, we or our affiliates may acquire a long or short position in the notes from time to time. All or a portion of these positions may be liquidated at or about the time of the maturity date of the notes. The aggregate amount and the composition of these positions are likely to vary over time. We have no reason to believe that any of our activities will have a material effect on the notes. However, we cannot assure you that our activities or the activities of our affiliates will not affect the prices at which you may sell your notes.

The amount of interest we may pay on the notes may be limited by state law.

New York law governs the notes. New York usury laws limit the amount of interest that can be charged and paid on loans, including debt securities like the notes. Under present New York law, the maximum rate of interest, with certain exceptions, is 16% per annum on a simple interest basis for securities in which less than $250,000 has been invested and 25% per annum on a simple interest basis for securities in which $250,000 or more has been invested. This limit may not apply to securities in which $2,500,000 or more has been invested. In no event will the interest rate on any floating rate notes, fixed rate reset notes or fixed rate/floating rate notes be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Changes in laws, including how they are interpreted and enforced in applicable jurisdictions, may affect the value of the notes.

The terms and conditions of the notes and the indentures are based on the laws of the State of New York and all applicable U.S. federal laws and regulations. No assurance can be given as to the impact of any possible judicial decision or change to the laws of the State of New York or of the United States or administrative practice after the date of this prospectus supplement. In addition, the financial services industry is highly regulated, and we have experienced changes and increased complexity in regulatory requirements as governments and regulators around the world continue major reforms intended to strengthen the stability of the financial system and protect key markets and participants. As a result, there is the potential for higher capital requirements and increased regulatory and compliance costs which could lower our returns and affect our growth. Failure to comply with applicable legal and regulatory requirements may result in litigation, financial losses, regulatory sanctions, enforcement actions, an inability to execute our business strategies, a decline in investor and customer confidence and harm to our reputation.

In particular, the tax consequences of the ownership and disposition of the notes may be the subject of future tax legislation which could adversely impact your investment in the notes. We cannot predict whether any particular proposed tax legislation will be enacted or, if enacted, what the specific provisions or the effective date of any such tax legislation would be, or whether it would have any effect on holders of notes. No assurance can be provided that future legislative, administrative, or judicial developments will not result in an increase in the amount of tax payable by holders of notes.

Risk Factors Related to a Particular Issue of Notes

Risks Relating to Subordinated Notes

Holders of subordinated notes have limited acceleration and enforcement rights.

Unless otherwise specified in the applicable pricing supplement in connection with a particular offering of subordinated notes, holders of subordinated notes do not have the right to declare notes in default and may accelerate payment of indebtedness only upon the bankruptcy or insolvency of M&T. In addition, the holders of our senior debt securities issued under the senior indenture, including the Series C notes, and other senior indebtedness may declare such indebtedness in default and accelerate the due date of such indebtedness if an event of default occurs and is continuing, including payment defaults that continue for 30 days. Any such acceleration of our senior indebtedness may adversely impact our ability to pay obligations on subordinated notes.

The subordinated notes will be subordinated in right of payment to all of our senior indebtedness and, in certain insolvency events, other financial obligations.

The payment of the principal of and interest on the subordinated notes will, to the extent set forth in the subordinated indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness and, in certain insolvency events, other financial obligations. The subordinated indenture does not limit or prohibit the amount of indebtedness, including senior indebtedness, that we or any of our subsidiaries may incur. In addition, the subordinated notes may be fully subordinate to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Act.

Any right of ours to redeem the subordinated notes is subject to certain limitations, including any required prior approval of the Federal Reserve Board.

Our right to redeem any subordinated notes is subject to any limitations established by the Federal Reserve Board. We may not redeem subordinated notes without having received the prior approval of the Federal Reserve Board or other appropriate federal banking agency as required under capital rules applicable to us. We cannot assure you that the Federal Reserve Board will approve any redemption of the subordinated notes that we may propose. We understand that the factors the Federal Reserve Board will consider in evaluating a proposed redemption include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, the capital plans and stress tests we submit to the Federal Reserve Board and our ability to meet and exceed minimum regulatory capital ratios under baseline and stressed conditions, and other supervisory considerations, although the Federal Reserve Board may change these factors at any time. In addition, investors should not expect us to redeem any redeemable subordinated notes on the date they become redeemable or on any particular date thereafter.

Risks Relating to Fixed Rate Reset Notes

The interest rate on a series of fixed rate reset notes will reset periodically and the subsequent interest rate may be lower than the interest rate for prior interest periods.

The interest on fixed rate reset notes will reset periodically and the interest or rate for each interest period will equal the reset reference rate specified in the applicable pricing supplement plus or minus a spread and/or multiplied by a spread multiplier, as applicable. Therefore, after the interest rate resets, the interest rate could be less than the fixed rate for the initial interest period and any subsequent interest rate, if applicable, may be less than a prior rate. We have no control over the factors that may affect interest rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may affect the market generally and interest rates specifically.

Historical reset reference rates for fixed rate reset notes are not an indication of future rates.

In the past, the reset reference rates that may be used for fixed rate reset notes have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the reset reference rates are not necessarily indicative of future levels. Any historical upward or downward trend in the applicable reset reference rate is not an indication that such reset reference rate is more or less likely to increase or decrease at any time, and you should not take the historical reset reference rate levels as an indication of future levels.

The value of and return on any fixed rate reset notes for which the reset reference rate is the treasury rate may be adversely affected if the interest rate is determined using an alternative method or a replacement rate is used.

Under the circumstances described herein under “Description of Notes—Fixed Rate Reset Notes—Determination of Reset Reference Rates—U.S. Treasury Rate,” the interest rate for a series of fixed rate reset notes for which the reset reference rate is the treasury rate will be determined using an alternative method to determine the applicable U.S. treasury rate or, if a rate substitution event has occurred with respect to the applicable treasury rate, using a replacement rate. If the interest rate on such a series of notes is determined by using such an alternative method or replacement rate, such alternative method or replacement rate may result in an interest rate and interest payments that are lower than or that do not otherwise correlate over time with the interest rate and interest payments that would have been made on such notes if the reset reference rate had been determined using the first method for determining the applicable treasury rate specified under “Description of Notes—Fixed Rate Reset Notes—Determination of Reset Reference Rates—U.S. Treasury Rate.” If a rate substitution event has occurred and it is determined there is no industry-accepted successor rate to the applicable treasury rate (or then-applicable replacement rate), the interest rate for the applicable reset period will be: (a) if the first reset interest rate is to be determined, the initial interest rate or (b) if a subsequent reset interest rate is to be determined, the interest rate that was applicable for the preceding reset period.

We or our designee may make determinations with respect to the treasury rate that could affect the market value of your fixed rate reset notes.

If we or our designee determines that the applicable treasury rate cannot be determined in the manner set forth under “Description of Notes—Fixed Rate Reset Notes—Determination of Reset Reference Rates—U.S. Treasury Rate,” the terms of the applicable fixed rate reset notes expressly authorize us or our designee to determine whether there is an industry-accepted successor rate to the applicable treasury rate and, if applicable, to determine and make certain adjustments with respect to such industry-accepted successor rate and the use thereof as the rate used to determine the interest rate on such fixed rate reset notes. If we or our designee determines that there is no such industry-accepted successor rate, then the interest rate for the applicable reset period will be (a) if the first reset interest rate is to be determined, the initial interest rate or (b) if a subsequent reset interest rate is to be determined, the interest rate that was applicable for the preceding reset period, and such rate could remain in effect for so long as such fixed rate reset notes are outstanding.

Certain of these determinations, and other related determinations described in this prospectus supplement, may require the exercise of discretion and the making of subjective judgments by us or our designee. In making these potentially subjective determinations, we or our designee may have economic interests that are adverse to interests of investors in fixed rate reset notes, and such determinations may adversely affect the return on, value of and market for the fixed rate reset notes.

Risks Relating to Floating Rate Notes and Fixed Rate/Floating Rate Notes

Variable rate notes can be volatile investments, and variable rates may be equal to zero.

For notes with variable or “floating” interest rates, including fixed rate/floating rate notes during the applicable floating-rate period, there will be additional significant risks not associated with a conventional fixed rate debt security. These risks include fluctuation of the interest rates, which may be volatile over time, could result in investors receiving an amount of interest that is lower than expected and/or could cause a decline in the market value of the notes. We have no control over a number of factors that may affect market rates, including geopolitical conditions and economic, financial, political, regulatory or other events that affect the markets generally and that are important in determining the existence, magnitude and longevity of market volatility and other risks and their impact on the value of, or payments made on, floating rate notes. Volatility of rates may adversely impact the return on or market value of such floating rate notes.

If the notes are structured to include multipliers or other leverage factors, or caps or floors, or any combination of those features or other similar related features, their market values may be even more volatile than those for securities that do not include those features. No interest will accrue on variable rate notes for which the applicable floating rate specified in the applicable pricing supplement is zero for the applicable interest period.

The interest rate on a series of fixed rate/floating rate notes will reset from fixed to floating rates.

Fixed rate/floating rate notes will bear interest at a specified fixed rate for a specified portion of their term and then bear interest at a floating rate for the remainder of their term as set forth in the applicable pricing supplement. Therefore, after the interest rate resets from a fixed rate to a floating rate, the interest rate could be less than the fixed rate for the initial interest period. We have no control over the factors that may affect interest rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may affect the market generally and interest rates specifically.

Historical base rates for floating rate notes and fixed rate/floating rate notes are not an indication of future rates.

In the past, the base rates or “benchmarks” that may be used for the floating rate notes and fixed rate/floating rate notes have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the applicable base rate are not necessarily indicative of future levels. Any historical upward or downward trend in the applicable base rate is not an indication that such base rate is more or less likely to increase or decrease at any time. Future performance of a base rate may bear little or no relation to the historical actual or historical indicative base rate data. Prior observed patterns, if any, in the behavior of market variables and their relation to the base rate, such as correlations, may change in the future. In addition, to the extent that any pre-publication historical data is published with respect to a base rate, production of such historical indicative data inherently involves assumptions, estimates and approximations. No future performance of any base rate may be inferred from any of the historical actual or historical indicative base rate data and may bear little or no relation to the historical actual or historical indicative base rate data. Changes in the levels of any “benchmark” index may affect the return on notes based on or linked to such “benchmark” and the trading price of such notes, but it is impossible to predict whether such levels will rise or fall.

The regulation and reform of “benchmarks,” including SOFR, EURIBOR, SONIA, CORRA and other base rates or indices, may adversely affect the value of and return on notes linked to or referencing such “benchmarks.”

Various base rates and other indices that are deemed to be “benchmark” rates, including SOFR, EURIBOR, SONIA, CORRA and other rates and indices described herein or in an applicable pricing supplement, are the subject of ongoing national and international regulatory review and reform. These reforms may cause such benchmarks to perform differently than they performed in the past, to be discontinued entirely or to have other consequences that cannot be predicted. Any such consequences could have a material adverse effect on the market for, or value of, any notes linked to or referencing such a “benchmark.”

Any of the international or national reforms or proposals for reform or the general increased regulatory scrutiny of benchmarks could increase the costs and risks of administering or otherwise participating in the setting of a benchmark and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or contribute to certain benchmarks, triggering changes in the rules or methodologies used in certain benchmarks, leading to the discontinuance or unavailability of quotes of certain benchmarks, and/or having other effects on certain benchmarks. Additionally, the implementation of any benchmark-related reforms might, among other things, have the effect of reducing, increasing or otherwise affecting the volatility of the published rate or level of the benchmark and/or cause such benchmarks to perform differently than in the past. Any of such changes or any other consequential changes to any benchmark as a result of international or national reforms or proposals for reform or other initiatives or investigations, or any uncertainty in relation to the timing and manner of implementation of such changes, could have a material adverse effect on the market price of and return on any notes linked to or referencing a benchmark.

To the extent interest payments on a floating rate note, or fixed rate/floating rate note with respect to the floating-rate period, are linked to or reference a specific benchmark that is discontinued or is no longer quoted, the applicable base rate will be determined using the alternative methods described in “Description of Notes—Calculation of Interest.” Any of these alternative methods may result in interest payments that are lower than or that do not otherwise correlate over time with the payments that would have been made on those notes if the relevant benchmark was available in its current form. Further, the same costs and risks that may lead to the discontinuation or unavailability of a benchmark may make one or more of the alternative methods impossible or impracticable to determine.

With respect to certain of the base rates described herein, if the benchmark were eliminated or discontinued and the applicable provisions for a replacement rate have been triggered, but a replacement rate cannot be determined under such provisions, then the use of the final fallback provisions may set the interest rate for an interest period at the same rate as the immediately preceding interest periods. Therefore, if the final alternative method is required to determine such interest rate, it may result in the effective application of a fixed rate of interest for the applicable floating rate notes or fixed rate/floating rate notes for succeeding interest periods, unless one of the other alternative methods applies again in the future. Additionally, in the event that such a base rate becomes unavailable but has not been eliminated or discontinued, and the applicable provisions for a replacement rate have not been triggered, for a particular interest period, under the relevant fallback arrangements included in the terms of the applicable notes using these base rates, the base rate for the last preceding interest period may be used as the base rate for such particular interest period, or, if such base rate was not used for the preceding interest period, the most recent such base rate that could have been determined.

Reform of benchmarks includes Regulation (EU) 2016/1011 (as amended, including by Regulation (EU) 2025/914, the “EU Benchmarks Regulation”) and, as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and as amended by the Benchmarks (Amendment and Transitional Provision) (EU Exit) Regulations 2019 (the “UK Benchmarks Regulation” and, together with the EU Benchmarks Regulation, the “Benchmarks Regulations”), which apply to the provision of benchmarks, the contribution of input data to a benchmark and the use of a benchmark within the European Union and the United Kingdom, respectively. Among other things, the Benchmarks Regulations (i) require certain benchmark administrators to be authorized or registered with the relevant authority (or, if non-European Union and non-United Kingdom-based, to be subject to an equivalent regime or otherwise recognized or endorsed by the relevant authority) and (ii) prevent certain uses by European Union-supervised and United Kingdom-supervised entities of benchmarks of administrators that are not authorized or registered by the relevant authority (or, if non-European Union or non-United Kingdom based, not deemed equivalent or recognized or endorsed by the relevant authority).

The Benchmarks Regulations could have a material impact on notes linked to or referencing benchmarks, including EURIBOR notes, in particular, if the methodology or other terms of such benchmarks are changed in order to comply with the requirements of the Benchmarks Regulations. Such changes could, among other things, have the effect of reducing, increasing or otherwise affecting the volatility of the published rate or level of the applicable benchmark.

Further, following amendments effective since January 1, 2026, the EU Benchmarks Regulation now applies to a reduced category of benchmarks and benchmark administrators, including the exclusion of certain non-significant benchmarks from scope and a revised framework for non-EU benchmarks, which may affect the continued use, regulatory treatment or availability of benchmarks referenced by financial instruments. In addition, following the United Kingdom’s withdrawal from the European Union, the EU Benchmarks Regulation and the UK Benchmarks Regulation are separate regimes and may continue to diverge over time, including as a result of future amendments or supervisory practices. For example, in December 2025, HM Treasury published a consultation on proposals to replace the UK Benchmarks Regulation with a new regime—the Specified Authorised Benchmarks Regime—under which only those benchmarks or benchmark administrators designated by HM Treasury as posing systemic risks to UK financial markets would be regulated, significantly narrowing the scope of benchmark regulation in the United Kingdom. Such divergence between the EU Benchmarks Regulation and the UK Benchmarks Regulation may increase compliance complexity and could affect the availability, use or regulatory treatment of benchmarks in respect of financial instruments depending on the jurisdiction.

Any of the foregoing may have a material adverse effect on the trading market for, market price of, and return on, notes linked to or referencing a benchmark. You should consult your own independent financial adviser and make your own assessment about the potential risks imposed by any of the international or national reforms of benchmarks in making any investment decision with respect to any such notes.

Risks Relating to SOFR Notes

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as U.S. dollar LIBOR, during corresponding periods. In addition, although changes in Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on, value of and market for SOFR notes may fluctuate more than floating rate securities with rates that are linked to less volatile rates.

The interest rate on SOFR notes may be based on Compounded SOFR or the Compounded SOFR Index.

Publication of SOFR began in April 2018 and publication of the SOFR Index began in March 2020, and, therefore, each has a limited history. The interest rate on SOFR notes for each interest period may be based on Compounded SOFR, which is calculated based on SOFR or the SOFR Index published by the Federal Reserve Bank of New York according to the specific formula described under “Description of Notes—Calculation of Interest—SOFR Notes” or in the applicable pricing supplement, and not by using SOFR published on or in respect of a particular date during such interest period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on SOFR notes during any interest period will not necessarily be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during an interest period is negative, its contribution to SOFR or the SOFR Index, as applicable, will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on SOFR notes on the interest payment date for such interest period.

In addition, the method of calculating an interest rate based upon SOFR in market precedent varies. If the market predominantly adopts a different calculation method, the liquidity and market value of SOFR notes may be adversely affected.

The composition and characteristics of SOFR are not the same as those of U.S. dollar LIBOR and any failure of SOFR to maintain market acceptance could adversely affect SOFR notes.

SOFR may fail to maintain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the U.S. dollar London Interbank Offered Rate (“U.S. dollar LIBOR”) in part because it is considered representative of general funding conditions in the overnight U.S. Treasury repurchase agreement (“repo”) market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. In addition, SOFR is an overnight rate, while U.S. dollar LIBOR represented interbank funding over different maturities. As a result, SOFR will not likely perform in the same way as U.S. dollar LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility, or global or regional economic, financial, political, regulatory, judicial or other events.

The differences between SOFR and U.S. dollar LIBOR may mean that market participants would not consider SOFR a suitable substitute, replacement or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to maintain market acceptance could adversely affect the return on and value of SOFR notes and the price at which you can sell such SOFR notes.

Further, other index providers are developing products that are perceived as competing with SOFR. It is possible that market participants will prefer one of these competing products and that such competing products may become more widely accepted in the marketplace than SOFR. To the extent market acceptance for SOFR as a benchmark for floating rate notes declines, the return on and value of SOFR notes and the price at which investors can sell SOFR notes in the secondary market could be adversely affected. In addition, investors in SOFR notes may not be able to sell SOFR notes at all or may not be able to sell SOFR notes at prices that will provide them with a yield comparable to similar investments that continue to have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

As of the date of this prospectus supplement, there are multiple market conventions with respect to the implementation of SOFR as a base rate for floating rate notes or other securities. The manner of calculation and related conventions with respect to the determination of interest rates based on SOFR in floating rate notes markets may differ materially compared with the manner of calculation and related conventions with respect to the determination of interest rates based on SOFR in other markets, such as the derivatives and loan markets. Investors should consider carefully how any potential inconsistencies between the manner of calculation and related conventions with respect to the determination of interest or other payment rates based on SOFR across these markets may impact any hedging or other financial arrangements that they may put in place in connection with any acquisition, holding or disposition of SOFR notes.

The secondary trading market for notes linked to SOFR may be limited.

Any failure of SOFR to maintain market acceptance could adversely affect the return on and value of the notes and the price at which you can sell. Further, other index providers are developing products that are perceived as competing with SOFR. It is possible that market participants will prefer one of these competing products and that such competing products may become more widely accepted in the marketplace than SOFR. To the extent market acceptance for SOFR as a benchmark for floating rate notes declines, the return on and value of the notes and the price at which investors can sell their notes in the secondary market could be adversely affected.. Similarly, market terms for securities that are linked to SOFR, including, but not limited to, the spread over the base rate reflected in the interest rate provisions or the manner of compounding the base rate, may evolve over time, and as a result, trading prices of SOFR notes may be lower than those of later-issued securities that are based on SOFR. Investors in SOFR notes may not be able to sell the notes at all or may not be able to sell the notes at prices that will provide them with a yield comparable to similar investments that continue to have a developed secondary market. Further, investors wishing to sell such notes in the secondary market will have to make assumptions as to the future performance of SOFR during the applicable interest period in which they intend the sale to take place. As a result, investors may suffer from increased pricing volatility and market risk. In addition, some investors may be unwilling or unable to trade SOFR notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of SOFR notes.

As of the date of this prospectus supplement, there are multiple market conventions with respect to the implementation of SOFR as a base rate for floating rate notes or other securities. The manner of calculation and related conventions with respect to the determination of interest rates based on SOFR in floating rate notes markets may differ materially compared with the manner of calculation and related conventions with respect to the determination of interest rates based on SOFR in other markets, such as the derivatives and loan markets. Investors should consider carefully how any potential inconsistencies between the manner of calculation and related conventions with respect to the determination of interest or other payment rates based on SOFR across these markets may impact any hedging or other financial arrangements that they may put in place in connection with any acquisition, holding or disposition of the notes.

SOFR may be modified or discontinued, which could adversely affect the return on, value of or market for SOFR notes.

SOFR and the SOFR Index each are published by the Federal Reserve Bank of New York based on data received from sources other than us, and we have no control over their availability, determination, calculation or publication. The Federal Reserve Bank of New York (or a successor), as administrator of SOFR and the SOFR Index, may make methodological or other changes that could change the value of SOFR or the SOFR Index, as applicable, including changes related to the calculation method, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR or the SOFR Index. In addition, the administrator may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of SOFR or the SOFR Index in its sole discretion and without notice and has no obligation to consider the interests of holders of the notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR or the SOFR Index. There can be no assurance that SOFR or the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in SOFR notes. If the manner in which either SOFR or the SOFR Index, as applicable, is calculated is changed or if either of SOFR or the SOFR Index, as applicable, is discontinued, that change or discontinuance could reduce or otherwise negatively impact the amount of interest that accrues on SOFR notes, which could adversely affect the return on and market for such notes. For purposes of the formula used to calculate interest with respect to SOFR notes, SOFR in respect of a particular date or interest period, as applicable, will not be adjusted for any modifications or amendments to SOFR data or the SOFR Index, as applicable, that the administrator of SOFR may publish after the interest rate on SOFR notes for that day or period has been determined in accordance with the terms and provisions set forth in this prospectus supplement and the applicable pricing supplement.

The amount of interest payable on SOFR notes with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.

Unless the applicable pricing supplement specifies otherwise, the level of Compounded SOFR applicable to a SOFR note for a particular interest period and, therefore, the amount of interest payable with respect to such interest period will be determined near the end of such interest period. Therefore, you will not know the amount of interest payable with respect to each particular interest period until shortly prior to the related interest payment date, and it may be difficult for you to estimate reliably the amount of interest that will be payable on each such interest payment date, which might adversely impact the liquidity and value of such notes. In addition, some investors may be unwilling or unable to trade the SOFR notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of SOFR notes.

Interest on SOFR notes will be calculated using a reference rate other than the applicable benchmark if a Benchmark Transition Event and related Benchmark Replacement Date occur; the Benchmark Replacements may not be a suitable replacement for SOFR or may be altered or discontinued.

If we or our designee (which may be our affiliate), after consulting with us, determines that a Benchmark Transition Event and related Benchmark Replacement Date (each as defined below) have occurred with respect to SOFR, then a Benchmark Replacement will be determined in accordance with the benchmark transition provisions described below under “Description of Notes—Calculation of Interest—SOFR Notes.” After such an event, interest on such notes will no longer be determined by reference to SOFR, but instead be determined by reference to a different rate, which will be a different benchmark than SOFR, plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under “Description of Notes—Calculation of Interest—SOFR Notes—Effect of Benchmark Transition Event and Related Benchmark Replacement Date.”

In addition, the terms of SOFR notes expressly authorize us or our designee (which may be our affiliate), after consulting with us, to make Benchmark Replacement Conforming Changes (as defined below) with respect to, among other things, changes to the definition of “interest period,” timing and frequency of determining rates and making payments of interest and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on SOFR notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of SOFR notes in connection with a Benchmark Transition Event could adversely affect the value of SOFR notes, the return on SOFR notes and the price at which you can sell such SOFR notes. Any determination, decision or election described above will be made by us in our or our designee’s (which may be our affiliate), after consulting with us, sole discretion.

The terms of SOFR notes provide for a “waterfall” of alternative rates to be used to determine the rate of interest on such notes if a Benchmark Transition Event and related Benchmark Replacement Date occur. If each alternative rate referenced in the definition of “Benchmark Replacement” is unavailable or indeterminable, we or our designee (which may be our affiliate), after consulting with us, will determine the Benchmark Replacement that will apply to SOFR notes. The substitution of a Benchmark Replacement may adversely affect the value of and return on these notes.

The benchmark transition provisions also provide for a Benchmark Replacement Adjustment to be added to the Unadjusted Benchmark Replacement in order to make the Unadjusted Benchmark Replacement equivalent to SOFR. However, such adjustment will not necessarily make the Unadjusted Benchmark Replacement equivalent to SOFR. In particular, the Benchmark Replacement Adjustment may be a one-time adjustment, so such adjustment above the applicable Unadjusted Benchmark Replacement may not respond to changes in unsecured bank credit risk or other market conditions on a periodic basis. There is no assurance that the characteristics of any Benchmark Replacement will be similar to SOFR, or that any Benchmark Replacement will produce the economic equivalent of SOFR as a reference rate for interest on such notes. Further, (i) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the notes, (ii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be able to be predicted based on historical performance, (iii) the secondary trading market for notes linked to the Benchmark Replacement may be limited and (iv) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and would not have any obligation to consider the interests of holders of notes in doing so.

We or our designee (which may be our affiliate), after consulting with us, will have authority to make determinations, elections, calculations and adjustments with respect to SOFR notes that could affect the value of, return on and market for those notes.

We or our designee (which may be our affiliate), after consulting with us, will make certain determinations, decisions, elections, calculations and adjustments with respect to SOFR notes as further described below under

“Description of Notes—Calculation of Interest—SOFR Notes” that may adversely affect the value of, return on and market for those notes. In particular, if a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to SOFR notes, the applicable Benchmark Replacement and Benchmark Replacement Adjustment will be determined in accordance with the benchmark transition provisions described under “Description of Notes—Calculation of Interest—SOFR Notes—Effect of Benchmark Transition Event and Related Benchmark Replacement Date,” and we or our designee can make Benchmark Replacement Conforming Changes in connection with the implementation of the applicable Benchmark Replacement. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to the Benchmark Replacement or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by us or our designee (which may be our affiliate), after consulting with us, pursuant to the benchmark transition provisions will, if made by us, be made in our sole discretion and, in each case, will become effective without consent from the holders of those notes or any other party. All determinations by us, our designee (which may be our affiliate), after consulting with us, or the calculation agent will be conclusive for all purposes and binding on us and holders of SOFR notes absent manifest error. In making these potentially subjective determinations, we, our designee (which may be our affiliate), after consulting with us, or the calculation agent may have economic interests that are adverse to your interests, and such determinations may adversely affect the value of and return on SOFR notes. Because the continuation of SOFR on the current basis cannot and will not be guaranteed, and because the applicable Benchmark Replacement is uncertain, we, our designee (which may be our affiliate), after consulting with us, or the calculation agent are likely to exercise more discretion in respect of calculating interest payable on SOFR notes than would be the case in the absence of a Benchmark Transition Event.

The rate of interest on SOFR notes may be determined by reference to a Benchmark Replacement even if the applicable benchmark continues to be published.

If a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to SOFR or the SOFR Index, the rate of interest on the applicable SOFR notes will thereafter be determined by reference to the applicable Benchmark Replacement. In each case, a Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark announcing that the benchmark is no longer representative. The rate of interest on those notes may therefore cease to be determined by reference to the benchmark and instead be determined by reference to the Benchmark Replacement, even if the benchmark continues to be published. Such rate may be lower than the benchmark for so long as the benchmark continues to be published, and the value of and return on the applicable SOFR notes may be adversely affected.

Interest on SOFR notes will be calculated using alternative methods if the applicable benchmark is not quoted or published on a particular day and a Benchmark Transition Event and related Benchmark Replacement Date have not occurred.

Under the terms of SOFR notes, if SOFR or the SOFR Index, as applicable, is not published on the SOFR Administrator’s website or otherwise is not available on a relevant SOFR interest determination date (but a Benchmark Transition Event or related Benchmark Replacement Date have not occurred), such rate for SOFR notes will be determined using the applicable alternative method described under “Description of Notes—Calculation of Interest—SOFR Notes.” This could adversely affect the rate of interest on the affected SOFR notes, which, in turn, could adversely affect the return on, value of and market for such affected SOFR notes and the price at which investors may be able to sell such affected SOFR notes.

Risks Relating to SONIA Notes

The market continues to develop in relation to SONIA as a base rate for floating rate notes.

The interest rate on SONIA notes for each interest period will be based on the compounded SONIA rate, which is calculated by reference to the SONIA rate or the SONIA Compounded Index published by the Bank of

England according to the specific formula described under “Description of Notes—Floating Rate Notes— Calculation of Interest—SONIA Notes” or in the applicable pricing supplement, not the SONIA rate published on or in respect of a particular date during such interest period or an average of SONIA rates during such period. The compounded SONIA rate differs from the London interbank offered rate for pounds sterling (“Sterling LIBOR”) in a number of material respects, including (without limitation) that the compounded SONIA rate is a backwards-looking, compounded, risk-free overnight rate, whereas Sterling LIBOR has been expressed on the basis of a forward-looking term and incorporates a credit risk-element based upon inter-bank lending. As such, investors should be aware that Sterling LIBOR and SONIA might behave materially differently as base rates for notes. The use of SONIA as a reference rate for debt instruments continues to develop, and is subject to change and development, both in terms of the substance of the calculation and in the development and adoption of market infrastructure for the issuance and trading of debt securities referencing SONIA.

Accordingly, prospective investors in any notes referencing the compounded SONIA rate should be aware that the market continues to develop in relation to SONIA as a reference rate in the capital markets, and its adoption as an alternative to Sterling LIBOR. For example, the SONIA Compounded Index was not published until August 2020 and, accordingly, the compounded SONIA rate derived from the SONIA Compounded Index has not historically been a rate commonly used in the market for calculating interest rates. In the context of backwards-looking SONIA rates, market participants and relevant working groups have developed forward-looking “term” SONIA reference rates (which seek to measure the market’s forward expectation of an average SONIA rate over a designated term). The adoption of SONIA has already seen component inputs into Sterling swap rates or other composite rates transferring from Sterling LIBOR or another reference rate to SONIA.

The market or a significant part thereof may adopt an application of SONIA that differs significantly from that applicable to SONIA notes as described under “Description of Notes—Floating Rate Notes—Calculation of Interest—SONIA Notes” or in the applicable pricing supplement. In addition, we may in the future issue SONIA notes that differ materially in terms of interest determination when compared with any previous SONIA notes issued by us. The continuing development of the compounded SONIA rate as a base rate for the capital markets, as well as continued development of SONIA-based rates for such market and the market infrastructure for adopting such rates, might result in reduced liquidity or increased volatility or might otherwise affect the market price of any SONIA notes from time to time.

In addition, the manner of adoption or application of SONIA reference rates in the Eurobond market might differ materially compared with the application and adoption of SONIA in other markets, such as the derivatives and loan markets. You should carefully consider how any mismatch between the adoption of SONIA reference rates across these markets might impact any hedging or other financial arrangements that they might put in place in connection with any acquisition, holding or disposal of investments in notes referencing compounded SONIA.

The amount of interest payable on SONIA notes with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.

Interest on SONIA notes is only capable of being determined at the end of the relevant interest period and immediately or shortly prior to the relevant interest payment date. It might be difficult for investors in SONIA notes to estimate reliably the amount of interest that will be payable on such notes, and some investors might be unable or unwilling to trade such notes without changes to their information technology systems, both of which might adversely impact the liquidity of such notes. Further, if SONIA notes become due and payable as a result of an event of default, or are otherwise redeemed early on a date other than an interest payment date, then the interest rate payable for the final interest period in respect of such notes shall only be determined immediately or shortly prior to the date on which such notes become due and payable.

SONIA or the SONIA Compounded Index may be modified or discontinued, which could adversely affect the return on, value of or market for SONIA notes.

SONIA and the SONIA Compounded Index are published by the Bank of England based upon data from other sources, and we have no control over their determination, calculation or publication. There can be no guarantee that SONIA and the SONIA Compounded Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in notes that reference SONIA. If the manner in which SONIA and/or the SONIA Compounded Index is calculated is changed, then that change might result in a reduction of the amount of interest payable on the relevant notes and the trading prices of investments in such notes. Furthermore, to the extent the SONIA Compounded Index is no longer published, the applicable rate to be used to calculate the interest rate on SONIA notes will be determined using the alternative methods described under “Description of Notes—Floating Rate Notes—Calculation of Interest—SONIA Notes—Fallback Provisions for SONIA Rate Notes specifying calculation method as being Compounded Index Convention” or the applicable pricing supplement. Such alternative methods might result in interest payments that are lower than, or do not otherwise correlate over time with, the payments that would have been made on such notes if SONIA and/or the SONIA Compounded Index had been provided by the Bank of England in its current form. In addition, the use of such alternative methods might also result in a fixed interest rate being applied to the relevant notes.

The secondary trading market for SONIA notes may be limited.

Since SONIA is a relatively new market index, SONIA notes might have no established trading market when issued, and an established trading market might never develop or might not be very liquid. Market terms for debt securities indexed to SONIA, such as the spread over the index reflected in interest rate provisions, might evolve over time and, as a result, the market price of an investment in SONIA-linked securities might be lower than those of later-issued debt securities that are linked to SONIA. Similarly, if SONIA does not prove to be widely used in debt securities that are similar or comparable to SONIA notes, then the market price of an investment in SONIA notes might be lower than that of debt securities that are linked to rates that are more widely used. An investor in SONIA notes might not be able to sell their investment in such notes at all or at a price that will provide such investor a yield comparable to similar investments that have a developed secondary market and, thus, such investor might suffer from increased pricing volatility and market risk with respect to its investment in such notes.

We or our designee (which may be our affiliate), after consulting with us, will have authority to make determinations, adjustments, and changes with respect to SONIA notes that could affect the value of, return on and market for those notes.

We or our designee may make certain determinations, decisions, elections, calculations and adjustments with respect to the SONIA notes as further described below under “Description of Notes—Calculation of Interest—SONIA Notes—Benchmark Discontinuation—Reference Rate Replacement—SONIA” that may adversely affect the value of, return on or trading market for those notes. In particular, if a Benchmark Event occurs with respect to SONIA notes, the Successor Rate and related adjustment to such rate will be determined in accordance with the benchmark transition provisions described under “Description of Notes—Calculation of Interest—SONIA Notes—Benchmark Discontinuation—Reference Rate Replacement—SONIA,” and we may also specify additional changes applicable to the SONIA notes. Certain determinations may require the exercise of discretion and the making of subjective judgments, such as the occurrence or non-occurrence of Benchmark Event or with respect to the Successor Rate and related adjustments or changes. In making these potentially subjective determinations, we or our designee, may have economic interests that are adverse to your interests, and such determinations may adversely affect the value of and return on the SONIA notes. Because the continuation of SONIA on the current basis cannot and will not be guaranteed, and because the Successor Rate may be uncertain, we or our designee, are likely to exercise more discretion in respect of calculating interest payable on SONIA notes than would be the case in the absence of a Benchmark Event.

Risks Relating to EURIBOR Notes

Regulation, reform and the actual or potential discontinuation of EURIBOR may adversely affect the return on, value of and market for EURIBOR notes.

Certain “benchmark” rates have been the subject of regulatory review and guidance, which has resulted in regulatory reform and changes to certain benchmarks. See “—The regulation and reform of ‘benchmarks,’ including SOFR, EURIBOR, SONIA, CORRA and other base rates or indices, may adversely affect the value of and return on notes linked to or referencing such ‘benchmarks.’”

Such reform of benchmarks includes the Benchmarks Regulations, which apply to benchmark-related provisions, the contribution of input data to a benchmark and the use of a benchmark within the European Union and the United Kingdom. Although EURIBOR has been reformed in order to comply with the terms of the Benchmarks Regulations, it remains uncertain as to how long it will continue in its current form, or whether it will be further reformed or replaced with an alternative benchmark. The Benchmarks Regulations could have a material impact on any notes linked to or referencing EURIBOR, in particular, if the methodology or other terms of EURIBOR are changed in order to comply with the requirements of the Benchmarks Regulations or supervised entities in the European Union and/or the United Kingdom are, pursuant to the provisions of the Benchmarks Regulations, prohibited from acquiring, holding or trading EURIBOR notes. Such changes or prohibitions could, among other things, have the effect of reducing, increasing or otherwise affecting the volatility of the published rate or level of EURIBOR and materially and negatively reducing liquidity in, and the secondary market price of, EURIBOR notes.

The European Money Markets Institute (“EMMI”), as the authorized benchmark administrator of EURIBOR, shifted in 2019 from a quote-based methodology of calculating EURIBOR to a hybrid methodology that is based upon contributions of individual panel banks that submit transaction-based data. In its publication of February 15, 2021, the euro risk-free rate working group set out a set of guiding principles for fallback provisions in new euro denominated cash products (including notes) linked to or referencing EURIBOR, in respect of any events resulting in a cessation of EURIBOR or if EURIBOR for whatever reasons would no longer be representative of the underlying market it purports to measure. In May 2021, the working group on euro risk free rates published recommendations that follow these guiding principles relating to fallback trigger events and fallback rates for contracts and financial instruments referring to EURIBOR, including the use of the Euro Short-term Rate (referred to as “€STR”), which is a risk-free rate that has been published by the European Central Bank (the “ECB”) since October 2019, as a replacement rate for EURIBOR in the event EURIBOR were discontinued or no longer representative. The May 2021 recommendations contemplated a two-level waterfall fallback structure, with a forward-looking term €STR rate on the first level and a backward-looking €STR compounded in arrears on the second level. Following the May 2021 recommendations, the working group issued subsequent guidance on the implementation of EURIBOR fallbacks for various cash products. The working group held its final meeting in November 2023 and was formally discontinued, with the European Securities and Markets Authority (“ESMA”) publishing a Final Statement on December 4, 2023 confirming that there is now no impediment to the full implementation of EURIBOR fallback provisions. Such €STR-based EURIBOR replacement is expected to be based upon a €STR rate (either forward-looking term €STR or backward-looking €STR compounded in arrears), adjusted in relation to the term of the applicable securities and an applicable spread adjustment. Since the May 2021 recommendations, regulated term €STR rates have become available from multiple administrators. €STR has a different methodology and other important differences from EURIBOR, and although it has been published since October 2019, it remains a relatively newer benchmark compared to EURIBOR, has little historical track record and may be subject to changes in its methodology.

It is not possible to predict with certainty whether, and to what extent, EURIBOR will continue to be supported going forward or the effect of any changes in the methodologies pursuant to which EURIBOR rates are determined or any other reforms to or other proposals affecting EURIBOR that will be enacted in the United Kingdom, the European Union or elsewhere. This may cause EURIBOR to perform differently than in the past, and may have other consequences which cannot be predicted, including to (a) discourage market participants from continuing to administer or contribute to a benchmark, (b) trigger changes in the rules or methodologies used in EURIBOR, (c) lead to the elimination, discontinuance or obsolescence of EURIBOR and/or (d) have other effects on certain benchmarks. Any of such changes or any other consequential changes might have a material adverse effect on the interest rate on, market value of, return on and trading market for any notes linked to, referencing, or otherwise dependent (in whole or in part) upon, EURIBOR.

With respect to any series of EURIBOR notes, if EURIBOR is discontinued or ceased to be published, the applicable EURIBOR Alternative Rate might replace EURIBOR for all purposes relating to such notes, subject to any EURIBOR Adjustments. See “—Discontinuance of EURIBOR might adversely affect the value of investments in floating rate notes that reference EURIBOR” below. This may, among other things, result in the application of backward-looking €STR compounded in arrears, whereas EURIBOR is expressed on the basis of a forward-looking term and includes a risk element based on interbank lending.

Furthermore, if EURIBOR is discontinued or ceases to be published, there can be no assurances that we and other market participants will be adequately prepared for such discontinuance or cessation, which may have an unpredictable impact on contractual mechanics (including, but not limited to, the interest rate with respect to particular series of EURIBOR notes), among other adverse consequences.

Discontinuance of EURIBOR might adversely affect the value of investments in floating rate notes that reference EURIBOR.

To the extent that EURIBOR has been permanently discontinued, the calculation agent will use, as directed by us, as a substitute for EURIBOR and for each future EURIBOR interest determination date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with accepted market practice, provided, however, that if there is no clear market consensus as to whether any rate has replaced EURIBOR in customary market practice, we may appoint in our sole discretion an independent financial advisor to determine an appropriate EURIBOR Alternative Rate, and any EURIBOR Adjustments thereto, and the decision of the independent financial advisor will be binding on us, the calculation agent and the holders of the EURIBOR Notes, in each case described more fully under “Description of Notes—Calculation of Interest—EURIBOR Notes.”

The consent or approval of the holders of notes is not required in the case of benchmark discontinuation provisions to vary the method or basis of calculating the rate or rates or amount of interest or the basis for calculating any interest amount in respect of the notes or for any other variation of the terms of the notes and/or the indentures that were required to be made in the circumstances described in the benchmark discontinuation provisions. Any such amendment made pursuant to the benchmark discontinuation provisions could have unexpected commercial consequences and there can be no assurance that, due to the particular circumstances of each holder, any such amendment will be favorable to each holder.

In addition, due to the uncertainty concerning the availability of successor rates and alternative reference rates and our involvement and/or the involvement of an independent financial adviser in accordance with the benchmark discontinuation provisions, the relevant benchmark discontinuation provisions may not operate as intended at the relevant time. The benchmark discontinuation provisions in respect of EURIBOR might result in EURIBOR being replaced with a €STR-based rate in accordance with the recommendations of the euro risk-free rate working group. More generally, however, any of the above matters or any other significant change to the setting or existence of EURIBOR could have a material adverse effect on the value or liquidity of, and the amount payable under, relevant notes. No assurance may be provided that relevant changes will not be made to EURIBOR and/or that such benchmarks will continue to exist. Investors should consider these matters and make their own assessment about the potential risks imposed by benchmark reforms and investigations when making their investment decision with respect to the notes.

If no successor or alternative reference rate is identified or selected in accordance with the benchmark discontinuation provisions, then the rate of interest on EURIBOR notes will be determined by fallback provisions that are dependent in part upon the provision by major banks in the interbank markets of offered rates for deposits in Euro and the availability of such rates information at the relevant time and may in certain circumstances result, to the extent that other fallback provisions are not applicable, in the effective application of a fixed rate based on the rate which applied in the previous period when EURIBOR was available, in effect resulting in such notes becoming a fixed rate note.

Any of these alternative methods may result in interest payments that are lower than or that do not otherwise correlate over time with the payments that would have been made on the notes if EURIBOR were available in its current form. Additionally, if EURIBOR or any other relevant benchmark rate is discontinued, there can be no assurance that the applicable fallback provisions under any related swap agreements would operate so as to ensure that the benchmark rate used to determine payments under any related swap agreements is the same as that used to determine interest payments under the notes.

Risks Relating to CORRA Notes

CORRA may be more volatile than other benchmark or market rates.

Daily changes in CORRA have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as Canadian dollar offered rate (“CDOR”), during corresponding periods. In addition, although changes in compounded CORRA generally are not expected to be as volatile as changes in CORRA on a daily basis, the return on, value of and market for the CORRA notes may fluctuate more than floating rate securities with interest rates based on less volatile rates.

The interest rate on CORRA notes will be based on a daily compounded CORRA rate, which is relatively new in the marketplace.

The Bank of Canada has been the administrator of CORRA since June 2020 and commenced publishing the CORRA Compounded Index in April 2021 and, therefore, CORRA has a limited history. The interest rate on CORRA notes for each interest period will be based on a compounded CORRA rate determined on the basis of Compounded Daily CORRA, not the CORRA rate published on or in respect of a particular date during such interest period or an average of CORRA rates during such period. For this and other reasons, the interest rate on the notes during any interest period will not necessarily be the same as the interest rate on other CORRA-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the CORRA rate in respect of a particular date during an interest period is negative, the portion of the accrued interest compounding factor specifically attributable to such date will be less than one, resulting in a reduction to the accrued interest compounding factor used to calculate the interest payable on the notes on the interest payment date for such interest period.

In addition, limited market precedent exists for securities that use CORRA as the interest rate, and the method for calculating an interest rate based upon CORRA in those precedents varies. Accordingly, the specific formula for the daily compounded CORRA rate used in the notes may not be widely adopted by other market participants, if at all. You should carefully review the specific formula for compounded CORRA described herein and specified in the applicable pricing supplement and such CORRA notes before making an investment in such notes. If the market adopts a different calculation method, that would likely adversely affect the liquidity and market value of such notes.

Any failure of CORRA to maintain market acceptance could adversely affect the CORRA notes.

As a rate based on transactions secured by Government of Canada treasury bills and bonds, CORRA does not measure unsecured corporate credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of corporations. This may mean that market participants would not consider CORRA a suitable substitute or successor for CDOR, which may, in turn, lead to lessened market acceptance of CORRA.

In addition, market participants and relevant working groups still are exploring alternative reference rates based on different applications of CORRA, including term CORRA rates (which seek to measure the market’s forward expectation of an average CORRA rate over a designated term). The market or a significant part thereof may adopt an application of CORRA (including compounded CORRA) that differs significantly from that used in relation to the CORRA notes, which could result in reduced liquidity or otherwise affect the market price of the notes. The continued development of CORRA (including compounded CORRA) as an interest reference rate for the capital markets, as well as continued development of CORRA-based rates for such market and the market infrastructure for adopting such rates, could result in reduced liquidity or increased volatility or could otherwise affect the market price of any CORRA notes from time to time.

Further, multiple market conventions with respect to the implementation of CORRA as a base rate for floating rate notes or other securities may develop. Accordingly, the specific formula and related conventions used for the CORRA notes may not be widely adopted by other market participants, if at all. Adoption of a different method by the market with respect to these determinations could adversely affect the return on, value of and market for the CORRA notes. Furthermore, the methodology for calculating compounded CORRA for other floating rate notes that we may issue may change, and we may in the future issue other floating rate notes referencing CORRA or compounded CORRA that differ materially in terms of interest determination when compared with any previously issued CORRA notes. The continued development of CORRA (including compounded CORRA) as an interest reference rate for the capital markets, as well as continued development of CORRA-based rates for such market and the market infrastructure for adopting such rates, could result in reduced liquidity or increased volatility or could otherwise affect the market price of any CORRA notes from time to time.

Additionally, the manner of calculation and related conventions with respect to the determination of interest rates based on CORRA in floating rate debt securities markets may differ materially compared with the manner of calculation and related conventions with respect to the determination of interest rates based on CORRA in other markets, such as the derivatives and loan markets. Investors should consider carefully how any potential inconsistencies between the manner of calculation and related conventions with respect to the determination of interest or other payment rates based on CORRA across these markets may impact any hedging or other financial arrangements that they may put in place in connection with any acquisition, holding or disposition of the CORRA notes.

To the extent market acceptance for CORRA as a benchmark for floating rate notes declines or market conventions evolve over time, the return on and value of the CORRA notes and the price at which investors can sell the CORRA notes in the secondary market could be adversely affected. Investors in CORRA notes may not be able to sell the notes at all or may not be able to sell the notes at prices that will provide them with a yield comparable to similar investments that continue to have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

The amount of interest payable on CORRA notes with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.

Unless the applicable pricing supplement specifies otherwise, the level of compounded CORRA applicable to a CORRA note for a particular interest period and, therefore, the amount of interest payable with respect to such interest period will be determined on the interest determination date for such interest period. Because each such date is near the end of each relevant interest period, you will not know the amount of interest payable with respect to a particular interest period until shortly prior to the related interest payment date, and it may be difficult for you to estimate reliably the amount of interest that will be payable on each such interest payment date, which might adversely impact the liquidity of such notes.

The secondary trading market for CORRA notes may be limited.

If CORRA does not prove to be widely used as a benchmark in securities that are similar or comparable to CORRA notes, an established trading market for the CORRA notes may never develop or may be less liquid, and therefore the trading price of CORRA notes may be lower, than that of floating rate securities that are linked to rates that are more widely used. Similarly, market terms for securities that are linked to CORRA, including, but not limited to, the spread over the base rate reflected in the interest rate provisions or the manner of compounding the base rate, may evolve over time, and as a result, trading prices of CORRA notes may be lower than those of later-issued securities that are based on CORRA. Investors in CORRA notes may not be able to sell the notes at all or may not be able to sell the notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Further, for CORRA notes for which the applicable interest rate for an interest period is determined at or prior to the beginning of such interest period, investors wishing to sell such notes in the secondary market will have to make assumptions as to the future performance of CORRA during the interest period in which they intend the sale to take place. As a result, investors may suffer from increased pricing volatility and market risk. In addition, some investors may be unwilling or unable to trade CORRA notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of CORRA notes.

CORRA may be modified or discontinued, which could adversely affect the return on, value of or market for CORRA notes.

The Bank of Canada may make methodological or other changes that could change the value of CORRA, including changes related to the method by which CORRA is calculated, eligibility criteria applicable to the transactions used to calculate CORRA, or timing related to the publication of CORRA. In addition, CORRA is published by the Bank of Canada based on data received from sources other than us, and we have no control over the methods of calculation, publication schedule, rate revision practices or availability of CORRA. If the manner in which CORRA is calculated is changed, that change may result in a reduction of the amount of interest payable on the CORRA notes, which may adversely affect the trading prices of the CORRA notes. The administrator of CORRA may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of CORRA in its sole discretion and without notice and has no obligation to consider the interests of investors in the CORRA notes in calculating, withdrawing, modifying, amending, suspending or discontinuing CORRA. For purposes of the formula used to calculate interest with respect to CORRA notes, CORRA in respect of a particular date will not be adjusted for any modifications or amendments to CORRA data that the administrator of CORRA may publish after the interest rate on CORRA notes for that day has been determined in accordance with the terms and provisions set forth in this prospectus supplement and the applicable pricing supplement.

There can be no assurance that CORRA will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in CORRA notes. If the manner in which CORRA is calculated is changed or if CORRA is discontinued, that change or discontinuance could reduce or otherwise negatively impact the amount of interest that accrues on CORRA notes, which could adversely affect the return on, value of or market for such CORRA notes.

Interest on CORRA notes will be calculated using a reference rate other than the applicable benchmark if an Index Cessation Event and related Index Cessation Effective Date occur; the Applicable Fallback Rate for CORRA notes may not be a suitable replacement for CORRA or may be altered or discontinued.

If we or our designee (which may be our affiliate), after consulting with us, determines that an Index Cessation Event and an Index Cessation Effective Date have occurred with respect to CORRA, then the Applicable Fallback Rate will be determined in accordance with the benchmark transition provisions described below under “Description of Notes—Calculation of Interest—CORRA Notes.” After such an event, interest on such notes will no longer be determined by reference to CORRA, but instead be determined by reference to the Applicable Fallback Rate.

The terms of the CORRA notes provide for alternative rates to be used to determine the rate of interest on any notes referencing CORRA if an Index Cessation Event and a related Index Cessation Effective Date occur with respect to compounded CORRA. The composition and characteristics of the Applicable Fallback Rates may not be the same as those of CORRA and, accordingly, such fallback rates may not be a suitable replacement or successor for CORRA.

Additionally, the alternative rates for CORRA notes are uncertain. In particular, the rate (inclusive of any spreads or adjustments) recommended as the replacement for CORRA by a committee officially endorsed or convened by the Bank of Canada for the purpose of recommending a replacement for CORRA (which rate may be produced by the Bank of Canada or another administrator) and as provided by the administrator of that rate or, if that rate is not provided by the administrator thereof (or a successor administrator), published by an authorized distributor, has not been established as of the date hereof. Uncertainty with respect to market conventions related to the calculation of fallback rates and whether any alternative rate is a suitable replacement or successor for CORRA, may adversely affect the value of, return on and trading market for CORRA notes.

There is no assurance that the characteristics of any of the alternative base rates for CORRA will be similar to those prior to the date an Index Cessation Event occurs, or that any such alternative rate will produce the economic equivalent of CORRA as a base rate for interest on the CORRA notes. Although the CORRA fallback provisions provide for term and spread adjustments to the Applicable Fallback Rate and other rates in order to attempt to make the resulting rate comparable to CORRA, such adjustments will not necessarily make the alternative rate equivalent to CORRA.

We or our designee (which may be our affiliate), after consulting with us, will have authority to make determinations, elections, calculations and adjustments with respect to CORRA notes that could affect the value of, return on and market for those notes.

We or our designee will make certain determinations, decisions, elections, calculations and adjustments with respect to the CORRA notes as further described below under “Description of Notes—Calculation of Interest—CORRA Notes—Effect of an Index Cessation Event—CORRA” that may adversely affect the value of, return on or trading market for those notes. In particular, if an Index Cessation Event and a related Index Cessation Effective Date occur with respect to CORRA notes, the Applicable Fallback Rate and related adjustment to such rate will be determined in accordance with the benchmark transition provisions described under “Description of Notes—Calculation of Interest—CORRA Notes—Effect of an Index Cessation Event—CORRA,” and we or our designee can make certain changes and adjustments in connection with the implementation of the Applicable Fallback Rate and other terms and provisions of the CORRA notes.

Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as the occurrence or non-occurrence of an Index Cessation Event or with respect to the Applicable Fallback Rate and related adjustments or changes, any adjustment factor needed to make such substitute or successor base rate comparable to CORRA, the business day convention, the definition of business day, the interest determination date to be used and any other relevant methodology for calculating such substitute or successor base rate. Additionally, if one of our affiliates is the calculation agent for the CORRA notes, we or our affiliate will make determinations with respect to the CORRA notes as specified in this prospectus supplement or the applicable pricing supplement and may have discretion in calculating the amounts payable in respect of such notes. Any determination, decision or election that may be made by us, or our designee (which may be our affiliate), after consulting with us, pursuant to the benchmark transition provisions will, if made by us, be made in our sole discretion and, in each case, will become effective without consent from the holders of those notes or any other party. All determinations by us or our designee (which may be our affiliate), after consulting with us, will be conclusive for all purposes and binding on us and holders of the CORRA notes absent manifest error. In making these potentially subjective determinations, we or our designee (which may be our affiliate), after consulting with us, may have economic interests that are adverse to your interests, and such determinations may adversely affect the value of and return on the CORRA notes. Because the continuation of

CORRA on the current basis cannot and will not be guaranteed, and because the Applicable Fallback Rate may be uncertain, we or our designee (which may be our affiliate), after consulting with us, are likely to exercise more discretion in respect of calculating interest payable on CORRA notes than would be the case in the absence of an Index Cessation Event.

Risks Relating to Foreign Currency Notes

Foreign currency notes are subject to fluctuating exchange rates and exchange controls.

We can denominate the notes in, and the principal of, and any interest or premium on, the notes can be payable in, any foreign currencies that we may designate at the time of offering. This prospectus supplement does not describe all the risks of an investment in notes denominated in, or the payment of which is related to the value of, a currency (including any composite currency) other than a prospective purchaser’s home currency. Prospective purchasers should consult their own financial, legal and tax advisors as to the risks entailed by an investment in notes denominated in, or the payment of which is related to the value of, currencies other than their particular home currency.

If you invest in foreign currency notes, your investment will be subject to significant risks not associated with investments in debt instruments denominated in U.S. dollars or U.S. dollar-based indices.

Such risks include, but are not limited to:

•	market changes from time to time in rates of exchange between the U.S. dollar and your payment currency, which changes may be volatile and significant;

•	the possibility of significant changes in rates of exchange between U.S. dollar and the specified currency resulting from official redenomination relating to your payment currency;

•	the possibility of the imposition or modification of foreign exchange controls by either the United States or applicable foreign governments; and

•

the possibility of volatility and significant changes in the rates of exchange between the U.S. dollar and your payment currency as a result of the sovereign debt difficulties experienced by a variety of countries, including certain countries that are part of the European Union, which could relate to events in currencies other than the U.S. dollar or your payment currency.

Such risks generally depend on factors over which M&T has no control and which cannot be readily foreseen such as:

•	economic events;

•	political events; and

•	the supply of, and demand for, the relevant currencies.

In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been volatile. This volatility may continue in the future. Past fluctuations in any particular exchange rate are not necessarily indicative of fluctuations that may occur in the rate during the term of the note. Fluctuations in exchange rates against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of the principal or any premium payable at maturity of your notes and, generally, in the U.S. dollar-equivalent market value of your notes. The currency risks with respect to your foreign currency notes may be further described in the applicable pricing supplement.

Foreign exchange rates can either float, float based on an index or reference currency or be fixed by sovereign governments. Governments, however, often use a variety of techniques, such as intervention by that country’s central bank, or the imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments also may issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by the devaluation or revaluation of a currency. Significant differences may exist between government specified exchange rates and market exchange rates. Thus, an important risk in purchasing currency notes for U.S. dollar-based investors is that their U.S. dollar-equivalent yields could be affected by governmental actions that could change or interfere with currency valuation that was previously freely determined, fluctuations in response to other market forces and the movement of currencies across borders. We will make no adjustment or change in the terms of the foreign currency notes if exchange rates become fixed, or if any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes occur, or other developments, affecting the U.S. dollar or any applicable currency occur.

The exchange rate agent will make all calculations relating to your foreign currency notes. All such determinations will, in the absence of clear error, be binding on holders of the notes.

For notes with a specified currency other than U.S. dollars, we may include in the applicable pricing supplement information concerning historical exchange rates for that currency against the U.S. dollar and a brief description of any relevant exchange controls. If the pricing supplement includes that information, it should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

The unavailability of currencies could result in a substantial loss to you.

Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and such currency is:

•	unavailable due to the imposition of exchange controls or other circumstances beyond our control;

•	no longer used by the government of the country issuing such currency; or

•	no longer used for the settlement of transactions by public institutions of the international banking community,

then all payments on such note will be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or its successor currency or as otherwise indicated in the applicable pricing supplement. Any payment on such note made under such circumstances in U.S. dollars will not constitute an event of default under the applicable indenture.

Unless the applicable pricing supplement specifies otherwise, if the specified currency of a note is officially redenominated, other than as a result of the European Monetary Union, such as by an official redenomination of any such specified currency that is a composite currency, then our payment obligations on such note will be the amount of redenominated currency that represents the amount of our obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable under such notes as a result of:

•	any change in the value of the specified currency of such notes relative to any other currency due solely to fluctuations in exchange rates; or

•	any redenomination of any component currency of any composite currency, unless such composite currency is itself officially redenominated.

Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable pricing supplement.

Judgments in a foreign currency could result in a substantial loss to you.

The indentures and the notes, except to the extent specified otherwise in a pricing supplement, will be governed by, and construed in accordance with, the laws of the State of New York. As a holder of notes, you may bring an action based upon an obligation payable in a currency other than U.S. dollars in courts in the United States. However, courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than U.S. dollars. In addition, it is not clear whether, in granting such judgment, the rate of conversion would be determined with reference to the date of default, the date judgment is rendered or any other date. However, the Judiciary Law of the State of New York currently provides that an action based upon an obligation payable in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted to U.S. dollars at an exchange rate prevailing on the date the judgment or decree is entered. In these cases, holders of foreign currency notes would bear the risk of exchange rate fluctuations between the time the dollar amount of this judgment is calculated and the time U.S. dollars were paid to the holders.

We will not adjust notes denominated or payable in a currency other than your home currency to compensate for changes in foreign currency exchange rates.

Except as described below or in the applicable pricing supplement, we will not make any adjustment in or change to the terms of notes denominated or payable in currencies other than your home currency for changes in the foreign currency exchange rate for the relevant specified currency for a note, including any devaluation, revaluation, or imposition of exchange or other regulatory controls or taxes, or for other developments affecting that currency or any other currency. Consequently, you will bear the risk that your investment may be affected adversely by these types of events.

Notes denominated or payable in currencies other than U.S. dollars permit us to make payments in U.S. dollars if we are unable to obtain the specified currency.

The terms of any notes denominated or payable in a currency other than U.S. dollars provide that we have the right to make a payment in U.S. dollars instead of the specified currency, if at or about the time when the payment on such notes comes due, the specified currency is subject to convertibility, transferability, market disruption, or other conditions affecting its availability because of circumstances beyond our control. These circumstances could include the imposition of exchange controls, our inability to obtain the specified currency because of a disruption in the currency markets for the specified currency, or unavailability because the specified currency is no longer used by the government of the relevant country or for settlement of transactions by public institutions of or within the international banking community. In addition, if the specified currency for a note has been replaced by a new currency, we will have the option to choose whether we make payments on such note in the replacement currency or in U.S. dollars. In either case, the exchange rate used to make payment in U.S. dollars or the replacement currency, if any, may be based on limited information and would involve significant discretion on the part of the exchange rate agent, which may be one of our affiliates, to be appointed by us. As a result, the value of the payment in our home currency may be less than the value of the payment you would have received in the specified currency if the specified currency had been available. The exchange rate agent generally will not have any liability for its determinations.

Any payment in respect of the notes so made in U.S. dollars where the required payment is in an unavailable specified currency will not constitute an event of default under the relevant indenture or the notes. If your home currency is not U.S. dollars, any such payment will expose you to the significant risks described above in this section “—Risks Relating to Foreign Currency Notes.” See “Special Provisions Relating to Foreign Currency Notes.”

FORWARD-LOOKING STATEMENTS

From time to time, we have made or will make forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management.

Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, including economic conditions, on M&T’s business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T’s control. Any statement that does not describe historical or current facts is a forward-looking statement. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” or “may,” or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”), which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include risks, predictions and uncertainties relating to:

•	economic conditions and growth rates, including inflation and market volatility;

•	events, developments, and current conditions in the financial services industry, including trust, brokerage and investment management businesses;

•	changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity;

•	prepayment speeds, loan originations, loan concentrations by type and industry, credit losses and market values on loans, collateral securing loans, and other assets;

•	sources of liquidity;

•	levels of client deposits;

•	ability to contain costs and expenses;

•	changes in M&T’s credit ratings;

•	domestic or international political developments and other geopolitical events, including trade and tariff policies and international conflicts and hostilities;

•	changes and trends in the securities markets;

•	common shares outstanding and common stock price volatility;

•	fair value of and number of stock-based compensation awards to be issued in future periods;

•	the impact of changes in market values on trust-, brokerage-, and investment management-related revenues;

•	federal, state or local legislation and/or regulations affecting the financial services industry, or M&T and its subsidiaries individually or collectively, including tax policy;

•	regulatory supervision and oversight, including monetary policy and capital requirements;

•	governmental and public policy changes;

•	political conditions, either nationally or in the states in which M&T and its subsidiaries do business;

•	the initiation and outcome of potential, pending and future litigation, investigations and governmental proceedings, including tax-related examinations and other matters;

•	operational risk events, including loss resulting from fraud by employees or persons outside M&T and breaches in data and cybersecurity;

•	changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation;

•	increasing price, product and service competition by competitors, including new entrants;

•	technological developments and changes;

•	the ability to continue to introduce competitive new products and services on a timely, cost-effective basis;

•	the mix of products and services;

•	protection and validity of intellectual property rights;

•	reliance on large customers;

•	technological, implementation and cost/financial risks in large, multi-year contracts;

•	continued availability of financing;

•	financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and

•

material differences in the actual financial results of merger, acquisition, divestment and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2025, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date made, and M&T does not assume any duty and does not undertake to update forward-looking statements.

M&T BANK CORPORATION

M&T is a New York business corporation which is registered as a financial holding company under the Bank Holding Company Act of 1956, as amended, and as a bank holding company under Article III-A of the New York Banking Law. M&T was incorporated in November 1969 and has two wholly owned bank subsidiaries: M&T Bank and Wilmington Trust. The banks collectively offer a wide range of retail and commercial banking, wealth management, trust and institutional services to their customers. As a commercial bank, M&T Bank offers a broad range of financial services to a diverse base of consumers, businesses, professional clients, governmental entities and financial institutions located in its markets.

Our common stock is listed on the New York Stock Exchange under the under the symbol “MTB.” The principal executive offices of M&T are located at One M&T Plaza, Buffalo, New York 14203. Its telephone number is (716) 635-4000.

We refer you to the documents incorporated by reference into this prospectus supplement and the attached prospectus, as described under “Where You Can Find More Information” in the attached prospectus, for more information about us and our business.

USE OF PROCEEDS

Except as may be described otherwise in a pricing supplement, we will use the net proceeds from the sale of the notes for general corporate purposes, including investments in and advances to our bank and nonbank subsidiaries, reduction of borrowings or indebtedness, short and long-term investments and financing possible future acquisitions including, without limitation, the acquisition of banking and nonbanking companies and financial assets and liabilities. All or a portion of the net proceeds from the sale of notes may also be used to finance, in whole or in part, our repurchase of common shares pursuant to any share repurchase program and additional securities repurchases undertaken from time to time.

DESCRIPTION OF NOTES

The following is a description of certain terms of the notes offered hereby which does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the indentures referred to below, including the Officers’ Certificates that established the Series C notes and the Series D notes, respectively. The particular terms of the notes sold under any pricing supplement will be described in that pricing supplement. Accordingly, please note that the specific terms described in the relevant pricing supplement will supplement, and may modify or replace, the terms described in this section. The general terms and conditions stated in this section will apply to each note unless the applicable pricing supplement indicates otherwise. References to interest payments and interest-related information do not apply to the zero-coupon notes defined below.

General

The Series C notes will be issued under an indenture dated as of May 24, 2007, as amended and supplemented from time to time (the “senior indenture”), between us and The Bank of New York (now known as The Bank of New York Mellon), as trustee. The Series D notes will be issued by us under an indenture dated as of September 22, 2023, as amended and supplemented from time to time (the “subordinated indenture”), between us and The Bank of New York Mellon, as trustee. As permitted by the indentures, the terms of each of the Series C notes and the Series D notes will be established in an Officers’ Certificate pursuant to a resolution of our board of directors. We will issue each of the Series C notes and the Series D notes in multiple tranches under the respective indenture, including the Officers’ Certificate that established such Series C notes and Series D notes. References to the senior indenture include the Officers’ Certificate that established the Series C notes, and references to the subordinated indenture include the Officers’ Certificate that established such Series D notes. The indentures and each Officers’ Certificate establishing the Series C notes and the Series D notes, respectively, have been filed with the SEC and are incorporated by reference or included in the registration statement on Form S-3 (Registration No. 333-299064) under the Securities Act of 1933, as amended (the “Act”), of which this prospectus supplement and the accompanying prospectus are a part. See “Where You Can Find More Information” in the accompanying prospectus on how to obtain a copy of the indentures.

We will refer to the senior indenture and the subordinated indenture together as the “indentures” and each as an “indenture.” The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Bank of New York Mellon is hereinafter referred to as the “senior trustee” when referring to it in its capacity as trustee under the senior indenture, as the “subordinated trustee” when referring to it in its capacity as trustee under the subordinated indenture, and as the “trustee” when referring to it in its capacity under both of the indentures.

Because this section is a summary, it does not describe every aspect of the notes and the indentures. We urge you to read the indenture that is applicable to you because it, and not this description, defines your rights as a holder of notes.

The notes are our direct, unsecured obligations. Series C notes issued under our senior indenture will rank equally with all of our other unsecured and unsubordinated indebtedness that is not accorded a priority under applicable law. Series D notes issued under our subordinated indenture will be subordinated in right of payment to the prior payment in full of our Senior Indebtedness (as defined below) and, in certain insolvency events, our Other Financial Obligations (as defined below). At June 30, 2026, the outstanding aggregate principal amount of our Senior Indebtedness was $5.5 billion.

The Series C notes constitute a single series for purposes of the senior indenture (separate from our other series of senior medium-term notes) and the aggregate principal amount of such series is not limited. At June 30, 2026, we had $5.5 billion in principal amount of senior debt securities issued pursuant to the senior indenture outstanding.

The Series D notes constitute a single series for purposes of the subordinated indenture (separate from our other series of subordinated medium-term notes). At June 30, 2026, we had $1,245 million in principal amount of subordinated debt securities issued pursuant to the subordinated indenture outstanding.

The indentures do not limit the amount of our notes or other debt obligations that may be issued thereunder or otherwise.

The notes will not be subject to any sinking fund, unless otherwise specified in the applicable pricing supplement. In no event will subordinated notes have sinking funds.

We will offer the notes on a continuous basis as senior notes or subordinated notes. The pricing supplement for each offering of notes will contain the specific information and terms for that offering. If any information in the pricing supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement, you should rely on the information in the pricing supplement. The pricing supplement may also add, update or change information contained in the prospectus and this prospectus supplement. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement and the applicable pricing supplement, together with the information incorporated herein and therein by reference, in making your investment decision.

General Terms of Notes. Unless the applicable pricing supplement states otherwise:

•	Series C notes will mature nine months or more from their date of issue;

•	Series D notes will mature five years or more from their date of issue;

•	we will pay interest on fixed rate notes and fixed rate reset notes semi-annually and will pay interest with respect to the fixed rate period of fixed rate/floating rate notes semi-annually;

•	holders will not be able to elect to have their notes repaid before the maturity date;

•	we will issue the notes, other than the foreign currency notes, in U.S. dollars;

•

we will issue the notes, other than the foreign currency notes, in fully registered form and in authorized denominations of $2,000 or any integral multiple of $1,000 in excess thereof, and we will designate the authorized denominations of foreign currency notes in the applicable pricing supplement;

•

the principal, premium, and interest, if any, payable at maturity or at redemption on each note will be paid in immediately available funds when the note is presented at the corporate trust office of the paying agent; and

•

we will issue the notes as global notes registered in the name of a nominee of DTC, as depositary. We will refer to these notes as global notes in this prospectus supplement. We can also issue the notes in definitive registered form, without coupons, otherwise known as a certificated note, as would be described in the applicable pricing supplement.

Pricing Supplements. The applicable pricing supplement relating to each note will describe the following:

•	whether the note is a senior note or a subordinated note;

•	whether the note is being issued at a price other than 100% of its principal amount;

•	the principal amount of the note;

•	the date on which the note will be issued;

•	the date on which the note will mature;

•	whether the note is a fixed rate note, a floating rate note, a fixed rate reset note, a fixed rate/floating rate note or a zero coupon note;

•	any additional terms applicable to any foreign currency notes with respect to the payment of principal and any premium or interest for that note;

•	the annual rate at which, or the method by which, the note will bear interest, including, as applicable, the initial interest rate, the reset dates and the reset reference rate;

•	the interest payment dates and regular record dates, if different from those described below;

•	whether the note is a discount note, and if so, any additional provisions and disclosure relating to this feature of the note;

•	whether the note may be redeemed at our option, and any provisions and disclosure relating to redemption of the note;

•	whether the note may be subject to repayment at the option of the holder, and any provisions and disclosure relating to repayment of the note;

•	whether the note will be represented by a certificated note and any provisions and disclosure relating to this feature of the note;

•	the authorized denominations of foreign currency notes; and

•	any other terms of the note consistent with the provisions of the applicable indenture.

You must pay the purchase price of the notes in immediately available funds.

We may from time to time, without the consent of existing note holders, issue additional notes having the same terms and conditions (including maturity and interest payment terms) as notes previously issued pursuant to this prospectus supplement in all respects, except for the issue date, issue price and the first payment of interest. Additional notes issued in this manner will be fungible with the previously issued notes to the extent specified in the applicable pricing supplement); provided that if the reopened notes are not fungible with the outstanding tranche the reopened notes will bear a separate CUSIP. No additional notes may be issued in a particular series if an Event of Default (as defined in the respective indenture) has occurred and is continuing with respect to that series.

Unless otherwise defined in the pricing supplement, the term “business day” means any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law or executive order to close in The City of New York or the City of Buffalo, New York or on which the Corporate Trust office of the trustee is closed for business; provided that:

•

with respect to EURIBOR Notes where the specified currency is (or includes) the euro, the day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system, which utilizes a single shared platform and which was launched on November 19, 2007, or any successor or replacement for that system (“T2”), is open for the settlement of payment in euro, which will be referred to as a “T2 business day”;

•

with respect to notes where the specified currency is (or includes a currency) other than U.S. dollars or the euro, the day is also not a day on which commercial banks are authorized or required by law, regulation, or executive order to close in the principal financial center of the country issuing the specified currency; and

•	with respect to SONIA Notes, the day is also a day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London.

Unless otherwise specified in the applicable pricing supplement, the “principal financial center” of any country for the purpose of the foregoing definition means the capital city of the country issuing the specified currency, except that with respect to Australian dollars, Canadian dollars, Euro, New Zealand dollars, South African rand and Swiss francs, the “principal financial center” shall be Sydney, Toronto, Brussels, Wellington, Johannesburg and Zurich, respectively.

Interest and Interest Rates

General

Each note will accrue interest from the date it is originally issued or from the last date in respect of which interest has been paid or duly provided for, as the case may be, until the principal thereof is paid or deemed paid under the indenture. In the related pricing supplement, we will designate each note as a fixed rate note, a floating rate note, fixed rate reset note, a fixed rate/floating rate note, any combination of the foregoing, a discount note or a zero coupon note, and describe the method of determining the interest rate, including any spread and/or spread multiplier. For a floating rate note, fixed rate reset note or fixed rate/floating rate, we may also specify a maximum and a minimum interest rate in the related pricing supplement. The interest rate on a floating rate note, fixed rate reset note or fixed rate/floating rate note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application and will in no event be lower than zero.

Interest rates on the notes that we offer may differ depending upon, among other things, the aggregate principal amount of notes purchased in any single transaction. We may offer notes with similar variable terms but different interest rates, as well as notes with different variable terms, concurrently to different investors. We may, from time to time, change the interest rates or formulas and other terms of notes, but no such change will affect any note already issued or as to which an offer to purchase has been accepted.

Interest will be payable to the person in whose name the note is registered at the close of business on the applicable record date; provided that the interest payable upon the maturity date will be payable to the person to whom principal is payable. Installments of interest on the notes that are due and payable on any interest payment date falling on or prior to a redemption or repayment date for the notes will be payable on that interest payment date to the registered holders thereof as of the close of business on the relevant record date according to the terms of the notes and the applicable indenture.

Unless otherwise specified in the applicable pricing supplement, the agent for payment, transfer and exchange of the notes, who will be referred to in this prospectus supplement as the “paying agent,” is The Bank of New York Mellon, acting through its corporate trust office in New York City, New York. Unless the applicable pricing supplement specifies otherwise, we will pay the principal, interest, and premium, if any, at maturity or redemption in immediately available funds to DTC, as depositary, or its nominee, as the registered owner of the global notes representing the book-entry notes. We may at our option, pay interest on any certificated note, other than interest at maturity or upon redemption, by mailing a check to the address of the person or entity entitled to the payment shown on our security register at the close of business on the regular record date related to the interest payment date.

Unless the applicable pricing supplement specifies otherwise, a holder of U.S. $1.0 million (or the equivalent) or more in aggregate principal amount of certificated notes (whether having identical or different terms and provisions) shall be entitled to receive payments of interest, other than interest at maturity or upon redemption, by wire transfer of immediately available funds upon written request to the paying agent not later than 15 calendar days prior to the applicable interest payment date.

Fixed Rate Notes

For fixed rate notes, except a zero-coupon note, interest will be payable semiannually in arrears on each June 15 and December 15 (each an “interest payment date”) and the regular record date for fixed rate notes will be June 1 and December 1, respectively, except in each case as otherwise provided in the pricing supplement; provided that if the pricing supplement provides for interest payment dates other than each June 15 and December 15, the regular record date with respect to an interest payment date will be the 15th calendar day preceding such interest payment date (whether or not a business day), except as otherwise provided in the pricing supplement; provided, further, that if the notes are global notes held by DTC, the record date for such notes will be the close of business on the business day preceding the applicable interest payment date. Each interest payment on a fixed rate note will include interest accrued from, and including, the issue date or the last interest payment date, as the case may be, to, but excluding, the following interest payment date or the maturity date, redemption date or repayment date, as the case may be. Except as otherwise provided in the pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months. If the maturity date or a redemption date, repayment date or interest payment date for any fixed rate note is not a business day, then we will pay the principal, premium, if any, and interest for that note payable on such date on the next business day, and no interest or other payment will accrue as a result of such delay.

Discount Notes

We may issue discount notes (including zero-coupon notes) (“discount notes”), which generally are notes issued at a discount from the principal amount payable at the maturity date. A discount note may or may not have any periodic interest payments. Upon a redemption, repayment or acceleration of the maturity of a discount note, the amount payable will be determined as set forth below under “Optional Redemption, Repayment and Repurchase—Discount Notes.” Normally this amount is less than the amount payable at the maturity date.

Persons considering the purchase of discount notes should read the discussion set forth below under the heading “Certain United States Federal Income Tax Considerations—U.S. Holders—Original Issue Discount”

Floating Rate Notes

Each floating rate note will have an interest rate basis or formula. We may base that formula on:

•	Compounded CORRA;

•	the CMT Rate;

•	EURIBOR;

•	Compounded SOFR or Compounded SOFR Index;

•	Compounded SONIA or Compounded SONIA Rate with Compounded Index;

•	the Treasury Rate; or

•	another negotiated interest rate basis or formula or a modified version of any of the above rates or new rate not referenced above, in each case, as described in the applicable pricing supplement.

In the applicable pricing supplement, we also will indicate any spread and/or spread multiplier that would be applied to the interest rate formula to determine the interest rate. Any floating rate note may have a maximum or minimum interest rate limitation, which will be specified in the applicable pricing supplement. In addition to any maximum interest rate limitation, the interest rate on the floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

The calculation agent will calculate interest rates on, and make other determinations with respect to, the floating rate notes. M&T will appoint a calculation agent for purposes of any issuance of notes, which may include M&T, or an affiliate of M&T, including M&T Bank and Wilmington Trust as provided in the applicable pricing supplement. The calculation agent is entitled to exercise substantial discretion and in certain circumstances, the calculation agent is entitled to act exclusively as directed by us or our designee (who may be our affiliate). Accordingly, references in this prospectus supplement to determinations made by the calculation agent may refer to actions taken exclusively at our direction or the direction of our designee (who may be our affiliate).

In most cases, a floating rate note will have specified “interest reset dates,” “interest determination dates” and “calculation dates” associated with it. An “interest reset date” is a date on which the interest rate on the note is subject to change. An “interest determination date” is the date as of which the new interest rate is determined for a particular interest reset date, based on the applicable interest rate basis or formula as of that interest determination date. The “calculation date” is the date by which the calculation agent will determine the new interest rate that became effective on a particular interest reset date based on the applicable interest rate basis or formula on the interest determination date.

Change of Interest Rate

For any notes for which the base rate is Compounded CORRA, Compounded SOFR, Compounded SOFR Index, Compounded SONIA or Compounded SONIA Rate with Compounded Index, the interest rate will be reset as set forth below under “Calculation of Interest—CORRA Notes,” “Calculation of Interest—SOFR Notes,” and “Calculation of Interest—SONIA Notes,” respectively. Each period from, and including, the last interest reset date (or, in the case of the first interest reset period, the issue date) to, but excluding, the next interest reset date (or, in the case of the final interest reset period, the maturity date or earlier redemption or repayment date) is referred to as an “interest reset period.” Except for any floating rate notes for which the base rate is Compounded CORRA, Compounded SOFR, Compounded SOFR Index, Compounded SONIA or Compounded SONIA Rate with Compounded Index, we may reset the interest rate on each floating rate note daily, weekly, monthly, quarterly, semiannually, annually or on some other basis that we specify, in each case as specified in the applicable pricing supplement, as follows:

•	for notes with interest that resets daily, each business day;

•	for notes (other than Treasury Rate notes) with interest that resets weekly, Wednesday of each week;

•	for Treasury Rate notes with interest that resets weekly, Tuesday of each week, except as otherwise described below in the second paragraph under “—Date Interest Rate is Determined”;

•	for notes with interest that resets monthly, the third Wednesday of each month;

•	for notes with interest that resets quarterly, the third Wednesday of March, June, September and December of each year;

•	for notes with interest that resets semiannually, the third Wednesday of each of the two months of each year which are six months apart, as specified in the applicable pricing supplement; and

•	for notes with interest that resets annually, the third Wednesday of one month of each year as specified in the applicable pricing supplement.

The related pricing supplement will describe the initial interest rate or interest rate formula on each note. That rate is effective until the following interest reset date. Thereafter, the interest rate will be the rate determined on each interest determination date. Each time a new interest rate is determined, it becomes effective on the subsequent interest reset date or, in the case of CORRA, SOFR and SONIA notes, with respect to the relevant interest period as set forth below under “Calculation of Interest—CORRA Notes,” “Calculation of Interest—SOFR Notes,” and “Calculation of Interest—SONIA Notes,” respectively, or, in each case, as set forth in the applicable pricing supplement. If any interest reset date is not a business day, then the interest reset date is postponed to the next succeeding business day, except, in the case of a SOFR note, a CORRA note, a EURIBOR note or a SONIA note, in which case, if the next business day is in the next calendar month, the interest reset date is the immediately preceding business day.

Date Interest Rate Is Determined

Unless the applicable pricing supplement specifies otherwise, the interest determination date for all floating rate notes except CORRA notes, EURIBOR notes, SOFR notes, and Treasury Rate notes will be the second business day before the interest reset date. Unless otherwise specified in the applicable pricing supplement, the interest determination date for any interest reset date for SOFR notes, CORRA notes, EURIBOR notes and Treasury Rate notes will be:

•	for CORRA notes, as set forth below under “Calculation of Interest—CORRA Notes” or in the applicable pricing supplement;

•	for EURIBOR notes, the second T2 business day before the applicable interest reset date;

•	for SOFR notes, as set forth below under “Calculation of Interest—SOFR Notes” or in the applicable pricing supplement;

•	For SONIA notes, as set forth below under “Calculation of Interest—SONIA Notes” or in the applicable pricing supplement; and

•

for Treasury Rate notes, the day of the week in which the interest reset date falls on which Treasury bills of the same index maturity are normally auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on Tuesday. Sometimes, the auction is held on the preceding Friday. If an auction is held on the preceding Friday, that day will be the interest determination date relating to the interest reset date occurring in the next week. If an auction date falls on any interest reset date, then the interest reset date will instead be the first business day immediately following the auction date

Calculation Date

Unless we specify a different date in a pricing supplement, the calculation date, if applicable, relating to an interest determination date will be the earlier of:

(1)	the tenth calendar day after such interest determination date or, if such day is not a business day, the next succeeding business day, or

(2)	the business day immediately preceding the relevant interest payment date or the maturity date, as the case may be;

provided that for CORRA notes, SOFR notes, and SONIA notes, the calculation agent will determine the interest rate with respect to any interest period as soon as reasonably practicable on or after the interest determination date for such interest period and prior to the relevant interest payment date.

Upon the request of the beneficial holder of any floating rate note other than a CORRA notes, SOFR note, or SONIA note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for the floating rate note. With respect to any CORRA note, SOFR note, or SONIA note, the calculation agent will notify us (if we are not the calculation agent) of the interest rate and accrued interest for each interest period as soon as reasonably practicable after such determination, but in any event by the business day immediately prior to the interest payment date, and at the request of a holder of any such notes, we will provide the interest rate and the amount of interest accrued with respect to any interest period, after such interest rate and accrued interest have been determined.

Payment of Interest

Except as otherwise provided in the pricing supplement, we will pay installments of interest on floating rate notes as follows:

•	for notes with interest payable monthly, on the third Wednesday of each month;

•	for notes with interest payable quarterly, on the third Wednesday of March, June, September, and December of each year;

•	for notes with interest payable semiannually, on the third Wednesday of each of the two months specified in the applicable pricing supplement;

•	for notes with interest payable annually, on the third Wednesday of the month specified in the applicable pricing supplement (each of the above an interest payment date); and

•	at maturity, redemption or repurchase.

Each interest payment on a floating rate note will include interest accrued during the period from, and including, the last interest payment date (or, in the case of the first interest period, the issue date) to, but excluding, the next interest payment date (or, in the case of the final interest period, the maturity date or earlier redemption or repayment date) (each such period, an “interest period”).

We will pay installments of interest on floating rate notes beginning on the first interest payment date after its issue date to holders of record on the corresponding regular record date. Unless we otherwise specify in the applicable pricing supplement, the regular record date for a floating rate note will be on the 15th day (whether or not a business day) next preceding the interest payment date; provided that if the notes are global notes held by DTC, the record date for such notes will be the close of business on the business day preceding the applicable interest payment date. If an interest payment date (other than any interest payment date that is the maturity date, a redemption date or a repayment date) is not a business day, then such interest payment date will be postponed until the next succeeding business day, except that, in the case of SOFR notes, CORRA notes, EURIBOR notes or SONIA notes, if the next succeeding business day is in the next calendar month, then such interest payment date will be advanced to the immediately preceding business day, and, in each case, the related interest periods also will be adjusted for such non-business days. If the maturity date or a redemption date or repayment date of any floating rate note is not a business day, then principal, premium, if any, and interest for that note payable on such date will be paid on the next succeeding business day, and no interest or other payment will accrue as a result of such delay.

For floating rate notes other than a CORRA notes, SOFR notes, or SONIA notes, we will calculate accrued interest on a floating rate note by multiplying the principal amount of a note by an accrued interest factor. The accrued interest factor note is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate in effect on that day by (1) the actual number of days in the year, in the case of Treasury Rate notes or CMT Rate notes or (2) 360, in the case of other applicable floating rate notes. All percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or ..09876545) will be rounded to 9.87655% (or .0987655). All currency amounts used in or resulting from such calculation will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded upward). For CORRA notes, SOFR notes, and SONIA notes, we will calculate accrued interest as described below under “Calculation of Interest—CORRA Notes,” “Calculation of Interest—SOFR Notes,” and “Calculation of Interest—SONIA Notes,” respectively.

Calculation of Interest

CORRA Notes

CORRA notes will bear interest at the interest rates, calculated with reference to the Canadian Overnight Repo Rate Average, commonly referred to as CORRA, and the spread and/or spread multiplier, if any, specified in the CORRA notes and in the applicable pricing supplement. CORRA notes will be subject to the minimum and maximum interest rate, if any.

Unless the applicable pricing supplement specifies otherwise, the interest rate for each relevant interest period will be determined by the calculation agent on each interest determination date relating to a floating rate note for which the interest rate is determined with reference to CORRA (a “CORRA interest determination date”), at a base rate equal to compounded daily CORRA (“compounded CORRA”), calculated as described below or by any other method of calculation specified in the applicable pricing supplement. The CORRA interest determination date for a CORRA note means the day that is the number of Toronto banking days prior to the interest payment date (or maturity date, redemption date, or repayment date) in respect of the relevant interest period, as specified in the applicable pricing supplement. Unless the applicable pricing supplement specifies otherwise, the CORRA interest determination date for each interest period will be two Toronto banking days preceding the applicable interest payment date (or maturity date, redemption date, or repayment date).

The amount of interest accrued and payable on the CORRA notes for each interest period will be calculated by the calculation agent and will be equal to the product of (i) the outstanding principal amount of the CORRA notes multiplied by (ii) the product of (a) the base rate adjusted by the applicable spread or spread multiplier for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period divided by 365.

The calculation agent will determine compounded CORRA for each applicable interest period in accordance with the formula below, and with respect to the observation period relating to such interest period. Compounded CORRA, the interest rate and accrued interest for each interest period will be determined by the calculation agent in arrears for each applicable interest period as soon as reasonably practicable on or after the last day of the applicable observation period related to such interest period and prior to the relevant interest payment date. The calculation agent will notify us of compounded CORRA and such interest rate and accrued interest for each interest period as soon as reasonably practicable after such determination, but in any event by the business day immediately prior to the interest payment date.

Compounded CORRA Notes with Observation Shift

“Compounded CORRA” means, for any observation period, the rate of return of a daily compounded interest investment calculated in accordance with the following formula, with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.00000005 being rounded upwards:

where:

“d” for any observation period, means the number of calendar days in the relevant observation period;

“do” for any observation period, is the number of Toronto banking days in the relevant observation period;

“i” means a series of whole numbers from one to do, each representing the relevant Toronto banking day in chronological order from, and including, the first Toronto banking day in the relevant observation period;

“ni” for any Toronto banking day “i” in the relevant observation period, means the number of calendar days from, and including, such Toronto banking day “i” to, but excluding, the following Toronto banking day (which is “i” + 1);

“CORRAi” means, in respect of any Toronto banking day “i” in the relevant observation period, a reference rate equal to the daily Canada Overnight Repo Rate Average for such Toronto banking day, as published by the Bank of Canada, as the administrator of CORRA (or any successor administrator of CORRA), on the website of the Bank of Canada or any successor website, or such other source or page as is specified in the applicable pricing supplement or, if the Bank of Canada’s website or such other source or page as is specified in the applicable pricing supplement, as applicable, is unavailable, as otherwise published by such authorized distributors (in each case, at approximately 11:00 a.m., Toronto time (or such other time as is specified in the applicable pricing supplement)), on the immediately following Toronto banking day, which is Toronto banking day “i”+ 1;

“observation period” means, in respect of each interest period, the period from, and including, the date that is two Toronto banking days (or such other number of Toronto banking days as we may specify in the applicable pricing supplement) preceding the first date in such interest period to, but excluding, the date that is two Toronto banking days (or such other number of Toronto banking days as we may specify in the applicable pricing supplement) preceding the interest payment date for such interest period (or, in the case of the final interest period, the maturity date or earlier redemption or repayment date); and

“Toronto banking day” means a day on which Schedule I banks under the Bank Act (Canada) are open for business in the city of Toronto, Canada, other than a Saturday or a Sunday or a public holiday in Toronto (or such revised regular publication calendar for CORRA or an Applicable Fallback Rate as may be adopted by the administrator of CORRA from time to time).

If neither the administrator nor authorized distributors provide or publish CORRA and an Index Cessation Effective Date with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA.

Notwithstanding the foregoing, upon the occurrence of an Index Cessation Event, the terms and provisions set forth under “—Effect of an Index Cessation Event—CORRA” will apply to the CORRA notes.

Effect of an Index Cessation Event—CORRA

Upon the occurrence of an Index Cessation Event and related Index Cessation Effective Date, the interest rate for a CORRA interest determination date that occurs on or after such Index Cessation Effective Date will be the CAD Recommended Rate determined in accordance with (i) and (ii) below, to which the calculation agent will apply the most recently published spread and make such adjustments as are necessary to account for any difference in the term, structure or tenor of the CAD Recommended Rate in comparison to CORRA, in each case that we or our designee (which may be our affiliate), after consulting with us, determines, from time to time, and notifies to the calculation agent, are consistent with accepted market practice or applicable regulatory or legislative action or guidance for the use of such Applicable Fallback Rate for debt obligations comparable to the CORRA notes in such circumstances:

(i)

Index Cessation Effective Date with respect to CORRA. If there is a CAD Recommended Rate before the end of the first Toronto banking day following the Index Cessation Effective Date with respect to CORRA but neither the administrator nor authorized distributors provide or publish the CAD Recommended Rate and an Index Cessation Effective Date with respect to the CAD Recommended Rate has not occurred, then, in respect of any day for which the CAD Recommended Rate is required, references to the CAD Recommended Rate will be deemed to be references to the last provided or published CAD Recommended Rate.

(ii)

No CAD Recommended Rate or Index Cessation Effective Date with respect to CAD Recommended Rate. If there is no CAD Recommended Rate before the end of the first Toronto banking day following the Index Cessation Effective Date with respect to CORRA, or there is a CAD Recommended Rate and an Index Cessation Effective Date subsequently occurs with respect to such CAD Recommended Rate, then the base rate for a CORRA interest determination date that occurs on or after such applicable Index Cessation Effective Date will be the BOC Target Rate (as defined below). If neither the administrator nor authorized distributors provide or publish the BOC Target Rate and an Index Cessation Effective Date with respect to the BOC Target Rate has not occurred, then, in respect of any day for which the BOC Target Rate is required, references to the BOC Target Rate will be deemed to be references to the last provided or published BOC Target Rate.

Applicable Fallback Rate Conforming Changes. Notwithstanding the foregoing, in connection with the implementation of an Applicable Fallback Rate, we or our designee (which may be our affiliate), after consulting with us, may make such adjustments to the Applicable Fallback Rate or the spread thereon, if any, as well as the business day convention, the calendar day count convention, interest determination dates, interest reset dates and related provisions and definitions (including observation dates for reference rates), in each case that are consistent with accepted market practice for the use of the Applicable Fallback Rate for debt obligations such as the CORRA notes in such circumstances.

Any determination, decision or election that may be made by us or the calculation agent, as applicable, in relation to the Applicable Fallback Rate, including any determination with respect to an adjustment or the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection: (i) will be conclusive and binding, absent manifest error; (ii) if made by us, will be made in our sole discretion, or, as applicable, if made by the calculation agent will be made after consultation with us and the calculation agent will not make any such determination, decision or election to which we object and will have no liability for not making any such determination, decision or election; and (iii) shall become effective without consent from the holders of the CORRA notes or any other party.

Definitions. As used in the foregoing terms and provisions relating to the determination of CORRA:

“Applicable Fallback Rate” means the CAD Recommended Rate, or the BOC Target Rate, as applicable;

“BOC Target Rate” means the Bank of Canada’s target for the overnight rate as set by the Bank of Canada and published on the Bank of Canada’s website or, if the Bank of Canada does not target a single rate, the mid-point of the target range set by the Bank of Canada and so published (calculated as the arithmetic average of the upper bound of the target range and the lower bound of the target range, rounded, if necessary, to the nearest second decimal place, 0.005 being rounded upwards);

“CAD Recommended Rate” means the rate (inclusive of any spreads or adjustments) recommended as the replacement for CORRA by a committee officially endorsed or convened by the Bank of Canada for the purpose of recommending a replacement for CORRA (which rate may be produced by the Bank of Canada or another administrator) and as provided by the administrator of that rate or, if that rate is not provided by the administrator thereof (or a successor administrator), published by an authorized distributor;

“Index Cessation Effective Date” means, in respect of an Index Cessation Event, the first date on which CORRA or the Applicable Fallback Rate, as applicable, is no longer provided. If CORRA or the Applicable Fallback Rate, as applicable, ceases to be provided on the same day that it is required to determine the base rate for an interest period pursuant to the terms of an applicable series of CORRA notes but it was provided at the time at which it is to be observed pursuant to the terms and provisions of such series of CORRA notes (or, if no such time is specified in the terms and provisions of such series, at the time at which it is ordinarily published), then the Index Cessation Effective Date will be the next day on which the rate would ordinarily have been published; and

“Index Cessation Event” means:

(A)

a public statement or publication of information by or on behalf of the administrator or provider of CORRA or the Applicable Fallback Rate, as applicable, announcing that it has ceased or will cease to provide CORRA or the Applicable Fallback Rate, as applicable, permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide CORRA or the Applicable Fallback Rate, as applicable; or

(B)

a public statement or publication of information by the regulatory supervisor for the administrator or provider of CORRA or the Applicable Fallback Rate, as applicable, the Bank of Canada, an insolvency official with jurisdiction over the administrator or provider for CORRA or the Applicable Fallback Rate, as applicable, a resolution authority with jurisdiction over the administrator or provider for CORRA or the Applicable Fallback Rate, as applicable, or a court or an entity with similar insolvency or resolution authority over the administrator or provider for CORRA or the Applicable Fallback Rate, as applicable, which states that the administrator or provider of CORRA or the Applicable Fallback Rate, as applicable, has ceased or will cease to provide CORRA or the Applicable Fallback Rate, as applicable, permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide CORRA or the Applicable Fallback Rate, as applicable.

CMT Rate Notes

CMT Rate notes will bear interest for each interest reset period at the interest rates calculated with reference to the CMT Rate, plus or minus any spread, and/or multiplied by any spread multiplier, if any, as specified in the CMT Rate notes and in the applicable pricing supplement. CMT Rate notes will be subject to the minimum and the maximum interest rate, if any, as specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “CMT Rate” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the CMT Rate (a “CMT Rate interest determination date”):

(i) If “Refinitiv Page FRBCMT” is the specified CMT Refinitiv Page in the applicable pricing supplement, the CMT Rate on the CMT Rate interest determination date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as set forth in the daily statistical release published by the Federal Reserve Board available through its website at https://www.federalreserve.gov/releases/h15/, or any successor site or publication, and designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation) (“H.15 Daily Update”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”), as such yield is displayed on Refinitiv (or any successor service) on page FRBCMT (or any other page as may replace such page on such service) (“Refinitiv Page FRBCMT”) for such CMT Rate interest determination date. The calculation agent will follow the following procedures if the Refinitiv Page FRBCMT CMT Rate cannot be determined as described in the preceding sentence:

•

If such rate does not appear on Refinitiv Page FRBCMT, the CMT Rate on such CMT Rate interest determination date shall be a percentage equal to the yield for United States Treasury securities having the index maturity specified in the applicable pricing supplement and for such CMT Rate interest determination date as set forth in the H.15 Daily Update under the caption H.15 TCM.

•

If such rate does not appear in the H.15 Daily Update, the CMT Rate on such CMT Rate interest determination date shall be the rate for the period of the index maturity specified in the applicable pricing supplement as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate that would otherwise have been published in the H.15 Daily Update.

•

If the Federal Reserve Board or the United States Department of the Treasury does not publish a yield on United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement for such CMT Rate interest determination date, the CMT Rate on such CMT Rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate interest determination date of three leading primary United States government securities dealers in New York City (which may include the Agents or their affiliates) (each, a “reference dealer”) selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the index maturity specified in the applicable pricing supplement, a remaining term to maturity no more than one year shorter than such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. United States Treasury securities are direct, non-callable, fixed rate obligations of the U.S. government.

•

If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate interest determination date shall be the rate on the CMT Rate interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotation shall be eliminated.

•

If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate interest determination date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement, a remaining term to maturity closest to such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two such United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to such index maturity, the quotes for the United States Treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate interest determination date shall be calculated by the calculation agent and shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated. If fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate interest determination date shall be the CMT Rate in effect for the prior interest reset period; provided, however, if there was no preceding interest reset date, the initial interest rate will remain in effect for the new interest reset period.

(ii) If “Refinitiv Page FEDCMT” is the specified CMT Refinitiv Page in the applicable pricing supplement, the CMT Rate on the CMT Rate interest determination date shall be a percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as set forth in the H.15 Daily Update under the caption H.15 TCM as such yield is displayed on Refinitiv on page FEDCMT (or any other page as may replace such page on such service) (“Refinitiv Page FEDCMT”) for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate interest determination date falls. The calculation agent will follow the following procedures if the Refinitiv Page FEDCMT CMT Rate cannot be determined as described in the preceding sentence:

•

If such rate does not appear on Refinitiv Page FEDCMT, the CMT Rate on such CMT Rate interest determination date shall be a percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement for the week or month, as applicable, preceding such CMT Rate interest determination date as set forth in the H.15 Daily Update under the caption H.15 TCM.

•

If such rates required to compute such average yield do not appear in the H.15 Daily Update, the CMT Rate on such CMT Rate interest determination date shall be the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate interest determination date falls.

•

If the Federal Reserve Board does not publish a one-week or one-month, as specified in the applicable pricing supplement, average yield on United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement for the applicable week or month, the CMT Rate on such CMT Rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate interest determination date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the index maturity specified in the applicable pricing supplement, a remaining term to maturity no more than one year shorter than such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. United States Treasury securities are direct, non-callable, fixed rate obligations of the U.S. government.

•

If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate interest determination date shall be the rate on the CMT Rate interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotation shall be eliminated.

•

If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate interest determination date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement, a remaining term to maturity closest to such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two such United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to such index maturity, the quotes for the United States Treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate interest determination date shall be calculated by the calculation agent and shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated. If fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate determination date shall be the CMT Rate in effect for the prior interest reset period; provided, however, if there was no preceding interest reset date, the initial interest rate will remain in effect for the new interest reset period.

EURIBOR Notes

Each EURIBOR note will bear interest for each interest reset period at an interest rate equal to EURIBOR, plus or minus any spread, and/or multiplied by any spread multiplier as specified in such note and the applicable pricing supplement. EURIBOR notes will be subject to the minimum and the maximum interest rate, if any, as specified in any applicable pricing supplement.

The calculation agent will determine EURIBOR on each EURIBOR interest determination date, which is the second T2 business day prior to the interest reset date for each interest reset period.

Unless otherwise specified in the applicable pricing supplement, EURIBOR means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to EURIBOR (a “EURIBOR interest determination date”), a base rate equal to the interest rate for deposits in euro designated as “EURIBOR” as sponsored, calculated and published by EMMI having the index maturity specified in the applicable pricing supplement, as that rate appears on Refinitiv Page EURIBOR01 (or any other page as may replace such page on such service) (“Refinitiv Page EURTBOR01”) as of 11:00 a.m., Brussels time, on such EURIBOR interest determination date.

Unless the applicable pricing supplement specifies otherwise, the following procedures will be followed if EURIBOR cannot be determined as described above:

•

If the rate described above does not appear on Refinitiv Page EURTBOR01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on such EURIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the calculation agent, after consultation with us: euro deposits having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount. The calculation agent will request that the principal euro-zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR interest determination date will be the arithmetic mean of those quotations.

•

If fewer than two quotations are provided as described above, EURIBOR for such EURIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 a.m., Brussels time, on that interest determination date, by four major banks in the euro-zone selected by the calculation agent: loans of euro having the relevant index maturity, beginning on the relevant interest reset date, and in an amount that is representative of a single transaction in euro in that market at the time.

•

If fewer than four banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest reset period will be EURIBOR in effect for the prior interest reset period; provided, however, if there was no preceding interest reset date, the initial interest rate will remain in effect for the new interest reset period.

“euro-zone” means, at any time, the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992.

Notwithstanding the above, if EURIBOR has been permanently discontinued, the calculation agent will use, as directed by us, as a substitute for EURIBOR and for each future EURIBOR interest determination date, the alternative reference rate selected by the central bank, reserve bank, monetary authority or any similar institution (including any committee or working group thereof) that is consistent with accepted market practice (the “EURIBOR Alternative Rate”). As part of such substitution, the calculation agent will, as directed by us, make such adjustments to the EURIBOR Alternative Rate or the spread thereon, as well as the business day convention, determination dates and related provisions and definitions (“EURIBOR Adjustments”), in each case that are consistent with accepted market practice for the use of such EURIBOR Alternative Rate for debt obligations such as the EURIBOR notes; provided, however, that if there is no clear market consensus as to whether any rate has replaced EURIBOR in customary market practice, we may appoint in our sole discretion an independent financial advisor to determine an appropriate EURIBOR Alternative Rate, and any EURIBOR Adjustments thereto, and the decision of the independent financial advisor will be binding on us, the calculation agent and the holders of the EURIBOR Notes. If EURIBOR has been permanently discontinued, but for any reason an EURIBOR Alternative Rate has not been determined or there is no such accepted market practice for the use of such EURIBOR Alternative Rate (and an independent financial advisor has not determined an appropriate EURIBOR Alternative Rate and any EURIBOR Adjustments), the rate of EURIBOR for the next interest period will be set equal to the rate of EURIBOR for the then current interest reset period.

SOFR Notes

Prior to the occurrence of a Benchmark Transition Event and related Benchmark Replacement Date (each as defined below in this “—SOFR Notes” section), if any notes are designated in the applicable pricing supplement with reference to the Secured Overnight Financing Rate, commonly referred to as SOFR, such notes will bear interest calculated by reference to daily SOFR, a 30-, 90- or 180-day average SOFR, or any other SOFR rate or SOFR index rate, as may be published at such time by the SOFR Administrator (as defined below) or calculable at such time by reference to such published rates, in each case as specified in the applicable pricing supplement, and the spread and/or spread multiplier, if any, specified on the face of the SOFR notes and on the cover of the applicable pricing supplement. SOFR notes will be subject to the minimum and the maximum interest rate, if any, as specified in any applicable pricing supplement.

SOFR notes will be Compounded SOFR notes or Compounded SOFR Index notes, as described below, unless otherwise specified in the applicable pricing supplement.

Unless the applicable pricing supplement specifies otherwise, the interest rate applicable for each interest period will be the rate determined by the calculation agent, with respect to any interest determination date relating to a floating rate note or fixed rate/floating rate note for which the interest rate is determined with reference to SOFR (a “SOFR interest determination date”) at a base rate equal to compounded daily SOFR (“Compounded SOFR”), calculated as described below or by any other method of calculation specified in the applicable pricing supplement.

The amount of interest accrued and payable on SOFR notes for each interest period will be equal to the product of (i) the outstanding principal amount of SOFR notes multiplied by (ii) the product of (a) the base rate adjusted by the applicable spread or spread multiplier for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period (or other applicable period) divided by 360.

Promptly upon such determination, the calculation agent will notify us of the floating interest rate for the relevant interest period. Any calculation or determination by the calculation agent with respect to the floating interest rate will be made in the calculation agent’s sole discretion and will be conclusive and binding absent manifest error.

The SOFR interest determination date for Compounded SOFR notes and Compounded SOFR Index notes means the day that is the number of U.S. Government Securities Business Days prior to the interest payment date (or maturity date, redemption date, or repayment date) in respect of the relevant interest period, as specified in the applicable pricing supplement. Unless the applicable pricing supplement specifies otherwise, the SOFR interest determination date for each interest period will be two U.S. Government Securities Business Days preceding the applicable interest payment date (or maturity date, redemption date, or repayment date).

Notwithstanding the foregoing paragraphs, if we or our designee (which may be our affiliate), after consulting with us, determines on or prior to the relevant SOFR interest determination date that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR, then the provisions set forth below under the heading “—Effect of Benchmark Transition Event and Related Benchmark Replacement Date,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the rate of interest payable on the SOFR notes. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each interest period will be determined by reference to a rate per annum equal to the Benchmark Replacement plus or minus the spread specified in the applicable pricing supplement.

Compounded SOFR Notes

If the applicable pricing supplement for any SOFR note specifies the calculation method as being “Compounded SOFR,” then “Compounded SOFR,” with respect to any interest period, means the rate of return of a daily compounded interest investment calculated in accordance with the following formula:

where:

“d0,” for any observation period, means the number of U.S. Government Securities Business Days in the relevant observation period;

“i ” means a series of whole numbers from one to do, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant observation period;

“SOFRi,” for any U.S. Government Securities Business Day “i” in the relevant observation period, is equal to SOFR in respect of that day “i”;

“ni,” for any U.S. Government Securities Business Day “i” in the relevant observation period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day (“i+1”);

“d ” means the number of calendar days in the relevant observation period;

“observation period” means, in respect of each interest period, the period from, and including, the date that is two U.S. Government Securities Business Days (or such other number of U.S. Government Securities Business Days as we may specify in the applicable pricing supplement) preceding the first date in such interest period to, but excluding, the date that is two U.S. Government Securities Business Days (or such other number of U.S. Government Securities Business Days as we may specify in the applicable pricing supplement) preceding the interest payment date for such interest period (or, in the case of the final interest period, the maturity date or earlier redemption or repayment date);

“SOFR” means, with respect to any U.S. Government Securities Business Day:

(1)

the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day as such rate appears on the SOFR Administrator’s Website at 3:00 p.m., New York City time, on the immediately following U.S. Government Securities Business Day (the “SOFR Determination Time”); or

(2)

if the rate specified in (1) above does not so appear, unless both a Benchmark Transition Event and its related Benchmark Replacement Date (as each such term is defined below under “—Effect of Benchmark Transition Event and Related Benchmark Replacement Date”) have occurred, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website; or

(3)

If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Benchmark Replacement, subject to the provisions described, and as defined, below under “—Effect of Benchmark Transition Event and Related Benchmark Replacement Date”;

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate);

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this document and is not incorporated herein by reference; and

“U.S. Government Securities Business Day” means any day that is not a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Compounded SOFR Index Notes

If the applicable pricing supplement for any SOFR note specifies the calculation method as being “Compounded Index Rate,” then “Compounded SOFR,” with respect to any interest period, means the rate computed in accordance with the following formula:

where:

“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days, or such other number of U.S. Government Securities Business Days as specified in the applicable pricing supplement, preceding the first date of the relevant interest period;

“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days, or such other number of U.S. Government Securities Business Days as specified in the applicable pricing supplement, preceding the interest payment date relating to the relevant interest period;

“observation period” means, in respect of the relevant interest period, the period from, and including, the day which is two U.S. Government Securities Business Days, or such other number of U.S. Government Securities Business Days as specified in the applicable pricing supplement, preceding the first date of the relevant interest period such interest period to, but excluding, the day which is two U.S. Government Securities Business Days, or such other number of U.S. Government Securities Business Days as specified in the applicable pricing supplement, preceding the interest payment date relating to such interest period (or, in the case of the final interest period, the maturity date or earlier redemption or repayment date);

“dc” is the number of calendar days in the relevant observation period;

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)

the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m., New York City time, on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2)	if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then:

(i)

if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below under “—Effect of Benchmark Transition Event and Related Benchmark Replacement Date”) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “—SOFR Index Unavailable” provisions below; or

(ii)

if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “—Effect of Benchmark Transition Event and Related Benchmark Replacement Date” provisions below; and

“U.S. Government Securities Business Day” means any day that is not a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

SOFR Index Unavailable

If a SOFR Indexstart or SOFR IndexEnd is not published on the associated SOFR interest determination date and a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below under “—Effect of Benchmark Transition Event and Related Benchmark Replacement Date”) have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at www.newyorkfed.org/markets/reference-rates/additional-information-about-reference-rates. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “observation period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily SOFR (“SOFRi”) does not so appear for any day “i” in the observation period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Effect of Benchmark Transition Event and Related Benchmark Replacement Date

Benchmark Replacement. If we or our designee (which may be our affiliate), after consulting with us, determines on or prior to the relevant Reference Time that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to the then-current Benchmark for the SOFR notes, the applicable Benchmark Replacement will replace the then-current Benchmark for the SOFR notes for all purposes relating to the SOFR notes in respect of all determinations on such date and for all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we or our designee (which may be our affiliate), after consulting with us, will have the right to make Benchmark Replacement Conforming Changes from time to time.

Decisions and Determinations. Any determination, decision or election that may be made by us or our designee (which may be our affiliate), pursuant to the benchmark transition provisions set forth herein, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	if made by us, will be made in our sole discretion;

•	if made by our designee, will be made after consultation with us, and our designee will not make any such determination, decision or election to which we object; and

•

notwithstanding anything to the contrary in this prospectus supplement and the accompanying prospectus, the indentures or the SOFR notes, shall become effective without consent from the holders of the SOFR notes or any other party.

The calculation agent shall have no liability for not making any determination, decision or election pursuant to the benchmark transition provisions. We may designate an entity (which entity may be a calculation agent and/or our affiliate) to make any determination, decision or election that we have the right to make in connection with the benchmark transition provisions set forth herein or in any applicable pricing supplement.

Certain Defined Terms. As used in this “—SOFR Notes” section with respect to any Benchmark Transition Event and implementation of the applicable Benchmark Replacement and Benchmark Replacement Conforming Changes:

“Benchmark” means, initially, the Specified SOFR; provided that if we or our designee (which may be our affiliate), after consulting with us, determines on or prior to the relevant Reference Time that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to such Specified SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee (which may be our affiliate), after consulting with us, as of the Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if any) and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of: (a) the alternate rate of interest that has been selected by us or our designee (which may be our affiliate), after consulting with us, as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee (which may be our affiliate), after consulting with us, as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body or determined by us or our designee (which may be our affiliate), after consulting with us, in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee (which may be our affiliate), after consulting with us, after giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “interest period,” the manner, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors (including changes to the definition of “Corresponding Tenor” solely when such tenor is longer than the interest period) and other administrative matters) that we or our designee (which may be our affiliate), after consulting with us, determines, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee (which may be our affiliate), after consulting with us, decides that implementation of any portion of such market practice is not administratively feasible or we or our designee (which may be our affiliate), after consulting with us, determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee (which may be our affiliate), after consulting with us, determines is appropriate).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR calculated by reference to daily SOFR, the SOFR Determination Time, and (2) if the Benchmark is Compounded SOFR calculated by reference to SOFR Index, the SOFR Index Determination Time, and (3) if the Benchmark is not Compounded SOFR calculated by reference to SOFR or SOFR Index, the time determined by us or our designee (which may be our affiliate), after consulting with us, in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the SOFR Administrator on the SOFR Administrator’s Website. The information contained on such website is not part of this prospectus supplement and is not incorporated into this prospectus supplement by reference.

“Specified SOFR” means Compounded SOFR, as described above, or another base rate calculated by referenced to daily SOFR, a 30-, 90- or 180-day average SOFR, or any other SOFR rate or SOFR index rate, as specified in the applicable pricing supplement of the SOFR notes.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Additional Information about SOFR and SOFR Index

SOFR is published by the Federal Reserve Bank of New York and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The Federal Reserve Bank of New York reports that SOFR includes all trades in the Broad General Collateral Rate and bilateral U.S. Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of DTC, and SOFR is filtered by the Federal Reserve Bank of New York to remove some (but not all) of the foregoing transactions considered to be “specials.” According to the Federal Reserve Bank of New York, “specials” are repos for specific-issue collateral, which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

The Federal Reserve Bank of New York reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service. The Federal Reserve Bank of New York also notes that it obtains information from DTCC Solutions LLC, an affiliate of DTC.

If data for a given market segment were unavailable for any day, then the most recently available data for that segment would be utilized, with the rates on each transaction from that day adjusted to account for any change in the level of market rates in that segment over the intervening period. SOFR would be calculated from this adjusted prior day’s data for segments where current data were unavailable, and unadjusted data for any segments where data were available. To determine the change in the level of market rates over the intervening period for the missing market segment, the Federal Reserve Bank of New York would use information collected through a daily survey conducted by its Trading Desk of primary dealers’ repo borrowing activity. Such daily survey would include information reported by the dealers or their affiliates.

The Federal Reserve Bank of New York notes on its publication page for SOFR that use of SOFR is subject to important limitations, indemnification obligations and disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

Each U.S. Government Securities Business Day, the Federal Reserve Bank of New York publishes SOFR on its website at approximately 8:00 a.m., New York City time. If errors are discovered in the transaction data provided by The Bank of New York Mellon or DTCC Solutions LLC, or in the calculation process, subsequent to the initial publication of SOFR but on that same day, SOFR and the accompanying summary statistics may be republished at approximately 2:30 p.m., New York City time. Additionally, if transaction data from The Bank of New York Mellon or DTCC Solutions LLC had previously not been available in time for publication, but became available later in the day, the affected rate or rates may be republished at around this time. Rate revisions will only be effected on the same day as initial publication and will only be republished if the change in the rate exceeds one basis point. Any time a rate is revised, a footnote to the Federal Reserve Bank of New York’s publication would indicate the revision. This revision threshold will be reviewed periodically by the Federal Reserve Bank of New York and may be changed based on market conditions.

SOFR is published by the Federal Reserve Bank of New York based on data received from other sources, and we have no control over its determination, calculation or publication. The Federal Reserve Bank of New York started publishing SOFR in April 2018 and the SOFR Index in March 2020. The Federal Reserve Bank of New York also has published historical indicative Secured Overnight Financing Rates dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Investors should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.

Neither the SOFR Administrator’s Website, nor any of the information or materials available thereon, are a part of this document or incorporated herein by reference.

The SOFR Index is published by the Federal Reserve Bank of New York and measures the cumulative impact of compounding the Secured Overnight Financing Rate on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of the Secured Overnight Financing Rate. The SOFR Index value reflects the effect of compounding the Secured Overnight Financing Rate each business day, and allows the calculation of compounded Secured Overnight Financing Rate averages over custom time periods.

The Federal Reserve Bank of New York notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice.

SONIA Notes

SONIA rate notes will bear interest at the interest rates, calculated with reference to the Sterling Overnight Index Average Rate, commonly referred to as SONIA, and the spread and/or spread multiplier, if any, specified in the SONIA rate notes and in the applicable pricing supplement. SONIA rate notes will be subject to the minimum and maximum interest rate, if any, as specified in the applicable pricing supplement.

The SONIA rate in respect of any SONIA rate notes will be determined in accordance with (i) if the calculation method is specified in the applicable pricing supplement as being Compounded SONIA an “Observation Lookback Convention” and (ii) if the calculation method is specified in the applicable pricing supplement as being “Compounded Index Rate,” a “Compounded Index Convention,” each as indicated in the applicable pricing supplement and as described below. The interest determination date for any SONIA note means the day that is the number of London banking days prior to the interest payment date (or maturity date, redemption date, or repayment date) in respect of the relevant interest period, as specified in the applicable pricing supplement (which shall not be specified in the applicable pricing supplement as less than five London banking days without the prior agreement of the calculation agent)). Unless the applicable pricing supplement specifies otherwise, the interest determination date for any SONIA rate note for each interest period will be five London banking days preceding the applicable interest payment date (or maturity date, redemption date, or repayment date).

The amount of interest accrued and payable on the SONIA rate notes for each interest period will be equal to the product of (i) the outstanding principal amount of the SONIA rate notes multiplied by (ii) the product of (a) the base rate adjusted by the applicable spread or spread multiplier for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period (or other applicable period) divided by 365.

Compounded SONIA Rate Notes with Observation Lookback Convention

If the applicable pricing supplement for any SONIA rate notes specifies the calculation method as being Compounded SONIA and, in addition, specifies the Observation Method as being the “Observation Lookback Convention,” then “Compounded SONIA” means, with respect to each applicable interest period, the rate of return of a daily compounded interest investment (with the daily SONIA rate as reference rate for the calculation of interest) calculated in accordance with the following formula, and the resulting percentage shall, unless otherwise specified in the applicable pricing supplement, be rounded if necessary to the fourth decimal place (with .00005 being rounded upwards):

where:

“d0,” for any interest period, is the number of London banking days in such interest period;

“i,” for such interest period, is a series of whole numbers from one to d0, each representing the relevant London banking day in chronological order from, and including, the first London banking day in such interest period;

“SONIA” in respect of any London banking day, means a reference rate equal to the daily Sterling Overnight Index Average rate for such London banking day as provided by the administrator of SONIA to authorized distributors and as then published on the Relevant Screen Page (as specified in the applicable pricing supplement) or, if the Relevant Screen Page is unavailable, as otherwise published by such authorized distributors, in each case on the London banking day immediately following such London banking day;

“SONIAi-pLBD” means, in relation to any London banking day “i” in such interest period, SONIA in respect of the London banking day falling “p” London banking days prior to such London banking day “i,” determined by the calculation agent;

“ni” means, in relation to any London banking day “i” in such interest period, the number of calendar days from, and including, such London banking day “i” to, but excluding, the next following London banking day;

“d,” for such interest period, is the number of calendar days in such interest period;

“p” means the number of London banking days specified in the applicable pricing supplement (or, if no such number is specified, five London banking days); and

“London banking day” means any day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London, England.

Fallback Provisions for SONIA Rate Notes specifying the calculation method as being Compounded SONIA

If, in respect of any London banking day, the SONIA rate is not available on the Relevant Screen Page or has not otherwise been published by the relevant authorized distributors, then SONIA in respect of such London banking day shall, unless the calculation agent has been notified of any Successor Rate or Alternative Benchmark Rate (and, in either case, the applicable Adjustment Spread and the specific terms of any Benchmark Amendments) as described under “—Benchmark Discontinuation—Reference Rate Replacement—SONIA” below, be: (1) the sum of: (a) the Bank of England’s Bank Rate (the “Bank Rate”) prevailing at 5:00 p.m., London time (or, if earlier, close of business) on such London banking day and (b) the mean of the spread of SONIA to the Bank Rate over the previous five London banking days on which a SONIA rate has been published, excluding the highest spread (or, if there are more than one highest spread, then only one of those highest spreads) and the lowest spread (or, if there are more than one lowest spread, then only one of those lowest spreads) to the Bank Rate; or (2) if the Bank Rate is not published by the Bank of England at 5:00 p.m., London time (or, if earlier, close of business) on the relevant London banking day, the SONIA rate published on the Relevant Screen Page (or otherwise published by the relevant authorized distributors) for the first preceding London banking day on which the SONIA rate was published on the Relevant Screen Page (or otherwise published by the relevant authorized distributors).

Notwithstanding the previous paragraph, but subject to any notification of a Successor Rate or Alternative Benchmark Rate (and, in either case, the applicable Adjustment Spread and the specific terms of any Benchmark Amendments) as outlined in the previous paragraph, in the event the Bank of England publishes guidance as to: (1) how SONIA is to be determined or (2) any rate that is to replace SONIA, then the calculation agent shall, to the extent that is reasonably practicable and as set forth in a direction from us in writing, follow such guidance in order to determine SONIA for the purposes of the notes and for so long as SONIA is not available or has not been published by the relevant authorized distributors.

If, on any interest determination date, the interest rate cannot be determined by reference to any of the subparagraphs above, then the interest rate for the relevant interest period shall be: (1) the interest rate determined as at the last preceding interest determination date (though substituting, where a different spread or spread multiplier is to be applied to the relevant interest period from that which applied to the last preceding interest period, the spread or spread multiplier relating to the relevant interest period in place of the spread or spread multiplier relating to that last preceding interest period) or (2) if there is no such preceding interest determination date, the initial interest rate that would have been applicable to such SONIA rate notes for the first interest period had the notes been in issue for a period equal in duration to the first interest period but ending on (and excluding) the interest commencement date (and applying the spread or spread multiplier, if applicable, to the first interest period).

Notwithstanding, and at any time during the application of, the foregoing procedures, if we or our designee determines that a Benchmark Transition Event has occurred in relation to any notes that reference SONIA, then, pursuant to the provisions described under “—Benchmark Discontinuation—Reference Rate Replacement—SONIA,” we will use reasonable efforts to appoint an Independent Financial Adviser (as defined below) for the determination

(with our agreement) of, amongst other items, a Successor Rate (as defined below) or, alternatively, if we and the Independent Financial Adviser agree that there is no Successor Rate, an Alternative Benchmark Rate (as defined below) and, in each case, an Adjustment Spread (as defined below) and the provisions described under “—Benchmark Discontinuation—Reference Rate Replacement—SONIA” shall, in such circumstances, apply to the SONIA rate notes.

If the SONIA rate notes become due and payable, then the final interest rate shall be calculated for the period from (and including) the most recent interest payment date (or, if none, the interest commencement date) to (but excluding) the date on which the notes become so due and payable, and such interest rate shall continue to apply to the notes for so long as interest continues to accrue thereon.

Compounded SONIA Rate Notes with Compounded Index Convention

If the applicable pricing supplement for any SONIA rate notes specifies the calculation method as being Compounded Index Rate and, in addition, specifies the Observation Method as being the “Compounded Index Convention,” then “Compounded SONIA” means, for each applicable interest period, a rate determined by reference to the screen rate or index for compounded SONIA administered by the administrator of the SONIA reference rate that is published or displayed by such administrator or other information service from time to time at 12:30 p.m. (London time) on the relevant Index Determination Dates specified below, as further specified in the applicable pricing supplement (the “SONIA Compounded Index Value”), as calculated in accordance with the formula below (and the resulting percentage shall be rounded if necessary to the fourth decimal place, with 0.00005 being rounded upwards) plus or minus (as indicated in the applicable pricing supplement) the spread, if any, all determined by the calculation agent.

Compounded SONIA rate is equal to:

where:

“SONIA Compounded IndexEnd” means the SONIA Compounded Index Value determined in relation to the day which is five London banking days (or such other number of London banking days as we may specify in the applicable pricing supplement) preceding the interest payment date relating to such interest period (or, in the case of the final interest period, the maturity date or earlier redemption or repayment date);

“SONIA Compounded IndexStart” means the SONIA Compounded Index Value determined in relation to the day which is five London banking days (or such other number of London banking days as we may specify in the applicable pricing supplement) preceding the first day of the relevant interest period;

“Index Determination Date” means a day on which the SONIA Compounded Index is determined pursuant to SONIA Compounded IndexEnd or SONIA Compounded IndexStart above;

“d” is the number of calendar days from (and including) the applicable Index Determination Date to (but excluding) the following Index Determination Date.

“London banking day” means any day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London, England.

Fallback Provisions for SONIA Rate Notes specifying calculation method as being Compounded Index Convention

If, in respect of any index determination date, the SONIA Compounded Index Value is not available or has not otherwise been published or displayed by the administrator of the SONIA reference rate or by another information service, as the case may be, “Compounded SONIA,” for such interest period, shall be calculated by the calculation agent on the relevant interest determination date on the basis of GBP-SONIA-COMPOUND, as that rate is described in Supplement number 55 to the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.), as published on April 23, 2018 (the “ISDA Compound SONIA Definition”) (and for the purposes of calculating Compounded SONIA on the basis of the ISDA Compound SONIA Definition, references in the ISDA Compound SONIA Definition to “Calculation Period” shall be construed as references to the period from, and including, the date which is five London banking days (or such other number of London banking days as we may specify in the applicable pricing supplement) preceding the first date of the relevant interest period to, but excluding, the date which is the same number of London banking days preceding the interest payment date relating to the relevant interest period (or, in the case of the final interest period, the maturity date or earlier redemption or repayment date) (or, if such date is not a London banking day, the London banking day immediately preceding such date)) (each such period, a “Reference Period”).

If the SONIA reference rate is not published on a London banking day in the relevant Reference Period, as specified in the ISDA Compound SONIA Definition, the calculation agent will determine such SONIA reference rate in respect of such London banking day as being a rate equal to the SONIA reference rate in respect of the last London banking day for which such rate was published by the authorized distributors of the SONIA reference rate.

If, on any London banking day following such London banking day on which the SONIA reference rate is not published, the SONIA reference rate is still not available or has not otherwise been published by the relevant authorized distributors, the calculation agent will determine such SONIA reference rate in respect of each such London banking day as being the rate (inclusive of any spreads or adjustments) recommended as the replacement for the SONIA reference rate by (i) the administrator of SONIA (if the administrator of SONIA is the Bank of England or a successor national central bank), or otherwise (ii) a committee or other body officially endorsed or convened by one or both of the UK’s Financial Conduct Authority and Prudential Regulation Authority (including, for the avoidance of doubt, the UK’s Financial Conduct Authority and Prudential Regulation Authority themselves) (or, in each case, any successor thereto) (which rate may be produced by the Bank of England or another administrator) and as provided or published by the administrator of that rate or, if that rate is not provided or published by the administrator thereof (or a successor administrator), as provided or published by an authorized distributor (the “GBP Recommended Rate”).

If, in respect of a London banking day in the relevant Reference Period, no GBP Recommended Rate exists or is published, the calculation agent will determine the SONIA reference rate in respect of any London banking day in respect of which the GBP Recommended Rate would otherwise have applied as being: (i) the Bank of England’s Bank Rate (the “Bank Rate”) prevailing at close of business on such London banking day; plus (ii) the mean of the spread of the SONIA reference rate to the Bank Rate over the previous five London banking days on which a SONIA reference rate has been published, excluding the highest spread (or, if there is more than one highest spread, one only of those highest spreads) and lowest spread (or, if there is more than one lowest spread, one only of those lowest spreads) to the Bank Rate.

In the event Compounded SONIA cannot be determined in accordance with the foregoing provisions, the interest rate shall be (i) that determined at the last preceding interest determination date or (ii) if there is no such preceding interest determination date, the initial interest rate which would have been applicable to the SONIA notes for the scheduled first interest period had the SONIA notes been in issue for a period equal in duration to the scheduled first interest period but ending on, and excluding, the issue date of the SONIA notes.

Notwithstanding the foregoing, in no event shall the calculation agent be responsible for determining any substitute for SONIA, or for making any adjustments to any alternative benchmark or spread thereon, the business day convention, interest determination dates or any other relevant methodology for calculating any such substitute or successor benchmark. In connection with the foregoing, the calculation agent will be entitled to conclusively rely on any determinations made by us or our designee and will have no liability for such actions taken at the direction of us or our designee.

Notwithstanding, and at any time during the application of, the foregoing procedures, if we determine that a Benchmark Event has occurred in relation to any SONIA notes, then, pursuant to the provisions described under “—Benchmark Discontinuation—Reference Rate Replacement—SONIA,” we will use reasonable efforts to appoint an Independent Financial Adviser (as defined below) for the determination (with our agreement) of, amongst other items, a Successor Rate (as defined below) or, alternatively, if we and the Independent Financial Adviser agree that there is no Successor Rate, an Alternative Benchmark Rate (as defined below) and, in each case, an Adjustment Spread (as defined below) and the provisions described under “—Benchmark Discontinuation—Reference Rate Replacement—SONIA” shall, in such circumstances, apply to the SONIA notes.

Benchmark Discontinuation—Reference Rate Replacement—SONIA

Notwithstanding the foregoing, if we or our designee determines that a Benchmark Event (as defined below) has occurred when any interest rate (or the relevant component part thereof) remains to be determined by reference to SONIA, then the following provisions shall apply:

•

we will use reasonable efforts to appoint an Independent Financial Adviser (as defined below) for the determination (with our agreement) of a Successor Rate (as defined below) or, alternatively, if we and the Independent Financial Adviser agree that there is no Successor Rate, an alternative rate (the “Alternative Benchmark Rate”) and, in either case, an alternative screen page or source (the “Alternative Relevant Screen Page”) and an Adjustment Spread (as defined below) (if applicable) no later than three business days prior to the relevant interest determination date relating to the next succeeding interest period (the “IA Determination Cut-off Date”) for purposes of determining the interest rate applicable to the notes for all future interest periods;

•

the Alternative Benchmark Rate will be such rate as we and the Independent Financial Adviser agree has replaced SONIA in customary market usage for the purposes of determining the applicable interest rate or, if we and the Independent Financial Adviser agree that there is no such rate, such other rate as we and the Independent Financial Adviser agree is most comparable to SONIA, and the Alternative Relevant Screen Page shall be such page of an information service as displays the Alternative Benchmark Rate;

•

if we are unable to appoint an Independent Financial Adviser, or if we and the Independent Financial Adviser cannot agree upon, or cannot select a Successor Rate or an Alternative Benchmark Rate and Alternative Relevant Screen Page prior to the IA Determination Cut-off Date in accordance with the clause immediately above, then we may determine which (if any) rate has replaced SONIA in customary market usage for purposes of determining the applicable interest rate or, if we determine that there is no such rate, which (if any) rate is most comparable to SONIA, and the Alternative Benchmark Rate will be the rate so determined by us, and the Alternative Relevant Screen Page will be such page of an information service as displays the Alternative Benchmark Rate; provided, however, that if this clause applies and we are unable or unwilling to determine an Alternative Benchmark Rate and Alternative Relevant Screen Page prior to the interest determination date relating to the next succeeding interest period in accordance with this clause, the reference rate applicable to such interest period will be determined pursuant to the interest rate provisions for notes referencing SONIA and as outlined above under the caption “SONIA Notes”;

•

if a Successor Rate or an Alternative Benchmark Rate and an Alternative Relevant Screen Page is determined in accordance with the preceding provisions, such Successor Rate or such Alternative Benchmark Rate and such Alternative Relevant Screen Page will be the benchmark and the Relevant Screen Page in relation to the notes for all future interest periods;

•

if we determine, together with the Independent Financial Adviser, that (A) an Adjustment Spread is required to be applied to the Successor Rate or the Alternative Benchmark Rate and (B) the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread will be applied to the Successor Rate or the Alternative Benchmark Rate for each subsequent determination of a relevant interest rate and Interest Amount(s) (or a component part thereof) by reference to such Successor Rate or such Alternative Benchmark Rate;

•

if a Successor Rate or an Alternative Benchmark Rate and/or Adjustment Spread is determined in accordance with the above provisions, we may also specify additional changes applicable to the notes, and the method for determining the fallback rate in relation to the notes, to follow market practice in relation to the Successor Rate or the Alternative Benchmark Rate and/or the Adjustment Spread, which changes shall apply to the notes for all future interest periods; and

•

we will promptly, following the determination of any Successor Rate or any Alternative Benchmark Rate and any Alternative Relevant Screen Page and any Adjustment Spread (if any), give notice thereof and of any changes pursuant to the clause immediately above to the calculation agent, the paying agent and the holders of the notes.

“Adjustment Spread” means either a spread (which may be positive or negative) or a formula or methodology for calculating a spread, which we determine should be applied to the relevant Successor Rate or the relevant Alternative Benchmark Rate (as applicable), as a result of the replacement of SONIA with the relevant Successor Rate or the relevant Alternative Benchmark Rate (as applicable), and is the spread, formula or methodology which:

•

in the case of a Successor Rate, is recommended or formally provided as an option for parties to adopt, in relation to the replacement of the reference rate with the Successor Rate by any Relevant Nominating Body; or

•

in the case of a Successor Rate for which no such recommendation has been made, or option provided, or in the case of an Alternative Benchmark Rate, the spread, formula or methodology which we determine to be appropriate to reduce or eliminate, to the fullest extent reasonably practicable in the circumstances, any economic prejudice or benefit (as the case may be) to holders as a result of the replacement of the reference rate with the Successor Rate or the Alternative Benchmark Rate (as applicable).

“Benchmark Event” means:

(a) SONIA has ceased to be published on the Relevant Screen Page as a result of such benchmark ceasing to be calculated or administered; or

(b) a public statement by the administrator of SONIA that it will cease publishing such reference rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of such reference rate); or

(c) a public statement by the supervisor of the administrator of SONIA that such reference rate has been or will be permanently or indefinitely discontinued; or

(d) a public statement by the supervisor of the administrator of SONIA that means that such reference rate will be prohibited from being used or that its use will be subject to restrictions or adverse consequences; or

(e) a public statement by the supervisor of the administrator of SONIA that, in the view of such supervisor, such reference rate is no longer representative of an underlying market or the methodology to calculate such reference rate has materially changed; or

(f) it has or will become unlawful for the calculation agent or us to calculate any payments due to be made to any holder using SONIA (including, without limitation, under the UK Benchmarks Regulation, if applicable).

“Independent Financial Adviser” means an independent financial institution of international repute or other independent financial adviser experienced in the international debt capital markets, in each case appointed by us.

“Relevant Nominating Body” means, in respect of a benchmark or screen rate (as applicable):

•

the central bank, reserve bank, monetary authority or similar institution for the currency to which the benchmark or screen rate (as applicable) relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable); or

•

any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable), (c) a group of the aforementioned central banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof.

“Successor Rate” means the reference rate (and related alternative screen page or source, if available) that the Independent Financial Adviser (with our agreement) determines is a successor to or replacement of SONIA which is formally recommended by any Relevant Nominating Body.

Treasury Rate Notes

Treasury Rate notes will bear interest for each interest reset period at a rate equal to the Treasury Rate, plus or minus any spread, and/or multiplied by any spread multiplier as specified in the Treasury Rate notes and the applicable pricing supplement. Treasury Rate notes will be subject to the minimum and the maximum interest rate, if any, as specified in the applicable pricing supplement.

The “Treasury Rate” for any interest determination date is the rate from the auction held on such treasury rate interest determination date (the “auction”) of direct obligations of the United States (“treasury bills”) having the index maturity specified in such pricing supplement under the caption “INVEST RATE” on the display on Refinitiv page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) by 3:00 p.m., New York City time, on the calculation date for that interest determination date.

The calculation agent will follow the following procedures if the Treasury Rate cannot be determined as described above:

•

If the rate is not so published by 3:00 p.m., New York City time, on the calculation date (unless the calculation is made earlier and the rate is available from that source at that time), the Treasury Rate will be the bond equivalent yield (as defined below) of the auction rate of such treasury bills of the kind described above, as announced by the United States Department of the Treasury.

•

If the results of the most recent auction of treasury bills having the index maturity described in the pricing supplement is not so announced as described above by 3:00 p.m., New York City time, on the calculation date, or if no auction is held for the relevant week, then the Treasury Rate will be the bond equivalent yield on such interest determination date of treasury bills having the index maturity specified in the applicable pricing supplement as published in the H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. government securities—Treasury bills (secondary market)” (or any successor caption or heading).

•

If such rate is not published in the H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the calculation agent will determine the Treasury Rate to be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the interest determination date of three leading primary U.S. government securities dealers (which may include the Agents or their affiliates) selected by the calculation agent for the issue of treasury bills with a remaining maturity closest to the index maturity described in the related pricing supplement.

•

If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Treasury Rate for the new interest reset period will be the Treasury Rate in effect for the prior interest reset period; provided, however, if there was no preceding interest reset date, the initial interest rate will remain in effect for the new interest reset period.

“Bond equivalent yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

D x N
Bond equivalent yield =	360 - (D x M)	x 100

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

Fixed Rate Reset Notes

We may issue notes that will bear interest initially at a fixed interest rate for a specified portion of the applicable term and then reset such fixed interest rate to a fixed rate determined by reference to a “reset reference rate” at one or more specified intervals for the remainder of such term as determined in accordance with the terms and provisions set forth in the applicable pricing supplement and below under “—Determination of Interest Rates for Fixed Rate Reset Notes” and “—Determination of Reset Reference Rates,” which we refer to as “fixed rate reset notes.” Unless otherwise specified in the applicable pricing supplement, terms and provisions of fixed rate reset notes will apply, to the extent applicable, as set forth below.

Each fixed rate reset note will bear interest from, and including, its original issue date to, but excluding, the first “reset date” specified in the applicable pricing supplement, at the rate per annum specified to be the “initial interest rate” in the applicable pricing supplement. The interest rate on any fixed rate reset note will reset on the applicable first reset date and on any applicable subsequent reset date(s) specified in the applicable pricing supplement, all in accordance with the terms and provisions of fixed rate reset notes set forth under “—Determination of Interest Rates for Fixed Rate Reset Notes.” The interest rate to which any fixed rate reset note resets on the first reset date and any applicable subsequent reset date(s) will be a fixed rate determined by reference to the reset reference rate adjusted by the applicable spread, if any, and/or spread multiplier, if any, each as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the reset reference rate will be the U.S. Treasury Rate as determined in accordance with the terms and provisions set forth under “—Determination of Reset Reference Rates—U.S. Treasury Rate.”

A fixed rate reset note also may have either or both of the following limitations on the interest rate:

•	a maximum interest rate limitation, or ceiling, on the rate of interest that may accrue during any interest or other applicable period; and

•	a minimum interest rate limitation, or floor, on the rate of interest that may accrue during any interest or other applicable period.

Any applicable maximum interest rate or minimum interest rate will be set forth in the applicable pricing supplement.

Accrual of Interest and Interest Payment Dates

Unless otherwise specified in the applicable pricing supplement, interest on any fixed rate reset note will be paid quarterly, semi-annually, or annually, as applicable, in arrears, on the days set forth in the applicable pricing supplement (each such day being an “interest payment date” for a fixed rate reset note) and at the maturity date or earlier redemption or repayment date, as applicable. Each interest payment due on an interest payment date, the maturity date or earlier redemption or repayment date, as applicable, will include interest accrued from, and including, the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to, but excluding, the next interest payment date, the maturity date or earlier redemption or repayment date, as the case may be (each such period, an “interest period”). The amount of accrued interest on any fixed rate reset note for an interest period is calculated by multiplying the principal amount of such note by an accrued interest factor. This accrued interest factor will be determined by multiplying the per annum fixed interest rate by a factor resulting from the day count convention that applies with respect to such determination. The interest rate applicable with respect to any interest period for any fixed rate reset note will be the rate per annum determined in accordance with the applicable terms and provisions set forth below under “—Determination of Interest Rates for Fixed Rate Reset Notes” and “—Determination of Reset Reference Rates.”

If no day count convention is specified in the applicable pricing supplement, the accrued interest factor for fixed rate reset notes for which the reset reference rate is specified in the applicable pricing supplement to be the U.S. Treasury Rate, the factor will be computed on the basis of a 360-day year consisting of twelve 30-day months.

We will pay installments of interest on fixed rate reset notes beginning on the first interest payment date after its issue date to holders of record on the corresponding regular record date. Unless we otherwise specify in the applicable pricing supplement, the regular record date for a fixed rate reset note will be on the 15th day (whether or not a business day) next preceding the interest payment date; provided that if the notes are global notes held by DTC, the record date for such notes will be the close of business on the business day preceding the applicable interest payment date.

If the maturity date or a redemption date, repayment date or interest payment date for any fixed rate reset note is not a business day, then we will pay the principal, premium, if any, and interest for that note payable on such date on the next business day, and no interest or other payment will accrue as a result of such delay

Determination of Interest Rates for Fixed Rate Reset Notes

Each fixed rate reset note will bear interest:

(1)	from, and including, the original issue date to, but excluding, the first reset date (such period, the “initial fixed rate period”) at a rate per annum equal to the initial interest rate;

(2)

from, and including, the first reset date to, but excluding, the first subsequent reset date specified in the applicable pricing supplement or, if no subsequent reset dates are specified in the applicable pricing supplement, the maturity date or earlier redemption or repayment date, as the case may be, at a rate per annum equal to the first reset interest rate; and

(3)	for each applicable subsequent reset period thereafter (if any), at a rate per annum equal to the applicable subsequent reset interest rate,

payable, in each case, in arrears on each applicable interest payment date, the maturity date or earlier redemption or repayment date, as the case may be. For the avoidance of doubt, the applicable interest rate specified in the preceding sentence will apply for each interest period falling within the initial fixed rate period and any reset period, as applicable.

In addition, for the avoidance of doubt, the “reset dates,” including the first reset date and any subsequent reset date(s), if any, for each fixed rate reset note will be specified in the applicable pricing supplement.

The interest rate applicable during each reset period will be determined by the calculation agent on each applicable reset determination date.

For purposes of the foregoing terms and provisions, the following terms have the meanings set forth below:

“first reset interest rate” means, in respect of the first reset period, a per annum interest rate equal to (a) the relevant reset reference rate determined as of the relevant reset determination date adjusted by (b) the spread and/or spread multiplier, if any, specified in the applicable pricing supplement for such first reset interest rate.

“first reset period” means the period from, and including, the first reset date to, but excluding, the first subsequent reset date or, if no subsequent reset dates are specified in the applicable pricing supplement, the maturity date or earlier redemption or repayment date, as applicable.

“reset determination date” means, unless otherwise specified in the applicable pricing supplement: (a) with respect to any fixed rate reset note for which the reset reference rate is the U.S. Treasury Rate, the third business day (or such other number of business days as we may specify in the applicable pricing supplement) preceding the applicable reset date and (b) with respect to any fixed rate reset note for which the reset reference rate is a rate determined by reference to another rate, as specified in the applicable pricing supplement.

“reset period” means the first reset period or a subsequent reset period, as applicable.

“reset reference rate” means the U.S. Treasury Rate determined in accordance with the terms and provisions set forth under “—Determination of Reset Reference Rates—U.S. Treasury Rate” or (b) another rate, as specified in the applicable pricing supplement and determined in accordance with the terms and provisions set forth in the applicable pricing supplement.

“subsequent reset interest rate” means, in respect of any subsequent reset period, a per annum interest rate equal to (a) the relevant reset reference rate determined as of the relevant reset determination date adjusted by (b) the spread and/or spread multiplier, if any, specified in the applicable pricing supplement for such subsequent reset interest rate.

“subsequent reset period” means the period from, and including, the first subsequent reset date to, but excluding, the next subsequent reset date or, if no additional subsequent reset dates are specified in the applicable pricing supplement, the maturity date or earlier redemption or repayment date, as applicable, and each successive period from, and including a subsequent reset date, to, but excluding, the next subsequent reset date or maturity date or earlier redemption or repayment date, as applicable.

Determination of Reset Reference Rates

U.S. Treasury Rate

For any reset period commencing on or after the first reset date, the “U.S. Treasury Rate” will be determined by the calculation agent on each reset determination date in the following manner:

(1)

the average of the yields on actively traded U.S. treasury securities adjusted to constant maturities, for the maturity equal to the duration of such reset period, for the five business days (or such other number of business days as we may specify in the applicable pricing supplement) immediately preceding the applicable reset determination date and appearing (or, if fewer than five business days (or such other number of business days as we may specify in the applicable pricing supplement) so appear on the applicable reset determination date, for such number of business days appearing) in the most recently published H.15 Daily Update under the caption H.15 TCM; or

(2)

if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturities, for such maturity, then the “U.S. Treasury Rate” will be determined by interpolation on a straight-line basis (using the actual number of days) between the average of the yields on actively traded U.S. treasury nominal/non-inflation-indexed securities adjusted to constant maturities for two series of actively traded U.S. treasury nominal/non-inflation-indexed securities, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset determination date (or, if there is no such reset date, the maturity date) and (B) the other maturing as close as possible to, but later than, such reset date or maturity date, as applicable, in each case for the five business days (or such other number of business days as we may specify in the applicable pricing supplement) preceding the applicable reset determination date and appearing (or, if fewer than five business days (or such other number of business days as we may specify in the applicable pricing supplement) so appear on the applicable reset determination date, for such number of business days appearing) in the most recently published H.15 Daily Update as of 5:00 p.m., New York City time, on the applicable reset determination date.

In each case, the U.S. Treasury Rate will be rounded, if necessary, to the nearest one thousandth of a percentage point, with 0.0005% rounded up to 0.001%.

Notwithstanding the foregoing, if we or our designee, after consulting with us, determines that the then-current reset reference rate (which, as of the original issue date for any fixed rate reset notes, will be the U.S. Treasury Rate for the specified maturity set forth in the applicable pricing supplement) cannot be determined in the manner applicable for such reset reference rate (which, as of the original issue date of such fixed rate reset notes, will be pursuant to the methods described in clauses (1) or (2) above) on the applicable reset determination date (such determination, a “rate substitution event”), we or our designee, after consulting with us, may determine whether there is an industry-accepted successor rate to the then-current reset reference rate (such industry-accepted successor rate, the “replacement rate”). If we or our designee, after consulting with us, determines that there is such a replacement rate, then such replacement rate will replace the U.S. Treasury Rate (or the then-current reset reference rate) for all purposes relating to the fixed rate reset notes in respect of such determination on such reset determination date and all determinations on all subsequent reset determination dates. In addition, if a replacement rate is utilized as described in the preceding sentence, we or our designee, after consulting with us, may adopt or make changes to (1) any interest payment date, reset determination date, reset date, other relevant date, business day convention, interest period or reset period, (2) the manner, timing and frequency of determining rates and amounts of interest that are payable on the applicable series of fixed rate reset notes and the conventions relating to such determination, (3) the timing and frequency of making payments of interest, (4) rounding conventions, (5) specified maturities, and (6) any other terms or provisions of the relevant series of notes (including any spread or adjustment factor needed to make such replacement rate comparable to the then-current reset reference rate (which, as of the original issue date of for any series of fixed rate reset notes, will be the U.S. Treasury Rate for the specified maturity)), in each case that we or our designee, after consulting with us, determines, from time to time, to be appropriate to reflect the determination and implementation of such replacement rate in a manner substantially consistent with market practice (or, if we, the calculation agent or our designee, after consulting with us, determines that implementation of any portion of such market practice is not administratively feasible or if we or our designee, after consulting with us, determines that no market practice for use of such replacement rate exists, in such other manner as we or our designee, after consulting with us, determines is appropriate) (such changes, the “U.S. Treasury Rate adjustments”). If we or our designee, after consulting with us, determines that there is no such replacement rate, then the interest rate for the applicable reset period will be: (a) if the first reset interest rate is to be determined, the initial interest rate or (b) if a subsequent reset interest rate is to be determined, the interest rate that was applicable for the preceding reset period.

Any determination, decision or selection that may be made by us or our designee, after consulting with us, pursuant to the provisions of the fixed rate reset notes (including provisions relating to a rate substitution event and any U.S. Treasury Rate adjustments, or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or make or refrain from making any selection)

will be made in our or such designee’s sole discretion, will be conclusive and binding absent manifest error and, notwithstanding anything to the contrary in this prospectus supplement or the accompanying prospectus, or the indenture or the notes, shall become effective without consent from the holders of the notes or any other party.

Fixed Rate/Floating Rate Notes

If a note is designated as a “fixed rate/floating rate note” then, unless we otherwise specify in the applicable pricing supplement, the note will bear interest (a) during the period from, and including, its original issue date to, but excluding the commencement of the “floating rate period” specified in the applicable pricing supplement (such period, the “fixed rate period”), at the rate per annum specified to be the “initial interest rate” in the applicable pricing supplement, and (b) during the period from, and including, the last interest payment date in respect of the fixed rate period to, but excluding, the maturity date (such period, the “floating rate period”), at a floating rate of interest determined by reference to one or more of the base rates, adjusted by a spread or a spread multiplier, or both, in each case as specified in the applicable pricing supplement

With respect to fixed rate/floating rate notes during the floating rate period, (a) “interest period” means each period from, and including, an interest payment date (or, in the case of the first interest period during the floating rate period, the first day of the floating rate period) to, but excluding, the next interest payment date (or, in the case of the final interest period, the maturity date or earlier redemption or repayment date), and (b) “interest reset period” means each period from, and including, an interest reset date (or, in the case of the first interest reset period during the floating rate period, the first day of the floating rate period) to, but excluding, the next interest reset date (or, in the case of the final interest reset period, the maturity date or earlier redemption or repayment date).

We will pay installments of interest on fixed rate/floating rate notes beginning on the first interest payment date after its issue date to holders of record on the corresponding regular record date. Unless we otherwise specify in the applicable pricing supplement, the regular record date for a fixed rate/floating rate note will be on the 15th day (whether or not a business day) next preceding the interest payment date; provided that if the notes are global notes held by DTC, the record date for such notes will be the close of business on the business day preceding the applicable interest payment date.

If any interest payment date with respect to an interest period during the fixed rate period, including any interest payment date occurring on the first day of the floating rate period (the “reset date”), or the maturity date or any redemption date or repayment date for any fixed rate/floating rate note is not a business day, then we will pay the principal, premium, if any, and interest for that note payable on such date on the next business day, and no interest or other payment will accrue as a result of such delay. If an interest payment date (other than any interest payment date that is the maturity date, a redemption date or a repayment date) with respect to an interest period during the floating rate period (which, for the avoidance of doubt, does not include any interest payment date occurring on the reset date) is not a business day, then such interest payment will be postponed until the next succeeding business day, except that, in the case of any floating rate interest period for which the applicable reference rate is Compounded CORRA, Compounded SOFR, Compounded SOFR Index, Compounded SONIA or Compounded SONIA Rate with Compounded Index, if the next succeeding business day is in the next calendar month, then such interest payment will be advanced to the immediately preceding business day, and, in each case, the related interest periods also will be adjusted for such non-business days.

Except as provided above, for all purposes of this “Description of the Notes” section, fixed rate/floating rate notes will be treated as fixed rate notes during the fixed rate period and floating rate notes during the floating rate period.

Optional Redemption, Optional Repayment and Repurchase

Optional Redemption

We will indicate in the applicable pricing supplement for a note whether we will have the option to redeem the note before its maturity date and the price or prices at which, and date or dates on which, redemption may occur, including if the notes include a make-whole redemption option, a first par call date and a par call date.

Unless otherwise specified in the applicable pricing supplement, if the applicable pricing supplement specifies that the notes include a make-whole redemption option, the notes will be redeemable at our option, in whole or in part, at any time and from time to time, on or after the date that is 180 days from issue date of such notes (or, if additional tranches of such notes are issued after the original issue date, beginning 180 days after the issue date of such additional notes), and, if the notes include a first par call date, prior to the first par call date, or, if the notes do not include a first par call date but include a par call date, prior to the par call date, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted to the redemption date (assuming the notes matured on the Assumed Maturity Date (as defined below)) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Redemption Treasury Rate (as defined below) plus the make-whole redemption spread specified in the applicable pricing supplement less (b) interest accrued on such notes to, and excluding, the date of redemption; and

•	100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

Unless otherwise specified in the applicable pricing supplement, if the applicable pricing supplement specifies that the notes include a first par call date, then, on the first par call date, the notes will be redeemable at our option, in whole, but not in part, at a redemption price equal to 100% of the aggregate principal amount of the notes, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

Unless otherwise specified in the applicable pricing supplement, if the applicable pricing supplement specifies that the notes includes a par call date, then, on and after the par call date, the notes will be redeemable, in whole or in part, at any time and from time to time, at our option at a redemption price equal to 100% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

“Assumed Maturity Date” means (a) if the notes include neither a first par call date nor a par call date, the maturity date of the notes, (b) if the notes include a first par call date, the first par call date, or (c) if the notes do not include a first par call date but include a par call date, the par call date.

“Redemption Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Redemption Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the applicable redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the H.15 Daily Update under the caption H.15 TCM. In determining the Redemption Treasury Rate, we shall select, as applicable:

(1)	the yield for the Treasury constant maturity on the H.15 Daily Update exactly equal to the period from the applicable redemption date to the Assumed Maturity Date (the “Remaining Life”); or

(2)	if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on the H.15 Daily Update immediately shorter than and one yield corresponding to the Treasury constant maturity on the H.15 Daily Update immediately longer than the Remaining Life—and shall interpolate to the Assumed Maturity Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3)

if there is no such Treasury constant maturity on the H.15 Daily Update shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on the H.15 Daily Update closest to the Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on the H.15 Daily Update shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the applicable redemption date.

If on the third business day preceding the applicable redemption date the H.15 TCM is no longer included therein, we will calculate the Redemption Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such applicable redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Assumed Maturity Date, as applicable. If there is no United States Treasury security maturing on the Assumed Maturity Date but there are two or more United States Treasury securities with a maturity date equally distant from the Assumed Maturity Date, one with a maturity date preceding the Assumed Maturity Date and one with a maturity date following the Assumed Maturity Date, M&T shall select the United States Treasury security with a maturity date preceding the Assumed Maturity Date. If there are two or more United States Treasury securities maturing on the Assumed Maturity Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Redemption Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

At least 10 but not more than 60 days before the redemption date, we will deliver or cause to be delivered notice of redemption to the holders, and each notice of redemption will include a statement setting forth:

•	the redemption date;

•	the redemption price (or if not then ascertainable the method of calculation);

•	if less than all of the notes are to be redeemed, the identification of the particular notes to be redeemed, and the principal amount of notes to be redeemed;

•

that on the redemption date, the redemption price and accrued interest to, but excluding, the redemption date, if any, will become payable upon the notes, or the portion thereof being redeemed, and, if applicable, that interest on any notes redeemed shall cease to accrue on and after the redemption date (unless we default in the payment of the redemption price);

•	the place or places where any certificate(s) evidencing the notes called for redemption are to be surrendered for payment of the redemption price; and

•	the CUSIP number of the notes.

If the notes are held in book-entry form through DTC, we may provide notice in any manner permitted or required by DTC.

Prior to any redemption date, we will deposit with the trustee or a paying agent an amount of money sufficient to pay the redemption price of, and (except if the redemption date is an interest payment date) accrued interest on, the notes which are to be redeemed on such date.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes called for redemption. If fewer than all of the notes of any series are to be redeemed, the trustee will select, not more than 60 days prior to the redemption date, the particular notes of such series for redemption from the outstanding notes of such series not previously called for redemption, by such method as the trustee deems fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any note of such series, provided that the unredeemed portion of the principal amount of any note will be in an authorized denomination (which will not be less than the minimum authorized denomination) for such note.

Optional Repayment

The pricing supplement relating to a note will also indicate whether you will have the option to elect repayment by us prior to its maturity date and the price and the date or dates on which repayment may occur. If so specified, the notes will be subject to repayment at the option of the holders thereof on any optional repayment date in whole or from time to time in part in increments of $2,000 or such other minimum denomination as is specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $2,000 or such other minimum denomination), at a repayment price equal applicable repayment price specified in the applicable pricing supplement. For any note to be repaid, such note must be received, together with the notice of election form duly completed, by the paying agent at its office maintained for such purpose in conformity with the applicable indenture, or in such other location as the we select in conformity with the applicable indenture, not less than 10 nor more than 60 calendar days prior to the repayment date. If we partially repay a note, we will issue a new note or notes for the unrepaid portion.

Discount Notes

If a note is a discount note, unless the applicable pricing supplement specifies otherwise, the amount payable in the event of redemption or repayment prior to its maturity date, or in the event of acceleration of its maturity, will be the amortized face amount, or the applicable percentage thereof specified in the pricing supplement, on the redemption, repayment or acceleration date, as the case may be and, in the case of an interest-bearing note issued as an original issue discount note, any accrued but unpaid qualified stated interest payments. The amortized face amount of a discount note will be equal to (i) the issue price of the note plus (ii) that portion of the difference between the issue price and the principal amount of the note that has accrued at the stated yield of the note. However, for this purpose, in no case will the amortized face amount of a discount note exceed the principal amount of the note at its maturity date. See “Certain United States Federal Income Tax Considerations—U.S. Holders—Original Issue Discount.” As used in this paragraph, issue price means the principal amount of the discount note due at the maturity date of the note, less the original issue discount of the note specified on its face and in the applicable pricing supplement, computed in accordance with the rules set forth in the Internal Revenue Code of 1986, as amended (the “Code”), and applicable Treasury regulations, at the date as of which the amortized face amount is calculated. The term stated yield of the discount note means the yield to maturity specified on the face of the note and in the applicable pricing supplement for the period from the note’s original issue date to its maturity date based on its issue price and its stated redemption price at maturity.

Repurchase

We reserve the right at any time to purchase notes at any price in the open market or otherwise. We may hold, resell or surrender for cancellation any notes that we purchase; provided that we may only resell such notes if the resold notes would be fungible with the remainder of the outstanding notes for United States federal income tax purposes.

Subordinated Notes

Unless otherwise specified in the applicable pricing supplement, subordinated notes may not be redeemed by us prior to their respective maturity dates without the prior written consent of the “appropriate federal banking agency” with respect to us, as defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision, to the extent then required pursuant to capital adequacy regulations applicable to us.

Additionally, unless otherwise specified in the applicable pricing supplement, any time within 90 days following our reasonable determination, that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change becomes effective or which pronouncement, action or decision is announced on or after the date of issuance of the subordinated notes, it is reasonably likely that the subordinated notes are or will not be entitled to treatment as “Tier 2” capital (or the then equivalent thereof) for purposes of the capital adequacy rules, regulations or guidelines of the Federal Reserve Board (or, as and if applicable, any successor appropriate federal banking agency with respect to us), as then in effect and applicable, for so long as any note is outstanding, to at least the same extent as of the date of original issuance of the notes, the subordinated notes may be redeemed in whole but not in part, at our option, at a redemption price equal to 100% of the principal amount of the subordinated notes being redeemed, together with any accrued and unpaid interest thereon to, but excluding, the date of such redemption.

Subordination of Series D Notes

Unless otherwise indicated in the applicable pricing supplement, the following provisions shall apply to the Series D notes and the subordinated indenture.

Tier 2 Capital Debt Securities. Under our subordinated indenture, we may issue subordinated debt securities that qualify as Tier 2 capital, subject to certain limits, in accordance with the regulations of the Federal Reserve Board.

Subordination Provisions. The Series D notes will be our direct unsecured subordinated obligations. The Series D notes will be subordinated and junior in right of payment to all Senior Indebtedness (as defined below) and in certain circumstances relating to our insolvency, bankruptcy, or similar case or proceeding, or our liquidation, dissolution or winding up or the receivership or conservatorship of M&T (an “insolvency event”) to all Other Financial Obligations. At June 30, 2026, the outstanding aggregate principal amount of our Senior Indebtedness was $5.5 billion. In addition, we may make no payments on the Series D notes in the event:

•	we default in any payment on any Senior Indebtedness, or an event of default on any Senior Indebtedness permitting the holders to accelerate its maturity exists;

•	a judicial proceeding is pending with respect to such default or event of default; or

•	we become subject to a Federal Reserve or other enforcement action that limits our payments on our subordinated notes.

“Senior Indebtedness” as used in the subordinated indenture means the principal of, and premium, if any, and interest on (i) all “Indebtedness for Money Borrowed” of M&T, including indebtedness of others guaranteed by M&T, other than subordinated debt securities issued under the subordinated indenture, whether outstanding on the date of execution of the indenture or incurred afterward, except indebtedness that by its terms expressly is not superior in payment right to the subordinated debt securities issued under the subordinated indenture or ranks equal to such subordinated debt securities; and (ii) any deferrals, renewals or extensions of any such indebtedness.

“Indebtedness for Money Borrowed” means (i) any obligation of, or any obligation guaranteed by, M&T for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) any capitalized lease obligations, and (iii) any deferred obligation for payment of the purchase price of any property or assets, excluding obligations to trade creditors created or assumed by us in the ordinary course of business.

“Other Financial Obligations” means, unless otherwise determined with respect to any series of subordinated debt securities issued under the subordinated indenture, (i) obligations of M&T under off-balance sheet guarantees or direct credit substitutes, (ii) obligations of, or any such obligation directly or indirectly guaranteed by, M&T for purchased money or funds, (iii) any deferred obligation of, or any such obligation directly or indirectly guaranteed by, M&T incurred in connection with the acquisition of any business, properties or assets not evidenced by a note or similar instrument given in connection therewith, and (iv) all obligations of M&T to make payment pursuant to the terms of financial instruments such as:

•	securities contracts and foreign currency exchange contracts;

•

derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts and commodity options contracts; and

•	financial instruments similar to those set forth above;

provided, however, that Other Financial Obligations shall not include obligations on account of Senior Indebtedness and obligations on account of Indebtedness for Money Borrowed ranking pari passu with or subordinate to the subordinated debt securities issued under the subordinated indenture.

In the event that we issue any Series D notes that are to be treated as Tier 2 capital, we will cause such notes to meet all of the criteria under applicable capital rules, including, among other things, the following:

•

the notes must be subordinated to our general creditors, as defined by the Federal Reserve Board, which generally includes all our senior indebtedness, including, at a minimum, all borrowed money, similar obligations arising from off-balance sheet guarantees and direct-credit substitutes, obligations associated with derivative products such as interest rate and foreign-exchange contracts, commodity contracts, and similar arrangements;

•	The notes must be unsecured and not guaranteed;

•	The notes must have an original maturity of at least five years, with the amount that can be included in Tier 2 capital being reduced by 20% per year beginning five years from the date of maturity;

•	Holders can have no rights of acceleration of maturity except upon an insolvency event with respect to M&T;

•	The notes by their terms cannot be callable for at least five years except under certain limited circumstances; and

•	We may not call or redeem the notes at any time prior to maturity without prior Federal Reserve Board approval.

The subordinated indenture does not limit or prohibit the incurrence of additional Senior Indebtedness or Other Financial Obligations, and additional Senior Indebtedness may include Indebtedness for Money Borrowed that is senior to the Series D notes, but subordinated to other obligations. The Series C notes, if issued, will constitute Senior Indebtedness.

Insolvency Event. Upon the occurrence of an insolvency event, the payment of principal of, premium, if any, or interest, if any, on the Series D notes is subordinated to the payment in full to the holders of the Senior Indebtedness.

If, after we have made those payments on the Senior Indebtedness and on the Other Financial Obligations, (1) there are amounts available for payment on the Series D notes and (2) creditors in respect to the Other Financial Obligations have not received their full payments, then we will first use amounts available for payment on the Series D notes to pay in full all Other Financial Obligations before we may make any payment on the Series D notes.

By reason of the subordination provisions, in certain circumstances relating to an insolvency event, the holders of Series D notes may recover less than the holders of Senior Indebtedness and the holders of Other Financial Obligations.

Sale, Pledge or Issuance of Voting Stock of Certain Subsidiaries

The senior indenture prohibits us, for so long as any senior debt securities issued under the senior indenture are outstanding, from selling, assigning, pledging, transferring or otherwise disposing of, or permitting the issuance of, any shares of Voting Stock (as defined below) or any security convertible or exercisable into shares of Voting Stock of any Principal Subsidiary Bank (as defined below) or any Subsidiary (as defined below) which owns a controlling interest in shares of Voting Stock or securities convertible into or exercisable such shares of Voting Stock of a Principal Subsidiary Bank; provided, however, that nothing prohibits any sale, assignment, pledge, transfer, issuance or other disposition made by M&T or any Subsidiary:

•	acting in a fiduciary capacity for any person other than M&T or any Subsidiary;

•	to M&T or any of its wholly owned (except for directors’ qualifying shares) Subsidiaries;

•	in the minimum amount required by law to any person for the purpose of the qualification of such person to serve as a director;

•	in compliance with an order of a court or regulatory authority of competent jurisdiction;

•	in order to satisfy a condition imposed by any such court or regulatory authority to the acquisition by M&T or any Principal Subsidiary Bank of M&T, directly or indirectly, of any other person;

•

in connection with a merger or consolidation of or sale of all or substantially all of the assets of a Principal Subsidiary Bank with, into or to another Bank or wholly owned Subsidiary, as long as, immediately after such merger, consolidation or sale, M&T owns, directly or indirectly, in the person surviving that merger or consolidation or that receives such assets, not less than the percentage of Voting Stock it owned in such Principal Subsidiary Bank prior to such transaction;

•

if the sale, assignment, pledge, transfer, issuance or other disposition is for fair market value (as determined by the board of directors of M&T (or any committee thereof), which determination shall be conclusive and evidenced by a Board Resolution) and, immediately, after giving effect to such disposition, M&T and its wholly owned (except for directors’ qualifying shares) Subsidiaries, will own, directly, not less than 80% of the Voting Stock of such Principal Subsidiary Bank or Subsidiary;

•

if a Principal Subsidiary Bank sells additional shares of Voting Stock to its stockholders at any price, so long as, immediately after such sale, M&T owns, directly or indirectly, not less than the percentage of Voting Stock of such Principal Subsidiary Bank it owned prior to such sale;

•	if a pledge is made or a lien is created to secure loans or other extensions of credit by a Bank that is a Subsidiary subject to Section 23A of the Federal Reserve Act;

•

in connection with the consolidation of M&T with, or the sale, lease or conveyance of all or substantially all of the assets of M&T to, or the merger of M&T with or into any other Person (as to which the provision under the heading “—Consolidation, Merger and Sale of Assets” shall apply); or

•	if such pledges are permitted pursuant to the exceptions to the covenant set forth under the heading “—Certain Restrictive Covenants—Limitation Upon Liens On Certain Capital Stock.”

For purposes hereof:

“Bank” means any institution which accepts deposits that the depositor has a legal right to withdraw on demand and engages in the business of making commercial loans.

“corporation” means a corporation, association, company (including a limited liability company), joint-stock company or business trust.

“Principal Subsidiary Bank” means any Subsidiary which is a Bank and has total assets equal to 50 percent or more of the consolidated assets of M&T determined as of the date of the most recent financial statements of such entities.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by M&T or by one or more other Subsidiaries, or by M&T and one or more other Subsidiaries. For purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Voting Stock” of a corporation means stock of the class or classes having general voting power under ordinary circumstances entitled to vote in the election of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Limitation Upon Liens on Certain Capital Stock.

Except as provided under the heading “—Sale, Pledge or Issuance of Voting Stock of Certain Subsidiaries,” the senior indenture prohibits us from, at any time, directly or indirectly, creating, assuming, incurring or suffering to be created, assumed or incurred or to exist any mortgage, pledge, encumbrance or lien or charge of any kind upon (a) any shares of capital stock of any Principal Subsidiary Bank (other than directors’ qualifying shares), or (b) any shares of capital stock of a Subsidiary which owns capital stock of any Principal Subsidiary Bank; provided, however, that, notwithstanding the foregoing, M&T may incur or suffer to be incurred or to exist upon such capital stock:

•	liens for taxes, assessments or other governmental charges or levies:

•	which are not yet due or are payable without penalty;

•

the amount, applicability or validity of which are being contested by M&T in good faith by appropriate proceedings and M&T shall have set aside on its books such reserves as shall be required in respect thereof in conformity with generally accepted accounting principles; or

•	which secure obligations of less than $5 million in amount; or

•	the lien of any judgment, if such judgment

•	shall not have remained undischarged or unstayed on appeal or otherwise, for more than 60 days;

•

is being contested by M&T in good faith by appropriate proceedings and M&T shall have set aside on its books such reserves as shall be required in respect thereof in conformity with generally accepted accounting principles; or

•	involves claims of less than $5 million.

Events of Default

You will have special rights if an Event of Default occurs with respect to the notes and is not otherwise cured, as described later in this subsection. Solely for the purposes of this subsection “—Events of Default,” the term “series” refers to notes having identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue.

Senior Indenture. Under the senior indenture, the term “Event of Default” in respect of the Series C notes means any of the following:

•	Default for 30 days in any principal or premium payment at maturity of such series of notes;

•	Default for 30 days in any interest payment in respect of such series of notes; and

•	Bankruptcy, insolvency or reorganization of M&T.

If an Event of Default relating to any series of notes has occurred and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of such series of notes then outstanding may declare the principal amount of such notes to be due and payable immediately. No such declaration is required, however, with respect to an Event of Default triggered by bankruptcy, insolvency or reorganization. Subject to certain conditions, this declaration may be annulled by the holders of a majority in principal amount of such series of notes.

For the Series C notes, no other defaults under or breaches of the senior indenture will result in an Event of Default, whether after notice, the passage of time or otherwise and therefore none of such other events (even if constituting a Covenant Breach (as defined below)) will result in a right of acceleration of the payment of the outstanding principal amount of any series of notes. However, certain events may give rise to a Covenant Breach. For the avoidance of doubt, the only Events of Default with respect to the Series C notes are those set forth above.

A “Covenant Breach” under the senior indenture includes any default in the deposit of sinking fund payment when due and any default in the performance, or breach, of any covenant or warranty of M&T in the senior indenture (as it relates to such series of notes) or such series of notes and continuance of such default or breach for a period of 90 days after there has been given to M&T by the trustee or to M&T and the trustee by holders of at least 25% in principal amount of such series of notes in a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Covenant Breach.”

Within 90 days after the occurrence of any default with respect to any series of notes, and the trustee receiving written notice of such default, the trustee will give the holders of such series of notes notice of such default unless such default has been cured or waived, except that in the case of any default of the character specified in the definition of “Covenant Breach” above (other than the default in deposit of sinking fund), no such notice will be given until at least 30 days after the occurrence of such default.

Subordinated Indenture. Under the subordinated indenture, the term “Event of Default” in respect of the Series D notes means certain events occur relating to the bankruptcy, insolvency or reorganization of M&T.

If an Event of Default relating to any series of notes has occurred and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of such series of notes then outstanding may declare the entire principal amount of such notes to be due and payable immediately.

For the Series D notes, there will be no right of acceleration of the payment of principal of any series of notes upon a default in the payment of principal of, premium, if any, or interest, if any, or a default in the performance of any covenant or any agreement in such series of notes or subordinated indenture.

In the event a “Default” occurs and is continuing, the trustee may, in its discretion and subject to certain conditions, seek to enforce its rights and the rights of the holders of the applicable series of notes by appropriate judicial proceeding. “Default” means, with respect to a series of notes, any of the following:

•	An Event of Default;

•	We do not pay interest on any note of such series when such payment is due and such failure continues for a period of 30 days;

•	We do not pay the principal of, or any premium on, any note of such series on the maturity date; and

•

We default in the performance, or commit a breach, of any covenant or warranty in the subordinated indenture (other than a warranty or covenant solely for the benefit of a series other than the Series D notes), and such default or breach continues for a period of 90 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of such series notes.

Within 90 days after the occurrence of any default with respect to any series of notes, and the trustee receiving written notice of such default, the trustee will give the holders of such series of notes notice of such default unless such default has been cured or waived; except that in the case of a default in performance or a breach specified in the fourth bullet in the preceding paragraph, no such notice will be given until at least 30 days after the occurrence such default.

Provisions Common to the Senior and Subordinated Indentures. The holders of a majority in principal amount of such series of notes affected thereby may waive any past default with respect to such notes, except a default:

•	in any principal, premium or interest payment on such series of notes; or

•	of a covenant or provision of the applicable indenture which cannot be modified without the consent of each holder of such series of notes.

Any waiver so effected will be binding on all holders of such series of notes.

Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding notes of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy, Event of Default or Covenant Breach.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the notes, the following must occur:

•	You must give your trustee written notice that a Default or an Event of Default or Covenant Breach, as applicable, has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding notes of the relevant series must make a written request that the trustee institute proceedings in respect of such Default, Event of Default or Covenant Breach, as the case may be, and must offer reasonable indemnity to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request.

•	The Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding.

•	During such 60 day period, the holders of a majority in principal amount of outstanding notes of the relevant series must not have given the trustee a direction inconsistent with the above notice.

However, you are entitled at any time to bring a lawsuit for the payment of principal of, or premium, if any, or, subject to certain conditions, of interest, if any, on the notes on or after the due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the notes, or else specifying any default.

Consolidation, Merger and Sale of Assets

The indentures provide that M&T may not consolidate with or merge into another person or convey, transfer or lease its properties and assets substantially as an entirety to another person or permit any person to consolidate with or merge into M&T unless: (i) in case M&T shall consolidate with or merge into another person or convey, transfer or lease its properties and assets substantially as an entirety to another person, the person formed by the consolidation or into which M&T is merged or the person which acquires by conveyance or transfer, or which leases, properties and assets of M&T substantially as an entirety, (a) is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and (b) expressly assumes by supplemental indenture, executed and delivered to the trustee, the due and punctual payment of the principal of and any premium and interest on all the applicable notes and the performance or observance of every covenant of the applicable indenture on the part of M&T to be performed or observed; and (ii) immediately after giving effect to the transaction, (a) no Event of Default or Covenant Breach and no event which, after notice or lapse of time or both, would become an Event of Default or Covenant Breach will have occurred and be continuing under the senior indenture, and (b) no Default and no event which, after notice or lapse of time or both, would become a Default will have occurred and be continuing under the subordinated indenture.

With respect to any series of senior debt securities issued on or after August 16, 2022, including the Series C notes, and any series of subordinated debt securities, including the Series D notes, the foregoing requirements do not apply in the case of a conveyance, transfer or lease by M&T of M&T’s properties and assets substantially as an entirety to one or more entities that are direct or indirect subsidiaries in which M&T and/or one or more of M&T’s subsidiaries own more than 50% of the combined voting power. As a result, if M&T were to undertake such a transaction, such subsidiary or subsidiaries would not be required to assume M&T’s obligations under the Series C notes or Series D notes and M&T would remain the sole obligor on the notes.

Modification and Waiver

Without the consent of any holders of any series of notes, M&T, when authorized by a board resolution, and the trustee, at any time and from time to time, may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the succession of another person to M&T and the assumption by any such successor of the covenants of M&T in the applicable indenture and applicable series of notes; or

•

to add to the covenants of M&T for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power conferred upon M&T pursuant to the applicable indenture; or

•

to add any additional Events of Default (or Defaults with respect to subordinated debt securities issued under the subordinated indenture or Covenant Breaches with respect to senior debt securities issued under the senior indenture on or after August 16, 2022) for the benefit of the holders of all or any series of debt securities (and if such additional Events of Default or Defaults are to be for the benefit of less than all series of debt securities, stating that such additional Events of Default or Defaults are expressly being included solely for the benefit of such series); or

•

to add to or change any of the provisions of the indentures to such extent as will be necessary to permit or facilitate the issuance of debt securities, in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of either series of notes in uncertificated form; or

•

to add to, change or eliminate any of the provisions of an indenture in respect of one or more series of debt securities under such indenture, provided that any such addition, change or elimination (i) will neither (A) apply to any such securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such securities with respect to such provision or (ii) will become effective only when there is no such securities outstanding; or

•	to secure a series of notes or provide for guarantees of such notes; or

•	to establish the form or terms of debt securities of any series under the indentures as permitted pursuant thereto; or

•

to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indentures as will be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee; or

•

to cure any ambiguity, to correct or supplement any provision in an indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under an indenture, provided that such action pursuant to this clause will not adversely affect the interests of the holders of debt securities of any series in any material respect; or

•

to conform the terms of the indentures or the senior debt securities issued under the senior indenture on or after August 16, 2022 and subordinated debt securities issued under the subordinated indenture with the description set forth in this prospectus supplement; or

•

to reflect the replacement of a base rate in accordance with the terms of the notes, whether because of a public statement or announcement by or on behalf of the administrator of such base rate that such base rate will permanently or indefinitely cease to be provided or cease to be representative, or otherwise, the selection of a replacement or successor rate or any related conforming changes that have been made.

With the consent of the Holders of not less than a majority in principal amount of the outstanding notes of each series affected by such supplemental indenture, M&T, when authorized by a board resolution, and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of an indenture or of modifying in any manner the rights of the holders of notes of such series under such indenture; provided, however, that no such supplemental indenture will, without the consent of the holder of each outstanding note affected thereby:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of any note which would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the terms of an indenture, or change any place of payment where, or the coin or currency in which, any note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), or, with respect to the subordinated indenture, modify the provisions of the subordinated indenture with respect to the subordination of any note in a manner adverse to the holders, or

•

reduce the percentage in principal amount of the outstanding notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences) provided for in the applicable indenture, or

•

modify any of the provisions of this paragraph or certain provisions of the indentures relating to waivers of past defaults and waivers of certain covenants, except to increase any such percentage or to provide that certain other provisions of the indentures cannot be modified or waived without the consent of the holder of each outstanding note affected thereby; provided, however, that this clause will not be deemed to require the consent of any holder with respect to changes in the references to “the Trustee” and concomitant changes in this paragraph, or the deletion of this proviso, in certain circumstances.

A supplemental indenture which changes or eliminates any covenant or other provision of the indentures which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the indentures of the holders of debt securities of any other series.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected thereby may on behalf of the holders of all the debt securities of such series waive any past default under the applicable indenture with respect to such series and its consequences, except a default:

•	in the payment of the principal or premium or interest on any debt security of such series; or

•

in respect of a covenant or provision of the Indenture which pursuant to the provisions described under the first three paragraphs under the heading “—Modification and Waiver” cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected.

Defeasance and Discharge

The “defeasance” provisions of the indentures provide that M&T may terminate some of M&T’s obligations with respect to any series of notes covered by the indentures by depositing with the trustee as trust funds a combination of money and U.S. government obligations sufficient to pay the principal of or premium, if any, and interest on, the securities of such series of notes as they come due. Defeasance is permitted only if, among other things, M&T delivers to the trustee an opinion of counsel on the terms described in the applicable indenture to the effect that the holders of the notes of that series will have no U.S. federal income tax consequences as a result.

The indentures also provide that M&T is entitled to cause the indentures to cease to be of further effect (a “satisfaction and discharge”), with certain limited exceptions, if (i) either (a) all securities under the applicable indenture, with certain exceptions, have been delivered to the trustee for cancellation or (b) all such securities not delivered to the trustee for cancellation (x) have become due and payable or (y) will become due and payable at their maturity dates within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the trustee and M&T (in the case of (x), (y), or (z) above) has deposited or caused to be deposited with the trustee as trust funds money sufficient to pay the principal of or premium, if any, and interest on, such securities as they come due or are to be redeemed, (ii) M&T has paid or caused to be paid all other sums payable under the applicable indenture by M&T and (iii) M&T has delivered the trustee an officers’ certificate and opinion of counsel stating that all conditions precedent provided for in the applicable indenture relating to the satisfaction and discharge of such indenture have been complied with.

Concerning the Trustee

The Bank of New York Mellon is trustee under both indentures. We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon and its affiliates in the ordinary course of business. The trustee may resign or be removed provided that a successor trustee is appointed.

Form of Notes; Book-Entry Notes

We will issue the notes in registered form, either in book-entry form only or in “certificated” form. Notes issued in book-entry form will be represented by global notes. We expect that we will usually issue notes in book-entry only form represented by global notes. We and the Agents will agree on the form of notes to be issued in respect of any series of notes. Notes may be issued in the form of global notes, which we may elect to issue in the form of one or more master global notes. A master global note will evidence our indebtedness under one or more series of notes issued or to be issued under the indentures. The terms of each note evidenced by a master global note shall be identified on the records of M&T maintained by the paying agent. At the request of the registered owner of a master global note, we shall promptly issue and deliver one or more separate note certificates evidencing each note evidenced by a master global note. We refer to each of these notes as a global note.

You may elect to hold interests in the registered global notes either in the United States through DTC or outside the United States through Clearstream or Euroclear if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

Certain information regarding DTC, Clearstream and Euroclear, respectively, is set forth below.

The Depository Trust Company

Unless we indicate otherwise in the applicable pricing supplement, The Depository Trust Company (“DTC”), New York, New York, will act as securities depository for the book-entry notes. The notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered certificate will be issued for each issue of notes, each in the aggregate principal amount of any such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of any such issue.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemptions, tenders, defaults, and proposed amendments to the note documents. For example, Beneficial Owners of notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices shall be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to notes unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions and interest payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, our agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the notes at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depository is not obtained, note certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any Agent takes any responsibility for the accuracy thereof.

Clearstream and Euroclear

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear have respectively informed us that Clearstream and Euroclear each hold securities for their customers and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders. Clearstream and Euroclear provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream and Euroclear also deal with domestic securities markets in several countries through established depository and custodial relationships. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other. Clearstream and Euroclear customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream and Euroclear is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

We have obtained the information in this section about DTC, Clearstream and Euroclear from sources that we believe to be accurate, and we assume no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC, Clearstream or Euroclear, or their participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Global Clearance and Settlement

Unless otherwise specified in a pricing supplement with respect to a particular tranche of notes, initial settlement for global notes will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.

If the pricing supplement specifies that interests in the global notes may be held through Clearstream or Euroclear, Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Thereafter, secondary market trades will settle in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global notes settled during that processing will be reported to the relevant Euroclear participants or Clearstream customers on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global securities among DTC participants, Clearstream and Euroclear, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

Alternative Book-Entry Procedures and Settlement

If specified in the applicable pricing supplement, book-entry notes denominated in currencies other than U.S. dollars may be held, in whole or in part, directly through participants in the systems of Clearstream or Euroclear, or indirectly through organizations that are participants in such systems. Such notes may be issued in the form of one or more global notes, which will be registered in the name of a nominee for, and shall be deposited with, a common depositary for Clearstream and/or Euroclear. Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those clearing systems. Those clearing systems could change their rules and procedures at any time.

Notices

So long as the global securities are held on behalf of DTC or any other clearing system, notices to holders of securities represented by a beneficial interest in the global securities may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

Unless we indicate otherwise in the applicable pricing supplement, we will denominate the notes in U.S. dollars; we will make principal and interest payments on the notes in U.S. dollars; and you must pay the purchase price of the notes in immediately available funds. If any of the notes (“foreign currency notes”) are to be denominated or payable in a currency or basket of currencies other than U.S. dollars (a “specified currency”), the following provisions will apply in addition to, and to the extent inconsistent therewith will replace, the description of general terms and provisions of notes set forth in the accompanying prospectus and elsewhere in this prospectus supplement.

A pricing supplement with respect to any foreign currency note (which may include information with respect to applicable current foreign exchange controls) is a part of this prospectus and prospectus supplement Any information we furnish you concerning exchange rates is furnished as a matter of information only and you should not regard it as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Currencies

We may offer foreign currency notes denominated and/or payable in a specified currency or specified currencies. Unless we indicate otherwise in the applicable pricing supplement, you are required to pay for foreign currency notes in the specified currency. At the present time, there are limited facilities in the United States for conversion of U.S. dollars into specified currencies and vice versa, and banks may elect not to offer non-U.S. dollar checking or savings account facilities in the United States. However, at your request on or prior to the third business day preceding the date of delivery of the foreign currency notes, or by such other day as determined by the agent who presents such offer to purchase foreign currency notes to us, such agent may be prepared to arrange for the conversion of U.S. dollars into the applicable specified currency set forth in the applicable pricing supplement to enable the purchasers to pay for the foreign currency notes. The agent or agents will make each such conversion on such terms and subject to such conditions, limitations and charges as the agent may from time to time establish in accordance with their regular foreign exchange practices. If you purchase foreign currency notes you will pay all costs of exchange.

The applicable pricing supplement will set forth information about the specified currency in which a particular foreign currency note is denominated and/or payable, including historical exchange rates and a description of the currency and any exchange controls, and, in the case of a basket of currencies, will include a description of such basket and a description of provisions for payment in the event such currency basket is no longer used for the purposes for which it was established.

Payment of Principal and Interest

We will pay the principal of and interest on foreign currency notes in the specified currency. Currently, banks do not generally offer non-U.S. dollar denominated account facilities in their offices in the United States, although they are permitted to do so. Accordingly, if you are a holder of foreign currency notes you will be paid in U.S. dollars converted from the specified currency unless you elect to be paid in the specified currency or unless the applicable pricing supplement provides otherwise.

If you hold a foreign currency note, we will base any U.S. dollar amount that you are owed on the highest bid quotation in The City of New York received by our agent specified in the applicable pricing supplement (the “exchange rate agent”) at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the exchange rate agent) selected by the exchange rate agent and approved by us for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on such payment date in the aggregate amount of the specified currency payable to all holders of foreign currency notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, we will make payments in the specified currency. All currency exchange costs will be borne by the holders of the foreign currency note by deductions from such payments.

Unless we indicate otherwise in the applicable pricing supplement, as a holder of foreign currency notes you may elect to receive payment of the principal of and interest on the foreign currency notes in the specified currency by transmitting a written request for such payment to the corporate trust office of the paying agent on or prior to the regular record date or at least 15 calendar days prior to maturity, as the case may be. You may make this request in writing (mailed or hand delivered) or sent by facsimile or other electronic transmission. As a holder of a foreign currency note, you may elect to receive payment in the specified currency for all principal and interest payments and need not file a separate election for each payment. Your election will remain in effect until revoked by written notice to the trustee, but written notice of any such revocation must be received by the trustee on or prior to the regular record date or at least 15 calendar days prior to the maturity date, as the case may be. If your foreign currency notes are held in the name of a broker or nominee, you should contact your broker or nominee to determine whether and how you may elect to receive payments in the specified currency.

If a note is represented by a global security, DTC or its nominee will be the holder of the note and will be entitled to all payments on the note. Although DTC can hold notes denominated in foreign currencies, all payments to DTC will be made in U.S. dollars. Accordingly, a beneficial owner of the related global security who elects to receive payments of principal, premium, if any, and/or interest, if any, in the specified currency must notify the participant through which it owns its interest on or prior to the applicable record date or at least 15 calendar days prior to the maturity, as the case may be, of such beneficial owner’s election. The participant must notify DTC of such election on or prior to the third business day after such record date or at least 12 calendar days prior to the maturity, as the case may be, and DTC will notify the trustee of such election on or prior to the fifth business day after such record date or at least 10 calendar days prior to the maturity, as the case may be. If the participant receives complete instructions from the beneficial owner and such instructions are forwarded by the participant to DTC, and by DTC to the trustee, on or prior to such dates, then the beneficial owner will receive payments in the specified currency. See “Form of Notes—Book-Entry Notes.”

We will pay principal and interest on foreign currency notes to be paid in U.S. dollars in the manner specified in the accompanying prospectus, any applicable pricing supplement, and this prospectus supplement with respect to notes denominated in U.S. dollars. See “Description of Notes—General.” We will pay interest on foreign currency notes in the specified currency by check mailed on the relevant interest payment date to the persons entitled thereto to the address of such holders as they appear in the security register or, at our option by wire transfer to a bank account maintained by the holder in the country of the specified currency. The principal of foreign currency notes, together with interest accrued and unpaid thereon, due at maturity will be paid in immediately available funds upon surrender of such notes at the corporate trust office of the paying agent, or, at our option, by wire transfer to such bank account.

Payment Currency

If a specified currency is not available for the payment of principal, premium or interest with respect to a foreign currency note due to the imposition of exchange controls, because it is no longer used by the government of the country issuing such currency, because it is no longer used for the settlement of transactions by public institutions of the international banking community, or as a result of other circumstances beyond our control, then, until such currency is again available or used, we will be entitled to satisfy our obligations to holders of foreign currency notes by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the specified currency as certified for customs purposes (or, if not so certified as otherwise determined) by the Federal Reserve Bank of New York (the “market exchange rate”) as computed by the exchange rate agent on the second business day prior to such payment or, if not then available, on the basis of the most recently available market exchange rate or as otherwise indicated in an applicable pricing supplement. Any payment made under such circumstances in U.S. dollars where the required payment is in a specified currency will not constitute a default under the indenture with respect to the notes.

If the specified currency of a note is officially redenominated, other than as a result of the European Monetary Union, such as by an official redenomination of any such specified currency that is a composite currency, then our payment obligations on such note will be the amount of redenominated currency that represents the amount of our obligations immediately before the redenomination.

The notes will not provide for any adjustment to any amount payable under such notes as a result of:

•	any change in the value of the specified currency of such notes relative to any other currency due solely to fluctuations in exchange rates; or

•	any redenomination of any component currency, unless such composite currency is itself officially redenominated.

All determinations referred to above made by the exchange rate agent will be at its sole discretion and will, in the absence of clear error, be conclusive for all purposes and binding on the holders of the foreign currency notes.

As indicated above, if you invest in foreign currency notes, your investment will be subject to substantial risks, the extent and nature of which change continuously. As with any investment that you make in a security, you should consult your own financial and legal advisors as to the risks entailed in an investment in foreign currency notes. Such notes are not an appropriate investment for you if you are unsophisticated with respect to foreign currency matters.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Squire Patton Boggs (US) LLP, special tax counsel to M&T, the following summary accurately describes certain material United States federal income tax considerations which may pertain to the purchase, ownership and disposition of notes. This summary is not exhaustive of all possible tax considerations. This summary applies to a beneficial holder that holds the notes as a capital asset within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This summary is based on the Code, final and temporary regulations promulgated or proposed under the Code (the “Treasury Regulations”), rulings and other administrative guidance and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or interpretation could result in United States federal income tax consequences different from those discussed below.

This summary does not purport to address all aspects of United States federal income taxation that may be relevant to a beneficial owner subject to special tax rules, such as:

•	banks or financial institutions,

•	insurance companies,

•	regulated investment companies,

•	real estate investment trusts,

•	brokers and dealers in securities or currencies,

•	tax-exempt entities,

•	personal holding companies,

•	entities or arrangements treated as partnerships for United States federal income tax purposes or other pass-through entities, and investors therein,

•	certain former citizens or former residents of the United States, persons subject to the alternative minimum tax,

•	non-United States persons subject to special rules, such as “controlled foreign corporations” and “passive foreign investment companies” (each within the meaning of the Code),

•	persons subject to special tax accounting rules under Section 451 of the Code,

•

persons holding notes as a hedge against currency risks or as a position in a “straddle” or conversion transaction for tax purposes, or U.S. holders (as defined below) whose functional currency is not the U.S. dollar.

This summary does not address all aspects of United States federal income tax, such as consequences under the Medicare contribution tax or the alternative minimum tax, and does not deal with all United States federal income tax considerations that may be relevant to beneficial owners in light of their personal circumstances. Further, this summary does not address the consequences under any United States federal tax laws other than United States federal income tax laws, such as estate and gift tax laws, and does not address the consequences under the tax laws of any state, local or any non-U.S. jurisdiction.

The United States federal income tax consequences of purchasing, holding or disposing of foreign currency notes (other than the single foreign currency notes (as defined below)) and floating rate notes that provide for one base rate followed by a different base rate, a base rate followed by a fixed rate, or a fixed rate followed by a base rate, will be set out in the applicable pricing supplement.

The summary also does not address holders other than original purchasers except as provided below. Additional tax considerations or consequences may result from the particular terms established in any pricing supplement or in any note. This tax summary is limited to the present federal income tax laws of the United States and, except as otherwise provided by the United States federal securities laws, Squire Patton Boggs (US) LLP assumes no obligation to revise or supplement this tax summary with respect to notes issued pursuant to this prospectus supplement and the accompanying prospectus in the event the present laws referred to above change by legislative action, judicial decision, or otherwise, or the facts as they presently exist change to the extent any such changes occur after the date of issue of such notes.

Persons considering the purchase, ownership, or disposition of the notes should consult their own tax advisors concerning the application of United States federal income and other tax laws (including estate and gift tax laws) to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any state, local or non-United States taxing jurisdiction.

As used in this summary, a “U.S. holder” of a note means a beneficial owner of a note that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust that is subject to the supervision of a court within the United States and the control of one or more “United States persons” (within the meaning of section 7701(a)(30) of the Code) or that has in effect a valid election under applicable Treasury Regulations to be treated as a United States person.

As used in this summary, the term “non-U.S. holder” means a beneficial owner of a note (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not a U.S. holder.

If an entity or arrangement treated as a partnership for United States federal income tax purposes holds a note, the United States federal income tax treatment of the partner generally will depend upon the status of the partner and the activities of the partnership. A partnership holding notes, and partners in such a partnership, should consult their tax advisors regarding the United States federal tax consequences of the purchase, ownership and disposition of the notes.

For purposes of this summary, a “single foreign currency note” means a note on which all payments to a holder are denominated in or determined by reference to the value of a single foreign currency. A “foreign currency” means a currency or currency unit, other than a hyperinflationary currency or the U.S. dollar.

U.S. Holders

Interest

The issuer intends to treat the notes as indebtedness for U.S. federal income tax purposes and thus, as a general rule, “qualified stated interest” (as defined below) paid or accrued on the notes, including qualified stated interest on notes with original issue discount, if any, will be treated as ordinary income to a U.S. holder. A U.S. holder using the accrual method of accounting for United States federal income tax purposes must include such interest paid or accrued on the notes in income as the interest accrues, while a U.S. holder using the cash receipts and disbursements method of accounting for United States federal income tax purposes must include interest in such income when payments are received or constructively received by the U.S. holder.

Original Issue Discount

A note with a term greater than one year may be issued with original issue discount for United States federal income tax purposes (i.e., a discount note) if the “stated redemption price at maturity” (generally, the sum of all payments to be made under the note other than payments of “qualified stated interest”) of a note exceeds its “issue price” by at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, or the weighted average maturity in the case of notes with more than one principal payment. The “issue price” of notes that are issued for cash will be the first price at which a substantial amount of the notes in the issue are sold for money (for this purpose, sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers are ignored). “Qualified stated interest” generally includes stated interest that is unconditionally payable in cash or property (other than a debt instrument of the issuer) at least annually at a single fixed rate (appropriately taking into account the length of the intervals of the payments) and also includes stated interest on certain floating-rate notes (as described under “—Variable Rate Debt Instrument” below). If a note provides for more than one fixed rate of stated interest, interest payable at the lowest stated rate generally is qualified stated interest, with any excess included in the stated redemption price at maturity for purposes of determining whether the note is issued with original issue discount.

If a note is issued with original issue discount, a U.S. holder of the note will be required to include original issue discount amounts in gross income for United States federal income tax purposes on an accrual basis using the constant yield to maturity method and, as a result, a U.S. holder may be required to include these amounts in income in advance of receipt of the cash payments to which the income is attributable. Any amounts included in income as original issue discount with respect to a note will increase a U.S. holder’s adjusted tax basis in the discount note.

Computation of Original Issue Discount

The amount of original issue discount includible in income by a U.S. holder of a note having original issue discount is the sum of the daily portions of original issue discount with respect to the note for each day during the taxable year or portion of the taxable year in which the U.S. holder holds the note. Generally, the daily portion is determined by allocating to each day in any accrual period a pro rata portion of the original issue discount allocable to that accrual period. Accrual periods with respect to a note may be of any length and may vary in length over the term of the note as long as (1) no accrual period is longer than one year and (2) each scheduled payment of interest or principal on the note occurs either on the final or first day of an accrual period.

The amount of original issue discount allocable to an accrual period equals the excess, if any, of:

•

the product of the note’s “adjusted issue price” at the beginning of the accrual period and the note’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over

•	the sum of the payments of qualified stated interest on the note allocable to the accrual period.

The “adjusted issue price” of a note at the beginning of any accrual period (determined without regard to the amortization of any acquisition or bond premium, as discussed below) is (a) the sum of the issue price of the note and the accrued original issue discount for each prior accrual period less (b) any prior payments on the note that were not qualified stated interest payments.

Treasury Regulations provide special rules for notes that provide for one or more alternative payment schedules applicable upon the occurrence of a contingency or contingencies, including optional redemption. Any Note which may be redeemed in whole or in part prior to the stated maturity of the principal of such note will be treated as having a maturity date for United States federal income tax purposes on the earlier redemption date if this redemption would result in a lower yield to maturity in the case of a redemption at the issuer’s option or a higher yield to maturity in the case of a redemption at the U.S. holder’s option. Notice will be given in the applicable pricing supplement when we determine that a particular note will be deemed to have a maturity date for United States federal income tax purposes prior to the stated maturity of the principal of the note. Investors intending to purchase notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of those notes.

De Minimis Rule

If a note is issued with de minimis original issue discount, because its stated redemption price at maturity exceeds its issue price by less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, or the weighted average maturity in the case of notes with more than one principal payment, a U.S. holder generally must include any de minimis original issue discount in income as stated principal payments are made, in proportion to the amount of principal paid, unless the U.S. holder makes the election described below under “—Election to Treat All Interest as Original Issue Discount.” If a U.S. holder sells a note before the U.S. holder has included in income all of the de minimis original issue discount thereon, any amount of gain that the U.S. holder recognizes on the sale and that is attributable to de minimis original issue discount will be treated as capital gain.

Variable Rate Debt Instrument

Floating rate notes may be subject to rules that differ from these general rules described above. Prospective investors should consult their own tax advisors with respect to the tax consequences of any prospective purchase of floating rate notes. In general, a note will be treated as a “variable rate debt instrument” for purposes of the Treasury Regulations only if the note is issued for an amount that does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (1) 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date or (2) 15% of the total noncontingent principal payments. In addition, to be a variable rate debt instrument, the note must bear stated interest (compounded or paid at least annually) at:

•	one or more qualified floating rates,

•	a single fixed rate and one or more qualified floating rates,

•	a single objective rate, or

•	a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

Generally, a rate is a qualified floating rate if variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt security is denominated, and the value of the rate on any date during the term of the debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day. A multiple of a qualified floating rate is generally not a qualified floating rate unless it is either (a) the product of a qualified floating rate and a fixed multiple greater than 0.65 but not more than 1.35, or (b) the product of a qualified floating rate and a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. If a debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate. A debt security will not have a variable rate that is a qualified floating rate, however, if the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings or one or more governors limiting the amount of increase or decrease unless such floor, ceiling, or governor is fixed throughout the term of the debt security or is not reasonably expected as of the issue date to significantly affect the yield on the debt security.

Generally, an “objective rate” is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information other than a rate based on information that is within the control of the issuer or a related party or that is unique to the circumstances of the issuer or a related party (for example, dividends, profits or the value of the issuer’s stock), although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer. The IRS may designate other variable rates that will be treated as objective rates. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the debt instrument’s term will differ significantly from the average value of that rate during the final half of its term.

A “qualified inverse floating rate” is a rate that is equal to a fixed rate minus a qualified floating rate and the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate, disregarding certain restrictions on that rate, for example, as caps, floors or governors.

A debt security will also have a variable rate that is a single qualified floating rate or a single objective rate if interest on the debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and the value of the qualified floating rate or objective rate is intended to approximate the fixed rate (which is presumed if (a) the fixed rate and (b) the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points).

Finally, the Treasury Regulations specify that a variable rate debt instrument generally may not provide for principal payments that are contingent (as described in the next section).

If a note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a variable rate debt instrument, then any stated interest which is unconditionally payable in cash or property (other than debt instruments issued by the issuer) at least annually will constitute qualified stated interest and will be taxed accordingly. Thus, a floating or variable rate note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a variable rate debt instrument generally will not be treated as having been issued with original issue discount unless the note is issued at a “true” discount (i.e., at a price below the note’s stated principal amount) in excess of a specified de minimis amount. Original issue discount on such a note arising from “true” discount is allocated to an accrual period using the constant yield method described above by assuming that the floating rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the note. In both cases, the amount of qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during that period exceeds (or is less than) the amount of interest assumed to be paid.

If a note that is a variable rate debt instrument bears interest at a variable rate other than a single qualified floating rate or single objective rate, the amount and accrual of original issue discount generally are determined by converting the variable rate debt instrument into a fixed rate debt instrument, applying the general original issue discount rules as described above, and then making appropriate adjustments for actual interest rates under the note.

Contingent Payment Debt Instruments

Certain of the notes may provide for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In addition, certain of the notes may contain provisions permitting them to be redeemed prior to their maturity dates at our option and/or at the option of the U.S. holder. It is possible that notes containing these features will be characterized as “contingent payment debt instruments” for United States federal income tax purposes. The Treasury Regulations relating to the tax treatment of contingent payment debt instruments adopt the “noncontingent bond method” for contingent payment debt instruments that are issued for cash or publicly traded property. Under the noncontingent bond method, the yield on the debt instrument must first be determined based on the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to those of the contingent payment debt instrument. A projected payment schedule is then set to fit the yield. Once a projected payment schedule is determined for a debt instrument as of the issue date, interest accrues on the debt instrument based on this schedule. The projected payment schedule includes all noncontingent payments as well as a projected amount for each contingent payment. Appropriate adjustments are made to account for any difference between the projected amount of a contingent payment and the actual amount of the payment. The projected amounts are, in effect, treated as fixed, and interest accrual is required based on these projected amounts whether or not the amount of any payment is fixed or determinable in the taxable year. Thus, the noncontingent bond method may result in recognition of income prior to the receipt of cash to which the income relates. The proper U.S. federal income tax treatment of notes that are treated as contingent payment debt instruments will be more fully described in the applicable pricing supplement. Prospective investors should consult their own tax advisors with respect to the application of the contingent payment debt instrument provisions to the notes.

Short-Term Notes

In general, an individual or other cash basis U.S. holder of a note with a fixed maturity of one year or less (a short-term note) is not required to accrue original issue discount (as specially defined below for the purposes of this paragraph) for U.S. federal income tax purposes unless it elects to do so, but may be required to include any stated interest in income as the interest is received. Accrual basis U.S. holders and certain other U.S. holders are required to accrue original issue discount on a short-term note on a straight-line basis or, if the U.S. holder so elects, under the constant-yield method (based on daily compounding). In the case of a U.S. holder not required and not electing to include original issue discount in income currently, any gain realized on the sale or retirement of the short-term note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis (unless an election is made to accrue the original issue discount under the constant-yield method) through the date of sale or retirement. A U.S. holder who is not required and does not elect to accrue original issue discount on a short-term note will be required to defer deductions for interest on borrowings allocable to short-term notes in an amount not exceeding the deferred income until the deferred income (including acquisition discount) is realized. For this purpose, acquisition discount is the excess, if any, of the note’s stated redemption price at maturity over the U.S. holder’s basis in the note.

For purposes of determining the amount of original issue discount subject to these rules, all interest payments on a short-term note are included in the short-term note’s stated redemption price at maturity. A U.S. holder may elect to determine original issue discount on a short-term note as if the short-term note had been originally issued to the U.S. holder at the U.S. holder’s purchase price for the short-term note. This election shall apply to all obligations with a maturity of one year or less acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Market Discount

If a U.S. holder purchases a note other than a discount note for an amount that is less than its issue price, or the U.S. holder purchases a discount note for an amount that is less than its adjusted issue price as of the purchase date, i.e., the revised issue price, the amount of the difference will be treated as “market discount” for United States federal income tax purposes, unless the difference is less than a specified de minimis amount. Under the market discount rules of the Code, a U.S. holder will be required to treat any partial principal payment on or any gain on the sale, retirement or other taxable disposition of the note as ordinary income to the extent that any market discount has accrued with respect to the note and was not previously included in income by the U.S. holder (pursuant to an election by the U.S. holder to include any market discount in income as it accrues) at the time of such disposition.

Market discount is accrued on a straight-line basis unless the U.S. holder elects to accrue market discount under a constant yield method. If the note is disposed of in a nontaxable transaction (other than certain nonrecognition transactions), a U.S. holder will include any accrued market discount in ordinary income (generally, as interest) as if the U.S. holder had sold the note at its then fair market value. In addition, the U.S. holder may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, deductions for all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry the note, unless the U.S. holder elects to include market discount in income currently as it accrues. If a U.S. holder makes an election to include market discount in income currently as it accrues, that election would apply to all debt instruments with market discount that the U.S. holder acquired on or after the first day of the first taxable year to which the election applies, and the election may not be revoked without the consent of the IRS.

Acquisition Premium

A U.S. holder who purchases a discount note for an amount that is greater than its adjusted issue price but equal to or less than its stated redemption price at maturity (generally, the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest) will be considered to have purchased the note at an “acquisition premium.” Under the acquisition premium rules, the amount of original issue discount which the U.S. holder must include in its gross income with respect to the note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to the taxable year.

Amortizable Bond Premium

A U.S. holder who purchases a note for an amount in excess of the note’s stated redemption price at maturity (or earlier call date as applicable) will be considered to have purchased the note at a “premium” (i.e., amortizable bond premium). A U.S. holder generally may elect to amortize this premium over the remaining term of the note (or until the earlier call date) on a constant yield method with a corresponding decrease in its tax basis in the note. The amount amortized in any taxable year will be treated as a reduction of the U.S. holder’s interest income from the note. If a U.S. holder does not make this election, the amount of such premium will decrease the gain or increase the loss otherwise recognized on a taxable disposition of the note.

If the amortizable bond premium allocable to an accrual period exceeds the interest income from the note for such accrual period, such excess is first allowed as a deduction to the extent of interest included in the U.S. holder’s income in respect of the note in previous accrual periods and is then carried forward to the U.S. Holder’s next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which the note is sold, retired or otherwise disposed of exceeds the interest income for such accrual period, the U.S. holder would be allowed an ordinary deduction equal to such excess.

For notes purchased at a premium, the premium amount may be amortized to offset interest income only as a U.S. holder takes the qualified stated interest into account under the U.S. holder’s regular accounting method. In the case of instruments that provide for alternative payment schedules, generally, premium is calculated by assuming that both the issuer and the U.S. holder will exercise or not exercise options in a manner that maximizes the U.S. holder’s yield. If a U.S. holder elects to amortize premium for a specific taxable year, that election would apply to all the U.S. holder’s debt instruments held on or after the first day of that taxable year, and the election may not be revoked without the consent of the IRS. U.S. holders should consult their own tax advisors as to the calculation of premium, if any, and the maturity date or earlier call date, as applicable, for determining and amortizing the premium.

Election to Treat All Interest as Original Issue Discount

Under the Treasury Regulations, a U.S. holder may elect to treat all interest on any note as original issue discount and calculate the amount includable in gross income under the constant yield method. For the purposes of this election, interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. If a U.S. holder makes this election for a note with market discount or amortizable bond premium, the election is treated as an election under the market discount or amortizable bond premium provisions, described above, and the electing U.S. holder will be required to amortize bond premium or include market discount in income currently for all of the U.S. holder’s other debt instruments with market discount or amortizable bond premium (other than debt instruments the interest on which is excludible from gross income). The election is to be made for the taxable year in which the U.S. holder acquired the note, and may not be revoked without the consent of the IRS. U.S. holders should consult with their own tax advisors about this election.

Sale, Retirement or Other Taxable Disposition of a Note

Except as discussed above, upon the sale, retirement or other taxable disposition of a note, a U.S. holder generally will recognize taxable capital gain or loss in an amount equal to the difference between the amount realized on the sale, retirement or other taxable disposition of the note and the U.S. holder’s adjusted tax basis in the note; provided, however that to the extent any gain represents accrued qualified stated interest or accrued original issue discount not previously included in gross income, such gain would be treated as ordinary interest income. A U.S. holder’s adjusted tax basis in a note generally will be an amount equal to the U.S. holder’s initial investment in the note increased by the amount of any original issue discount included in income (and accrued market discount, if any, if the U.S. holder has elected to include market discount in income) and decreased by the amount of any payments made with respect to the notes (other than payments of qualified stated interest) and the amount of any amortizable bond premium offset against qualified stated interest with respect to the note or allowed as a deduction under the rules described above under the section entitled “Amortizable Bond Premium.” Except as described above (under “—Market Discount” and “—Contingent Payment Debt Instruments”) and below (under “—Foreign Currency Notes”), such gain or loss generally will be long term capital gain or loss if the U.S. holder has held the note for more than one year. Long-term capital gains of individuals currently are eligible for preferential rates of taxation. The deductibility of capital losses is subject to limitations.

Tax on Net Investment Income

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income generally will include its interest income and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this net investment income tax to your income and gains in respect of your investment in the notes.

Foreign Currency Notes

Cash Basis Holders

A U.S. holder who uses the cash method of accounting and who receives a payment of interest (including qualified stated interest) in foreign currency with respect to a single foreign currency note (other than with respect to a discount note, except to the extent any qualified stated interest is received) will be required to include in income the U.S. dollar value of the foreign currency payment (determined based on the “spot” exchange rate in effect on the date the payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and the U.S. dollar value will be the U.S. holder’s tax basis in the foreign currency.

Accrual Basis Holders

A U.S. holder who uses the accrual method of accounting will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount) that has accrued and is otherwise required to be taken into account with respect to a single foreign currency note during an accrual period. The U.S. dollar value of the accrued interest income will be determined by translating that income at the average exchange rate for the accrual period or, with respect to an interest accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. The average exchange rate for the interest accrual period (or partial period) is the simple average of the “spot” exchange rates for each business day of the period or other average exchange rate for the period if the rate is reasonably derived and consistently applied by the taxpayer. The amount of ordinary income or loss recognized on the date such interest is actually received will equal the difference between the U.S. dollar value of the foreign currency payments received (determined by using the “spot” exchange rate in effect on the date the payment is received) in respect of the accrual period and the U.S. dollar value of the interest income that has accrued during the accrual period as determined by using the convention described above or the spot rate convention election method described below.

Spot Rate Convention Election

A U.S. holder may elect to translate accrued interest into U.S. dollars at the “spot rate” on the last day of an accrual period for interest, or, in the case of an accrual period that spans two taxable years, at the “spot rate” on the last day of the taxable year. Additionally, if a payment of original issue discount or interest is actually received within five business days of the last day of the accrual period or partial accrual period within the taxable year, an electing U.S. holder may instead translate the original issue discount or accrued interest into U.S. dollars at the exchange rate in effect on the date of the receipt. Any such election will apply to all debt instruments that the U.S. holder held at the beginning of the first taxable year to which the election applies and debt instruments the U.S. holder acquires thereafter, and will be irrevocable without the consent of the IRS.

For purposes of this discussion, the “spot rate” generally means a rate that reflects a fair market exchange rate available to the public for currency under a “spot contract” in a free market and involving representative amounts. A “spot contract” is a contract to buy or sell a currency on or within two business days following the date of the execution of the contract. If such a spot rate cannot be demonstrated, the IRS has the authority to determine the spot rate.

Tax Basis and Tax Character of Gain or Loss on Sale

A U.S. holder generally will have a tax basis in any foreign currency received on the sale, retirement or other taxable disposition of a single foreign currency note equal to the U.S. dollar value of the foreign currency, determined by using the “spot” exchange rate in effect at the time of the sale, retirement or other taxable disposition. Any gain or loss realized by a U.S. holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase single foreign currency notes) will be ordinary income or loss.

A U.S. holder’s tax basis in a single foreign currency note, and the amount of any subsequent adjustment to the U.S. holder’s tax basis therein, generally will be the U.S. dollar value of the foreign currency amount paid for the single foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. A U.S. holder who converts U.S. dollars to a foreign currency and immediately uses that currency to purchase a single foreign currency note denominated in the same currency ordinarily will not recognize gain or loss in connection with the conversion and purchase. However, a U.S. holder who purchases a single foreign currency note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between the U.S. holder’s tax basis in the foreign currency and the U.S. dollar fair market value of the single foreign currency note on the date of purchase.

Gain or loss realized with respect to principal upon the sale, retirement or other taxable disposition of a single foreign currency note will be ordinary income or loss to the extent it is attributable to fluctuations in currency exchange rates. Gain or loss attributable to fluctuations in exchange rates generally will be equal to the difference between the U.S. dollar value of the foreign currency principal amount of the note, determined by using the “spot” exchange rate in effect on the date the payment is received or the note is disposed of and the

U.S. dollar value of the foreign currency principal amount of the note, determined by using the “spot” exchange rate in effect on the date the holder acquired the note. The foreign currency principal amount of a single foreign currency note generally is equal to the issue price in the foreign currency of the note. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss recognized by a U.S. holder on the sale, retirement or other taxable disposition of the single foreign currency note. The source of exchange gain or loss will be determined by reference to the residence of the U.S. holder or the “qualified business unit” of the U.S. holder on whose books the note is properly reflected. Any gain or loss recognized by the U.S. holder in excess of the foreign currency gain or loss will be capital gain or loss (except, in the case of an original issue discount note, to the extent of any accrued original issue discount), and generally will be long-term capital gain or loss if the U.S. holder’s holding period of the single foreign currency note exceeds one year.

Any gain or loss which is treated as ordinary income or loss, as described above, generally will not be treated as interest income or expense except to the extent provided by administrative pronouncements of the IRS.

The amount of original issue discount on a single foreign currency note is determined in the relevant foreign currency. The amount of original issue discount that is taken into account currently under general rules applicable to notes other than single foreign currency notes is to be determined for any accrual period in the relevant foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during the accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year) unless the U.S. holder elects to use the alternative method, as described above under “—Spot Rate Convention Election.”

Treasury Regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds. Under these regulations, if the notes are denominated in a foreign currency, a U.S. holder (or a non-U.S. holder that holds the notes in connection with a United States trade or business) that recognizes a loss with respect to the notes that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on IRS Form 8886 (Reportable Transaction Disclosure Statement) if the loss exceeds the thresholds set forth in the Treasury Regulations. You should consult with your own tax advisor regarding any tax filing and reporting obligations that may apply in connection with purchasing, owning and disposing of notes denominated in a foreign currency.

Market Discount

With respect to a single foreign currency note, market discount is determined in the foreign currency. In the case of a U.S. holder who does not elect current inclusion, accrued market discount is translated into U.S. dollars at the spot rate on the date of disposition. In the case of a U.S. holder who elects current inclusion, the amount currently includible in income for a taxable year is the U.S. dollar value of the market discount that has accrued during such year, determined by translating such market discount at the average exchange rate for the period or periods during which it accrued.

Acquisition Premium

In the case of a single foreign currency note, acquisition premium will be computed in the foreign currency, and then translated into U.S. dollars in the same manner as interest income accrued by a U.S. holder on the accrual basis, as described above.

Amortizable Bond Premium

In the case of a single foreign currency note, amortizable bond premium will be computed in units of the foreign currency, and such amortizable bond premium will reduce interest income in units of the foreign currency. At the time amortizable bond premium offsets interest income, a U.S. holder may realize exchange gain or loss (taxable as ordinary income or loss), measured by the difference between exchange rates at that time and at the time of the acquisition of the note.

Non-U.S. Holders

Interest Payments and Withholding Tax

Subject to the discussions below under “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act,” a non-U.S. holder will not be subject to United States federal income tax (at graduated rates) or withholding tax (generally at a rate of 30%) on payments of principal, premium, if any, or interest (including original issue discount, if any) on a note, unless income from the note is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, in the case of an applicable tax treaty, is attributable to the non-U.S. holder’s “permanent establishment” or “fixed base” within the United States), or unless the non-U.S. holder does not qualify for the “portfolio interest exemption.”

Generally, a non-U.S. holder of a note will qualify for the portfolio interest exemption if it meets certain certification requirements and is not:

•

a shareholder owning actually or constructively 10% or more of the total combined voting power of all classes of stock of the corporation that issued the note that are entitled to vote within the meaning of Section 881(c)(3)(B) of the Code,

•	a controlled foreign corporation related directly or indirectly to the corporation that issued the note, or

•	a bank whose receipt of interest on the note is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business.

The certification requirement referred to above will be fulfilled if the beneficial owner of a note certifies on IRS Form W-8BEN or W8BEN-E, as applicable, or other successor form, under penalties of perjury, that it is not a United States person and provides its name and address, and

•	the beneficial owner provides IRS Form W-8BEN or W8BEN-E, as applicable, or other successor form to the United States payor (i.e., the withholding agent),

•

in the case of a note held on behalf of the beneficial owner by a securities clearing organization, bank, or other financial institution holding customers’ securities in the ordinary course of its trade or business, the financial institution certifies to the withholding agent that it has received the IRS Form W-8BEN or W8BEN-E, as applicable, or other successor form from the holder and furnishes the withholding agent with a copy thereof, or

•

in the case of a note held on behalf of the beneficial owner by a foreign securities clearing organization, bank, or other financial institution, the financial institution files IRS Form W-8IMY or other successor form and has entered into an agreement with the IRS to be treated as a qualified intermediary.

For purposes of the certification requirements, the beneficial owner of payments on a note is the person that, under United States tax principles, is the taxpayer with respect to such payments, rather than persons such as nominees or agents legally entitled to such payments.

A non-U.S. holder that does not qualify for the portfolio interest exemption as described above generally will be subject to withholding of United States federal income tax at a rate of 30% on payments of interest on the notes. A non-U.S. holder that is entitled to the benefits of an income tax treaty may be subject to a reduced rate of United States withholding tax or exempt from United States withholding tax, provided the non-U.S. holder furnishes the applicable withholding agent a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable), or applicable successor form, establishing the reduction or exemption under the benefit of an applicable income tax treaty and the non-U.S. holder complies with any other applicable procedures. Alternatively, a non-U.S. holder may be exempt from United States withholding tax if it provides a properly executed IRS Form W-8ECI, or applicable successor form, certifying that interest paid on the notes is not subject to withholding tax because the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (as discussed below under “—Income Effectively Connected with the Conduct of a United States Trade or Business”).

Prospective investors should consult their tax advisors regarding possible additional reporting requirements.

Income Effectively Connected with the Conduct of a United States Trade or Business

If a non-U.S. holder is engaged in a trade or business in the United States, and if interest (including original issue discount) on a note or any gain on the sale, retirement or other taxable disposition of a note is effectively connected with the conduct of that trade or business (and, in the case of a U.S. holder eligible for benefits under an applicable tax treaty, such interest or gain is attributable to the non-U.S. holder’s “permanent establishment” or “fixed base” within the United States), the non-U.S. holder, although exempt from the withholding tax discussed in the preceding paragraphs, generally will be subject to regular United States income tax on interest (including original issue discount) on a note and on any gain realized on the sale, retirement or other taxable disposition of a note in the same manner as if the non-U.S. holder were a U.S. holder (without regard to the tax on net investment income described above). See “—U.S. Holders” above. In lieu of the Form W-8BEN or W-8BEN-E described above, the non-U.S. holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI or other successor form to claim an exemption from the withholding tax discussed in the preceding paragraphs.

If the non-U.S. holder is a foreign corporation, it may also be subject to a 30% branch profits tax on its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including original issue discount) or any gain recognized on the sale, retirement or other taxable disposition of a note will be included in the non-U.S. holder’s effectively connected earnings and profits if the interest or gain, as the case may be, is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States.

Sale, Retirement or Other Taxable Disposition of a Note

Subject to the discussions below under “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act,” generally, a non-U.S. holder will not be subject to United States federal income or withholding tax on any amount of capital gain recognized by the non-U.S. holder upon a sale, retirement or other disposition of a note, provided:

•

the capital gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder (or, in the case of a non-U.S. holder eligible for benefits under an applicable tax treaty, is not attributable to the non-U.S. holder’s “permanent establishment” or “fixed base” within the United States), and

•

in the case of an individual, the non-U.S. holder is not present in the United States for 183 days or more in the taxable year in which the sale, retirement or other disposition takes place or certain other conditions are not met.

If a non-U.S. holder is described in the first bullet point, see “—Income Effectively Connected with the Conduct of a United States Trade or Business” above. If a non-U.S. holder is described in the second bullet point, the non-U.S. holder generally will be subject to United States federal income tax at a rate of 30% on the amount by which the non-U.S. holder’s capital gains allocable to United States sources, including gain from such disposition, exceed any capital losses allocable to United States sources, except as otherwise required by an applicable income tax treaty.

Backup Withholding and Information Reporting

Beneficial owners should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if available. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against the beneficial owner’s United States federal income tax provided the beneficial owner furnishes the required information to the IRS in a timely manner.

U.S. Holders

Information reporting will apply and backup withholding of United States federal income tax may apply currently at a rate of 24% to payments of principal, premium, if any, and interest (including original issue discount), in respect of notes and to certain payments of proceeds of the sale or retirement of notes to U.S. holders who are not “exempt recipients” and who fail to certify certain identifying information (e.g., the U.S. holder’s taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities may be exempt recipients. Payments made in respect of the notes to a U.S. holder must be reported to the IRS, unless the U.S. holder establishes that it is an exempt recipient or otherwise establishes an exemption.

Non-U.S. Holders

Backup withholding and information reporting will not apply to payments of interest made by the withholding agent to a non-U.S. holder of a note if the non-U.S. holder meets the identification and certification requirements described above under “Non-U.S. Holders—Interest Payments and Withholding Tax,” or otherwise establishes an exemption, provided, in each case, that the withholding agent does not have actual knowledge or reason to know that the beneficial owner is a United States person that is not an exempt recipient. The applicable withholding agent will, however, be required to report payments of interest on the notes on IRS Form 1042-S. Copies of the information returns reporting such interest payments and any withholding may also be made available to the authorities in the country in which the non-U.S. holder resides or is organized under the provisions of an applicable income tax treaty or other agreement.

Under current Treasury Regulations, payments on the sale, exchange or other disposition of a note by a non-U.S. holder made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if a broker is

•	a United States person,

•	a controlled foreign corporation for United States federal income tax purposes,

•	a United States branch of a foreign bank or insurance company, or

•

a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, or a foreign partnership with certain connections to the United States, then information reporting (but generally not backup withholding) will be required unless the broker has in its records documentary evidence that the beneficial owner establishes an exemption. Backup withholding may apply to any payment that the broker is required to report if the broker has actual knowledge or reason to know that the beneficial owner is a United States person. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the non-U.S. holder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption and the broker does not have actual knowledge or reason to know that the beneficial owner is a United States person.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code, known as the Foreign Account Tax Compliance Act (“FATCA”), and the relevant administrative guidance thereunder, impose a withholding tax of 30% on certain types of payments, including payments of U.S.-source interest or original issue discount, that are received by foreign financial institutions and certain other non-U.S. entities unless certain certification, information reporting and other specified requirements are satisfied. An inter-governmental agreement between the United States and an applicable non-U.S. country may modify such requirements. Although withholding under FATCA would have applied to payments of gross proceeds from the taxable disposition of notes, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Prospective investors should consult their own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

If any amount of, or in respect of, United States withholding tax were to be deducted or withheld from payments on the notes as a result of a failure by an investor (or by an institution through which an investor holds the notes) to comply with FATCA, neither the issuer nor any paying agent nor any other person would be required, pursuant to the terms of the notes, to pay additional amounts with respect to any notes as a result of the deduction or withholding of such tax.

Each non-U.S. holder should consult its own tax advisor regarding the application of FATCA to the ownership and disposition of the notes.

The United States federal income tax summary discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Prospective holders should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and other disposition of the notes, including the tax consequences under United States federal income tax laws, state, local, non-United States and other tax laws and the possible effects of changes in such laws.

CERTAIN ERISA CONSIDERATIONS

The following summary regarding certain aspects of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code is based on ERISA and the Code, judicial decisions and United States Department of Labor and IRS regulations and rulings that are in existence on the date of this prospectus supplement. This summary is general in nature and does not address every issue pertaining to ERISA, the Code or other laws that may be applicable to us, the notes or a particular investor. Accordingly, the following summary should not be construed as legal advice, and each prospective investor, including plan fiduciaries, should consult with his, her or its own advisors or counsel with respect to the advisability of an investment in the notes, and potentially adverse consequences of such investment, including, without limitation, certain ERISA-related issues that affect or may affect the investor with respect to this investment and the possible effects of changes in the applicable laws.

General

ERISA imposes certain requirements on employee benefit plans subject to ERISA and on entities that are deemed to hold the assets of such plans by reason of such a plan’s investment in the entity (collectively, “ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts, and entities that are deemed to hold the assets of such plans subject to Section 4975 of the Code (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code.

Any Plan fiduciary that proposes to cause a Plan to purchase the notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or the Code.

Governmental plans (as defined in Section 3(32) of ERISA) (“Governmental Plans”), certain church plans (as defined in Section 3(33) of ERISA) that have not made an election under Section 410(d) of the Code (“Church Plans”) and non-U.S. plans (as described in Section 4(b)(4) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state, local, other federal or non-U.S. laws or regulations that regulate their investments (“Similar Laws”). Fiduciaries of any such plans should make its own determination as to the requirements, if any, under any Similar Laws applicable to the acquisition of the notes, including whether there is a need for, and the availability, if necessary, of any exemptive relief under any such Similar Laws.

Each Plan, Governmental Plan, Church Plan and non-U.S. plan should consider the fact that none of us, the agents, the trustee nor any of our or their respective affiliates will act as a fiduciary to any Plan, Governmental Plan, Church Plan or non-U.S. plan with respect to the decision to acquire notes and is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, with respect to such decision.

Prohibited Transaction Exemptions

The fiduciary of a Plan that proposes to purchase or hold any notes should consider, among other things, whether such purchase or holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, the issuer, the agents, the trustee or any of their respective affiliates. Depending on the satisfaction of certain conditions which may include the identity of the Plan fiduciary making the decision to acquire or hold the notes on behalf of a Plan, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code (the “service provider exemption”), or Prohibited Transaction Class Exemption (“PTCE”) 84-14 (relating to transactions effected by an independent “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 95-60 (relating to investments by an insurance company’s general accounts) or PTCE 96-23 (relating to transactions managed by an in-house asset manager) (collectively, the “Class Exemptions”) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the notes.

Each Plan fiduciary (and each fiduciary for Governmental Plans, Church Plans or non-U.S. plans) should consult with its legal advisor concerning the potential consequences to the plan under ERISA, the Code or Similar Laws of an investment in the notes.

By its acquisition and holding of the notes (or any interest therein), each purchaser and subsequent transferee will be deemed to have represented and warranted on each day from the date on which such purchase or transferee, as applicable, acquires its interest in such notes through and including the date on which such purchaser or transferee, as applicable, disposes of its interest in such notes, either that (A) it is not, and is not acting on behalf of, a Plan or a Governmental Plan, Church Plan or non-U.S. plan, and it is not using the assets of any of the foregoing in purchasing an interest in the notes or (B) its purchase, holding and disposition of the notes or an interest in the notes does not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or under any Similar Laws.

The sale of any note to a Plan or a Governmental Plan, Church Plan, or non-U.S. plan that is subject to Similar Laws is in no respect a representation by the issuer, the agents or the trustee or any of their respective affiliates that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

PLAN OF DISTRIBUTION

(CONFLICTS OF INTEREST)

We are offering the notes on a continuous basis for sale by us or through RBC Capital Markets, LLC, Academy Securities, Inc., AmeriVet Securities, Inc., Barclays Capital Inc., Blaylock Van, LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC, Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., Jefferies LLC, J.P. Morgan Securities LLC, Keefe, Bruyette & Woods, Inc., Loop Capital Markets LLC, Morgan Stanley & Co. LLC, M&T Securities, Inc., Piper Sandler & Co., R. Seelaus & Co., LLC, Samuel A. Ramirez & Company, Inc., Raymond James & Associates, Inc., Siebert Williams Shank & Co., LLC, TD Securities (USA) LLC, UBS Securities LLC, and Wells Fargo Securities, LLC (the “Agents”). We may sell the notes through the Agents as agents or to the Agents as principals for resale at varying or fixed offering prices. We may also appoint other agents in the future.

The Agents have agreed to, as our agents, use their reasonable efforts to solicit orders to purchase the notes. Unless otherwise agreed by us and the Agents, we will have the sole right to accept offers to purchase notes and we may reject any proposed purchases of the notes in whole or in part. The Agents also have the right, using their reasonable discretion, to reject any proposed purchase of the notes in whole or in part. We will pay an Agent, in connection with sales of the notes through such Agents acting as agents, a commission as agreed between us and an Agent at the time of such sale and set forth in the applicable pricing supplement. Actual commissions payable in respect of any sale of such notes will be specified in the applicable pricing supplement.

We may also sell the notes to an Agent or other person, as principal, for resale or other distribution by such Agent or person. Any note sold to an Agent or other person will be purchased from us at a price equal to 100% (or such other percentage as will be specified in the applicable pricing supplement) of the principal amount thereof less a discount. In addition, an Agent may resell any note purchased by it as principal to another broker-dealer for resale to investors at a concession not in excess of the discount received by the Agent from us. If notes are resold at a fixed offering price and all the notes are not sold at the initial offering price, the Agents may change the public offering price, concession and discount. We reserve the right to sell notes directly to investors on our own behalf.

The Agents or persons purchasing the notes as principal may be deemed to be underwriters within the meaning of the Act. We and the Agents have agreed to indemnify each other against certain liabilities, including liabilities under the Act, or to contribute to payments that they may be required to make in connection with such indemnification. We have also agreed to pay certain expenses of the Agents, including certain fees and expenses of counsel.

The notes will not have an established trading market when issued. Also, unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any national securities exchange. The Agents or other persons purchasing the notes as principal may make a market in the notes, but are not obligated to do so and may discontinue any market-making at any time without notice. There can be no assurance that a secondary market for any notes will develop or be maintained.

Unless specified otherwise in the applicable pricing supplement, you will be required to pay the purchase price of the notes in immediately available funds on the date of settlement. See “Description of Notes—General.”

We estimate that our total expenses for the establishment of this program to offer notes on a continuous basis will be approximately $1,700,000.

In connection with an offering of notes purchased by one or more Agents or other persons as principal on a fixed-price basis, such Agent(s) or other person will be permitted to engage in certain transactions that stabilize the price of such notes. Such transactions may consist of over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit reclaiming a selling concession from a syndicate member when the notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. If the Agent(s) or other person creates or create, as the case may be, a short position in such notes, (i.e., if it sells or they sell notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement), such Agent(s) or other person may reduce that short position by purchasing notes in the open market. Such stabilizing transactions, syndicate covering transactions and penalty bids may stabilize, maintain or otherwise affect the market prices of the notes, which may be higher than they would otherwise be in the absence of such transactions. The Agent(s) are not required to engage in these activities and may not engage in any such transactions or if such transactions are commenced, may discontinue such transactions at any time and without notice.

Neither M&T nor any of the Agents or other persons purchasing the notes as principal make any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of the notes.

Selling Restrictions

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Agents are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Upon receipt of this prospectus supplement or the accompanying base prospectus, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only.

European Economic Area

Neither this prospectus supplement nor the accompanying Prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). This prospectus supplement and the accompanying Prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to EEA Qualified Investors. Neither M&T nor the Agents have authorized, nor do they authorize, the making of any offer of notes other than to EEA Qualified Investors.

Prohibition of Sales to EEA Retail Investors—Notes which are the subject of the offering contemplated by this prospectus supplement as completed by the final pricing supplements in relation thereto may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

MIFID II PRODUCT GOVERNANCE / TARGET MARKET—The final pricing supplements in respect of any notes may include a legend entitled “MiFID II Product Governance” which will outline the target market assessment in respect of the notes and which channels for distribution of the notes are appropriate. Any person subsequently offering, selling or recommending the notes (an “EU distributor”) should take into consideration the target market assessment; however, an EU distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the target market assessment) and determining appropriate distribution channels.

A determination will be made in relation to each issue about whether, for the purpose of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “MiFID Product Governance Rules”), any Agent subscribing for any notes is a manufacturer in respect of such notes, but otherwise neither the Agents nor any of their respective affiliates will be a manufacturer for the purpose of the MiFID Product Governance Rules.

United Kingdom

Neither this prospectus supplement nor the accompanying Prospectus is a prospectus for the purposes of the Prospectus Rules: Admission to Trading on a Regulated Market sourcebook (“PRM”) or the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). This prospectus supplement and the accompanying Prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to UK Qualified Investors. Neither M&T nor the Agents have authorized, nor do they authorize, the making of any offer of notes other than to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS—Notes which are the subject of the offering contemplated by this prospectus supplement as completed by the final pricing supplements in relation thereto may not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or both) of the following: (i) not a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs; and (b) the expression “offer”

includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to buy or subscribe for the notes. Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

UK MiFIR product governance / target market—The final pricing supplements in respect of any notes may include a legend entitled “UK MiFIR Product Governance” which will outline the target market assessment in respect of the notes and which channels for distribution of the notes are appropriate. Any person subsequently offering, selling or recommending the notes (a “UK distributor”) should take into consideration the target market assessment; however, a UK distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the target market assessment) and determining appropriate distribution channels.

A determination will be made in relation to each issue about whether, for the purpose of the UK MiFIR Product Governance Rules, any Initial Purchaser subscribing for any notes is a manufacturer in respect of such notes, but otherwise neither the Agents nor any of their respective affiliates will be a manufacturer for the purpose of the UK MiFIR Product Governance Rules.

The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This document and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of Financial Promotion Order, or (iii) are outside the United Kingdom (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any other document or materials will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

Notes which have a maturity of less than one year may not be offered, sold or distributed other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by M&T.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to M&T.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes (except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”)) have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” within the meaning of the SFO and any rules made thereunder; or (ii) in other circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong)(the “C(WUMP)O”) or which do not result in the document being a “prospectus” within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) (the “FIEA”) and accordingly, each Agent has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese person, or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese person except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and all other applicable Japanese laws, regulations and governmental guidelines of Japan promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time. For the purposes of this paragraph, “Japanese person” means any person who is a resident of Japan, including any corporation or other entity organized under the laws of Japan.

People’s Republic of China

The information in this prospectus supplement and the accompanying prospectus does not constitute a public offer of the notes, whether by way of sale or subscription, in the People’s Republic of China (excluding for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The notes may not be offered or sold directly or indirectly in the People’s Republic of China to legal or natural persons other than directly to “qualified domestic institutional investors.”

Republic of Korea

The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The notes will not be registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the notes may not be re-sold to Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act Chapter 289 of Singapore, as modified or amended from time to time (the “SFA”) pursuant to Section 274 of the SFA), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, (iii) Regulation 3 of the Securities and Future Classes of Investor) Regulation 2018 or (iv) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, M&T has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that, unless otherwise stated in the applicable Pricing Supplement in respect of any notes, the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer to the public or solicitation to purchase or invest in the notes. The notes have not been and will not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) except (i) to investors that qualify as professional clients within the meaning of the FinSA or (ii) in any other circumstances falling within article 36 para. 1 of the FinSA. The notes have not been and will not be admitted to any trading venue, exchange or multilateral trading facility in Switzerland. Neither the prospectus supplement, the accompanying prospectus, nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA. The prospectus supplement and the accompanying prospectus have not been and will not be reviewed or approved by a Swiss review body and does not comply with the disclosure requirements applicable to a prospectus pursuant to the FinSA. Neither the prospectus supplement, the accompanying prospectus, nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

United Arab Emirates (excluding Dubai International Financial Centre and Abu Dhabi Global Market)

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates other than in compliance with the laws of the United Arab Emirates governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates or the Securities and Commodities Authority.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus are for distribution only to persons who (a) are outside the Dubai International Financial Centre, (b) are persons who meet the Professional Client criteria set out in Rule 2.3.4 of the DFSA Conduct of Business Module or (c) are persons to whom an invitation or inducement in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons” for the purposes of this paragraph). This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to relevant persons and will be engaged in only with relevant persons, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the notes relates to an “exempt offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). Any offering of notes under this prospectus supplement and the accompanying prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. This prospectus supplement and the accompanying prospectus must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with exempt offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and the accompanying prospectus. The notes which may be offered under this prospectus supplement and the accompanying prospectus may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

Abu Dhabi Global Market

This prospectus supplement and the accompanying prospectus are for distribution only to persons who (a) are outside the Abu Dhabi Global Market, or (b) are Authorised Persons or Recognised Bodies (as such terms are defined in the Financial Services and Markets Regulations 2015 (“FSMR”)), or (c) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 18 of FSMR) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons” for the purposes of this paragraph. This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons.

This offer document is an Exempt Offer in accordance with the Market Rules of the ADGM Financial Services Regulatory Authority. This Exempt Offer document is intended for distribution only to Persons of a type specified in the Market Rules. It must not be delivered to, or relied on by, any other Person. The ADGM Financial Services Regulatory Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The ADGM Financial Services Regulatory Authority has not approved this Exempt Offer document nor taken steps to verify the information set out in it, and has no responsibility for it. The Securities to which this Exempt Offer relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Securities offered should conduct their own due diligence on the Securities. If you do not understand the contents of this Exempt Offer document you should consult an authorized financial advisor.

Conflicts of Interest

Our affiliate, M&T Securities, Inc., may participate in sales of the notes. Any offering of the notes in which M&T Securities, Inc. participates will be conducted in compliance with FINRA Rule 5121. Under FINRA Rule 5121, any agent who is subject to the rule will not be permitted to sell any notes to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates.

This prospectus supplement, the accompanying prospectus and related pricing supplement may be used by M&T Securities, Inc., or its successors, in connection with offers and sales related to market-making transactions in the notes in which M&T Securities, Inc. acts as a principal. M&T Securities, Inc. may also act as agent in such transactions. Any obligations of M&T Securities, Inc. are the sole obligations of M&T Securities, Inc. and do not create any obligations on the part of any affiliate of M&T Securities, Inc. M&T Securities, Inc. is a member of the New York Stock Exchange, Inc.

The Agents and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Agents and their affiliates have in the past, and may in the future, engage in commercial banking, investment banking and other transactions with, and perform services for, M&T and its affiliates in the ordinary course of business. The Agents and their affiliates receive customary cash compensation for such services. In the ordinary course of their various business activities, the Agents and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The Agents and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

VALIDITY OF THE NOTES

Certain matters relating to the validity of the notes will be passed on for us by the General Counsel or any Associate General Counsel to M&T and/or Squire Patton Boggs (US) LLP and for the Agents by Sullivan & Cromwell LLP, New York, New York. Sullivan & Cromwell LLP from time to time performs legal services for M&T and its subsidiaries.

The opinions of such General Counsel or Associate General Counsel to M&T and/or Squire Patton Boggs (US) LLP and Sullivan & Cromwell LLP will be conditioned upon, and subject to certain assumptions regarding, future action required to be taken by us and the trustee in connection with the issuance and sale of notes, the specific terms of notes and other matters which may affect the validity of notes but which cannot be ascertained on the date of such opinions.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of M&T Bank Corporation for the year ended December 31, 2025 have been so incorporated in reliance on the report (which included a paragraph describing a change in the manner of accounting for Cash and Cash Equivalents in the 2025 financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

M&T BANK CORPORATION

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

These securities of each class listed above may be offered and sold, from time to time, by M&T Bank Corporation in one or more offerings, subject to approval from M&T Bank Corporation’s Board of Directors, and also may be offered and sold by one or more selling securityholders to be identified in the future in one or more offerings. Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “M&T,” “we,” “us,” “our” or similar references mean M&T Bank Corporation.

We or one or more selling securityholders may offer and sell the securities to or through one or more underwriters, dealers or agents as designated from time to time, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. We or selling securityholders may offer the securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms of these securities and the general manner in which we or selling securityholders will offer these securities. The specific terms of any securities we or selling securityholders offer will be included in one or more supplements to this prospectus. Such prospectus supplements will describe the specific manner in which we or selling securityholders will offer the securities and also may add, update or change information contained in this prospectus.

You should read this prospectus and any applicable prospectus supplement and the documents incorporated by reference herein or therein carefully before you invest in the securities described in the applicable prospectus supplement. You should also read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information about us, including our financial statements. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement and a pricing supplement, if any.

We will provide the specific terms of these securities in supplements to this prospectus. Our common stock is traded on the New York Stock Exchange under the symbol “MTB.” We will provide information in the prospectus supplement for the trading market, if any, for any other securities we or selling securityholders may offer.

Investing in any of our securities involves certain risks. You should carefully consider the risks relating to investing in our securities and each of the other risk factors described under the heading “Risk Factors“ on page 6 of this prospectus and in the applicable prospectus supplement and in the documents incorporated herein by reference before buying any of our securities.

M&T Securities, Inc. is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the securities referred to above. Accordingly, the participation of such entity in the offerings of such securities will conform to the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121.

These securities are not savings accounts, deposits or other obligations of any bank and are not guaranteed by Manufacturers and Traders Trust Company, Wilmington Trust, National Association or any other bank. These securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 22, 2026.

You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized any person to provide you with additional or different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement (the “Registration Statement”) that we filed with the Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. The prospectus does not contain all information included in the Registration Statement as permitted by the rules and regulations of the SEC. You may review a copy of the Registration Statement through the SEC’s internet site, as described below. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and may offer and sell any combination of these securities in one or more offerings. Each time we offer and sell securities, we will provide a prospectus supplement that will contain information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of the securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should carefully read this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under the heading “Where You Can Find More Information.” This prospectus and any prospectus supplement or pricing supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described therein, or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

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ABOUT M&T BANK CORPORATION

M&T Bank Corporation is a New York business corporation, which is registered as a financial holding company under the Bank Holding Company Act of 1956, as amended, and as a bank holding company under Article III-A of the New York Banking Law. The principal executive offices of M&T are located at One M&T Plaza, Buffalo, New York 14203. The telephone number for M&T is (716) 635-4000. At June 30, 2026, M&T had two wholly owned bank subsidiaries: Manufacturers and Traders Trust Company and Wilmington Trust, National Association. The banks collectively offer a wide range of retail and commercial banking, wealth management, trust and institutional services to their customers.

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FORWARD-LOOKING STATEMENTS

This prospectus and other publicly available documents, including the documents incorporated herein by reference, may include and our representatives may from time to time make projections and statements which may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the SEC. Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T’s business, and management’s beliefs and assumptions.

Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T’s business, financial condition, liquidity and results of operations may constitute forward-looking statements. Such statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T’s control. Any statement that does not describe historical or current facts is a forward-looking statement. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” or “may,” or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”), which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include risks, predictions and uncertainties relating to:

•	economic conditions and growth rates, including inflation and market volatility;

•	events, developments and current conditions in the financial services industry, including trust, brokerage and investment management businesses;

•	changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity;

•	prepayment speeds, loan originations, loan concentrations by type and industry, credit losses and market values on loans, collateral securing loans and other assets;

•	sources of liquidity;

•	levels of client deposits;

•	ability to contain costs and expenses;

•	changes in M&T’s credit ratings;

•	domestic or international political developments and other geopolitical events, including trade and tariff policies and international conflicts and hostilities;

•	changes and trends in the securities markets;

•	common shares outstanding and common stock price volatility;

•	fair value of and number of stock-based compensation awards to be issued in future periods;

•	the impact of changes in market values on trust-, brokerage-, and investment management-related revenues;

•	federal, state or local legislation and/or regulations affecting the financial services industry, or M&T and its subsidiaries individually or collectively, including tax policy;

•	regulatory supervision and oversight, including monetary policy and capital requirements;

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•	governmental and public policy changes;

•	political conditions, either nationally or in the states in which M&T and its subsidiaries do business;

•	the initiation and outcome of potential, pending and future litigation, investigations and governmental proceedings, including tax-related examinations and other matters;

•	operational risk events, including loss resulting from fraud by employees or persons outside M&T and breaches in data and cybersecurity;

•	changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation;

•	increasing price, product and service competition by competitors, including new entrants;

•	technological developments and changes;

•	the ability to continue to introduce competitive new products and services on a timely, cost-effective basis;

•	the mix of products and services;

•	protection and validity of intellectual property rights;

•	reliance on large customers;

•	technological, implementation and cost/financial risks in large, multi-year contracts;

•	continued availability of financing;

•	financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and

•

material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, and other Future Factors.

M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year ended December 31, 2025, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date made, and M&T does not assume any duty and does not undertake to update forward-looking statements.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is https://www.sec.gov.

We also maintain a website where you can obtain information about us and Manufacturers and Traders Trust Company. Our website includes our annual, quarterly and current reports, together with any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is https://www.mtb.com. The information contained on our website is not part of this prospectus.

In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be reviewed with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. Certain of the information incorporated by reference herein has not been audited by an independent registered public accounting firm.

We incorporate by reference the documents listed below and any documents we file with the SEC subsequent to the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (other than those documents or portions of those documents that may be “furnished” and not filed with the SEC) until our offerings are completed:

•	Annual Report on Form 10-K for the year ended December 31, 2025;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2026;

•	Current Reports on Form 8-K filed on March 30, 2026, April 20, 2026, April 23, 2026, June 16, 2026, and July 21, 2026;

•	Definitive Proxy Statement on Schedule 14A for the 2026 Annual Meeting of Shareholders held on April 21, 2026, filed on March 10, 2026; and

•

The description of M&T’s common stock and preferred stock contained in the Registration Statement on Form 8-A, filed on May 20, 1998, under Section  12(b) of the Securities Exchange Act of 1934, as amended, as updated by Exhibit 4.2 to the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on February 18, 2026, including any subsequent amendment or report filed for the purpose of updating such description, and as updated by the Registration Statement on Form 8-A, filed on July 21, 2026.

You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address and telephone number:

M&T Bank Corporation

One M&T Plaza

Buffalo, New York 14203

Attention: Investor Relations

Telephone Number: (716) 842-5138

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RISK FACTORS

Investing in our securities involves certain risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered by us under this prospectus in the manner and for the purpose as set forth in the applicable prospectus supplement. Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

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VALIDITY OF SECURITIES

The validity of the securities will be passed upon for us by Squire Patton Boggs (US) LLP or by counsel identified in the applicable prospectus supplement, and for any underwriters or agents by counsel selected by such underwriters or agents identified in the applicable prospectus supplement or, if necessary, the applicable pricing supplement.

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EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of M&T Bank Corporation for the year ended December 31, 2025 have been so incorporated in reliance on the report (which included a paragraph describing a change in the manner of accounting for Cash and Cash Equivalents in the 2025 financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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Senior Medium-Term Notes, Series C

Subordinated Medium-Term Notes, Series D

Due Nine Months or More from Date of Issue

PROSPECTUS SUPPLEMENT

Arranger

RBC Capital Markets

Other Agents

Academy Securities

AmeriVet Securities

Barclays

Blaylock Van, LLC

BofA Securities

Citigroup

Deutsche Bank Securities

Drexel Hamilton

Goldman Sachs & Co. LLC

HSBC

Jefferies

J.P. Morgan

Keefe, Bruyette & Woods

     A Stifel Company

Loop Capital Markets

Morgan Stanley

M&T Securities

Piper Sandler

R. Seelaus & Co., LLC

Ramirez & Co., Inc.

Raymond James

Siebert Williams Shank

TD Securities

UBS Investment Bank

Wells Fargo Securities

September 22, 2026